     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 13, 1999



                                                      REGISTRATION NO. 333-80815

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            AMB PROPERTY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    MARYLAND                                        94-3281941
        (STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
         INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NUMBER)

                             505 MONTGOMERY STREET
                        SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 394-9000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 DAVID S. FRIES
      CHIEF ADMINISTRATIVE OFFICER, MANAGING DIRECTOR AND GENERAL COUNSEL
                            AMB PROPERTY CORPORATION
                             505 MONTGOMERY STREET
                        SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 394-9000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

                             JEFFREY T. PERO, ESQ.
                             LAURA L. GABRIEL, ESQ.
                                LATHAM & WATKINS
                       505 MONTGOMERY STREET, SUITE 1900
                        SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 391-0600

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

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

The information in this prospectus is not complete and may be changed. The selling stockholders may not resell these securities until the registration statement filed with the securities and exchange commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                   SUBJECT TO COMPLETION, DATED JULY 13, 1999


PROSPECTUS

                            AMB PROPERTY CORPORATION

                         93,180 SHARES OF COMMON STOCK
                           $0.01 PAR VALUE PER SHARE
                           -------------------------

     If holders of up to 93,180 common limited partnership units in AMB Property, L.P. tender their units for cash redemption, we may instead elect to exchange the tendered units on a one-for-one basis for shares of our common stock, subject to adjustment. This prospectus relates to the possible issuance of up to 93,180 shares of common stock that we may issue from time to time to the selling stockholders named in this prospectus upon exchange of their limited partnership units and also relates to the possible offer and sale of those shares from time to time by the selling stockholders. We are registering the shares of common stock to provide the holders with freely tradeable securities, but this registration does not necessarily mean that we will issue any of these shares to the selling stockholders or that the selling stockholders will offer or sell the shares.

     We are filing the registration statement of which this prospectus is a part pursuant to contractual obligations. We will not receive any proceeds from any issuance of the shares of common stock to the selling stockholders or from any sale of the shares by the selling stockholders but we have agreed to pay certain registration expenses. We will acquire limited partnership units in AMB Property, L.P. in exchange for any shares that we may issue to limited partnership unit holders pursuant to this prospectus.

     To facilitate maintenance of our qualification as a real estate investment trust for federal income tax purposes, subject to certain exceptions, we prohibit the ownership, actually or constructively, by any single person of more than 9.8% of the issued and outstanding shares of our common stock and more than 9.8% of the issued and outstanding shares of our Series A Preferred Stock. We will also prohibit, subject to certain exceptions, the ownership, actually or constructively, of any shares of our Series B Preferred Stock, any shares of our Series C Preferred Stock and any shares of our Series D Preferred Stock by any single person so that no such person, taking into account all of our stock so owned by such person, may own in excess of 9.8% of our issued and outstanding capital stock.


     Our common stock is listed on the New York Stock Exchange under the symbol "AMB." On July 12, 1999, the last reported sales price of our common stock on the New York Stock Exchange was $23.00 per share.


     INVESTING IN OUR COMMON STOCK INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

                           -------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


              The date of this Prospectus is                , 1999

     Neither AMB Property Corporation nor the selling stockholders have authorized any person to give any information or to make any representation not contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus as if we had authorized it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates and this prospectus is not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. You should not assume that the information contained in this prospectus is correct on any date after the date of this prospectus, even though this prospectus is delivered or shares are sold pursuant to this prospectus on a later date.
                           -------------------------

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Where You Can Find More Information.........................    1
Incorporation of Certain Documents by Reference.............    1
Forward-Looking Statements..................................    2
Risk Factors................................................    4
The Company.................................................   25
Description of Capital Stock................................   27
Description of Certain Provisions of the Partnership
  Agreement of the Operating Partnership....................   45
Redemption/Exchange of Common Limited Partnership Units for
  Common Stock..............................................   58
Certain Provisions of Maryland Law and of AMB's Charter and
  Bylaws....................................................   66
Certain Federal Income Tax Considerations...................   70
ERISA Considerations........................................   87
Selling Stockholders........................................   90
Plan of Distribution........................................   91
Legal Matters...............................................   92
Experts.....................................................   92


     AMB and its logo are registered service marks of AMB Property Corporation. Strategic Alliance Programs(TM), Development Alliance Program(TM), UPREIT Alliance Program(TM), Institutional Alliance Program(TM), Customer Alliance Program(TM) and Management Alliance Program(TM) are registered trademarks of AMB Property Corporation.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the SEC at the SEC's public reference rooms at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC (http://www.sec.gov). You can inspect reports and other information we file at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed a registration statement of which this prospectus is a part and related exhibits with the SEC under the Securities Act of 1933. The registration statement contains additional information about us. You may inspect the registration statement and exhibits without charge at the office of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies from the SEC at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents we filed with the SEC:

     - Annual Report on Form 10-K for the year ended December 31, 1998;

     - Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999;

     - the reports, financial statements and pro forma financial statements for the Amberjack Portfolio, the Willow Lake Portfolio, the Willow Park Portfolio, National Distribution Portfolio and the Mahwah Portfolio from our Form 8-K filed on December 2, 1998;

     - Current Report on Form 8-K filed on January 7, 1999;

     - Current Report on Form 8-K filed on April 8, 1999;

     - Amendment No. 1 to Current Report on Form 8-K/A filed on June 9, 1999;

     - Current Report on Form 8-K filed on June 15, 1999;


     - Current Report on Form 8-K filed on July 1, 1999;


     - the reports and financial statements for the AMB Contributed Properties, the Boston Industrial Portfolio, the Jamesburg Property, Orlando Central Park, Totem Lake Malls, Dallas Warehouse Portfolio (Garland Industrial Portfolio), Twin Cities Office/Showroom Portfolio (Minnetonka Industrial Portfolio), Crysen Corridor Warehouse, Cabot Industrial Portfolio, Cabot Business Park, Manhattan Village Shopping Center, Weslayan Plaza and Silicon Valley R&D Portfolio and the pro forma financial statements from our Registration Statement on Form S-11 (No. 333-58107);

     - the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on October 28, 1997; and

     - all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the offering.

     To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), call or write AMB Property Corporation, 505 Montgomery Street, San Francisco, CA, Attention: Secretary (415/394-9000).

     Unless we indicate otherwise or unless the context requires otherwise, all references in this prospectus to "AMB" mean AMB Property Corporation and all references to the "operating partnership" mean AMB Property, L.P. Unless we indicate otherwise or unless the context requires otherwise, all references in this prospectus to "we," "us," or "our" mean AMB and its subsidiaries, including the operating partnership and its subsidiaries and, with respect to the period prior to AMB's initial public offering, AMB's predecessor, AMB Institutional Realty Advisors, Inc., and certain real estate investment funds, trusts, corporations and partnerships that prior to AMB's initial public offering owned properties that they contributed to the operating partnership. When we refer to AMB's "charter" we mean AMB's articles of incorporation, as amended and supplemented from time to time.

                           FORWARD-LOOKING STATEMENTS

     Some of the information included and incorporated by reference in this prospectus contains forward-looking statements, such as those pertaining to our (including certain of our subsidiaries') capital resources, portfolio performance and results of operations. Likewise, the pro forma financial statements and other pro forma information incorporated by reference in this prospectus also contain forward-looking statements. In addition, all statements regarding anticipated growth in our funds from operations and anticipated market conditions, demographics and results of operations are forward-looking statements. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants, increased interest rates and operating costs, our failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, our failure to dispose of properties we have contracted to sell or to timely reinvest proceeds from any such dispositions, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), AMB's failure to qualify and maintain its status as a real estate investment trust under the Internal Revenue Code, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in real estate and zoning laws and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed below under "Risk Factors." We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this prospectus or the dates indicated in the statements.

                                  RISK FACTORS

     Before you invest in AMB's common stock, you should be aware that purchasing or owning AMB's common stock involves various risks, including those described below. You should consider carefully these risk factors together with all of the other information included in this prospectus before you decide to purchase shares of AMB's common stock.

THE EXCHANGE OF COMMON LIMITED PARTNERSHIP UNITS FOR COMMON STOCK IS A TAXABLE TRANSACTION

     The exchange of the common limited partnership units held by a limited partner of the operating partnership for shares of AMB's common stock will be treated for tax purposes as a sale of the common limited partnership units by the limited partner. A limited partner will recognize gain or loss for income tax purposes in an amount equal to the difference between the "amount realized" by the limited partner in the exchange and the limited partner's adjusted tax basis in the common limited partnership units exchanged. Generally, the amount realized by a limited partner on an exchange will be the fair market value of the exchanged shares received in the exchange plus the amount of the operating partnership's liabilities allocable to the common limited partnership units being exchanged. The recognition of any loss resulting from an exchange of common limited partnership units for shares of common stock is subject to a number of limitations set forth in the Internal Revenue Code. It is possible that the amount of gain recognized or even the tax liability resulting from the gain could exceed the value of the shares of common stock received upon the exchange. In addition, the ability of a limited partner to sell a substantial number of shares of common stock in order to raise cash to pay tax liabilities associated with the exchange of limited partnership units may be restricted and, as a result of stock price fluctuations, the price the holder receives for the shares of common stock may not equal the value of the limited partnership units at the time of exchange.

AN INVESTMENT IN COMMON STOCK IS DIFFERENT FROM AN INVESTMENT IN LIMITED PARTNERSHIP UNITS

     If a limited partner exchanges his or her common limited partnership units for shares of common stock, he or she will become one of AMB's stockholders rather than a limited partner in the operating partnership. Although the nature of an investment in AMB's common stock is similar to an investment in limited partnership units, there are also differences between ownership of limited partnership units and ownership of AMB's common stock. These differences include:

     - form of organization;

     - permitted investments;

     - policies and restrictions;

     - management structure;

     - compensation and fees;

     - investor rights; and

     - federal income taxation.

     See "Redemption/Exchange of Common Limited Partnership Units for Common Stock -- Comparison of Ownership of Common Limited Partnership Units and Common Stock."

GENERAL REAL ESTATE RISKS

THERE ARE FACTORS OUTSIDE OF OUR CONTROL THAT AFFECT THE PERFORMANCE AND VALUE OF OUR PROPERTIES

     Real property investments are subject to varying degrees of risk. The yields available from equity investments in real estate depend on the amount of income earned and capital appreciation generated by the related properties as well as the expenses incurred in connection with the properties. If our properties do not generate income sufficient to meet operating expenses, including debt service and capital expenditures, AMB's ability to pay distributions to holders of its common stock could be adversely affected. Income from, and the value of, our properties may be adversely affected by the general economic climate, local conditions such as oversupply of industrial or retail space or a reduction in demand for industrial or retail space, the attractiveness of our properties to potential tenants, competition from other properties, our ability to provide adequate maintenance and insurance and an increase in operating costs. In addition, revenues from properties and real estate values are also affected by factors such as the cost of compliance with regulations, the potential for liability under applicable laws (including changes in tax laws), interest rate levels and the availability of financing. Our income would be adversely affected if a significant number of tenants were unable to pay rent or if we were unable to rent our industrial or retail space on favorable terms. Certain significant expenditures associated with an investment in real estate (such as mortgage payments, real estate taxes and maintenance costs) generally do not decline when circumstances cause a reduction in income from the property.

WE MAY BE UNABLE TO RENEW LEASES OR RELET SPACE AS LEASES EXPIRE

     We are subject to the risks that leases may not be renewed, space may not be relet, or the terms of renewal or reletting (including the cost of required renovations) may be less favorable than current lease terms. Leases on a total of approximately 28.4% of the leased square footage of our properties as of March 31, 1999 will expire on or prior to December 31, 2000, with leases on 10.7% of the leased square footage of our properties as of March 31, 1999 expiring during the nine months ending December 31, 1999. In addition, numerous properties compete with our properties in attracting tenants to lease space, particularly with respect to retail centers. The number of competitive commercial properties in a particular area could have a material adverse effect on our ability to lease space in our properties and on the rents that we are able to charge. Our financial condition, results of operations, cash flow and AMB's ability to pay distributions on, and the market price of, its common stock could be adversely affected if we are unable to promptly relet or renew the leases for all or a substantial portion of expiring leases, if the rental rates upon renewal or reletting is significantly lower than expected, or if our reserves for these purposes prove inadequate.

REAL ESTATE INVESTMENTS ARE ILLIQUID

     Because real estate investments are relatively illiquid, our ability to vary our portfolio promptly in response to economic or other conditions is limited. The limitations in the Internal Revenue Code and related regulations on a real estate investment trust holding property for sale may affect our ability to sell properties without adversely affecting distributions to AMB's stockholders. The relative illiquidity of our holdings, Internal Revenue Code prohibitions and related regulations could impede our ability to respond to adverse changes in the performance of our investments and could adversely affect our financial condition, results of operations and cash flow and AMB's ability to pay distributions on, and the market price of, its common stock.

A SIGNIFICANT NUMBER OF OUR PROPERTIES ARE LOCATED IN CALIFORNIA


     Our properties located in California as of March 31, 1999 represented approximately 21.3% of the aggregate square footage of our properties as of March 31, 1999 and approximately 28.5% of our annualized base rent. Annualized base rent means the monthly contractual amount under existing leases at March 31, 1999, multiplied by 12. This amount excludes expense reimbursements and rental abatements. Our revenue from, and the value of, our properties located in California may be affected by a number of factors, including local real estate conditions (such as oversupply of or reduced demand for commercial properties) and the local economic climate. Business layoffs, downsizing, industry slowdowns, changing demographics and other factors may adversely impact the local economic climate. A downturn in either the California economy or in California real estate conditions could adversely affect our financial condition, results of operations and cash flow and AMB's ability to pay distributions on, and the market price of, its common stock. Certain of our properties are also subject to possible loss from seismic activity. On June 15, 1999, we sold five of our properties located in California to BPP Retail. In the event that the remaining transactions with BPP Retail, LLC (as discussed below under "The Company -- Recent Developments -- BPP Retail and Burnham Pacific Transactions") are fully consummated, we will dispose of all but three of our retail centers located in California and, thereafter, 20.9% of our properties based on aggregate square footage and 28.3% of our properties based on annualized base rent will be located in California.


OUR PROPERTIES ARE CURRENTLY CONCENTRATED IN THE INDUSTRIAL AND RETAIL SECTORS


     Our properties are currently concentrated predominantly in the industrial and retail commercial real estate sectors. However, in the event that the disposition of retail properties to BPP Retail (as discussed below under "The Company -- Recent Developments -- BPP Retail and Burnham Pacific Transactions") are fully consummated, our properties will be concentrated predominately in the industrial real estate sector. Our concentration in certain property types may expose us to the risk of economic downturns in these sectors to a greater extent than if our portfolio also included other property types. In the event that the sale of the retail properties referred to above are consummated, our exposure to the risk of economic downturns in the industrial real estate sector will be greater. As a result of such concentration, economic downturns in these sectors could have an adverse effect on our financial condition, results of operations and cash flow and AMB's ability to pay distributions on, and the market price of, its common stock.


SOME POTENTIAL LOSSES ARE NOT COVERED BY INSURANCE

     We carry comprehensive liability, fire, extended coverage and rental loss insurance covering all of our properties, with policy specifications and insured limits which we believe are adequate and appropriate under the circumstances given relative risk of loss, the cost of such coverage and industry practice. There are, however, certain losses that are not generally insured because it is not economically feasible to insure against them, including losses due to riots or acts of war. Certain losses such as losses due to floods or seismic activity may be insured subject to certain limitations including large deductibles or co-payments and policy limits. If an uninsured loss or a loss in excess of insured limits occurs with respect to one or more of our properties, we could lose the capital we invested in the properties, as well as the anticipated future revenue from the properties and, in the case of debt which is with recourse to us, we would remain obligated for any mortgage debt or other financial obligations related to the properties. Moreover, as the general partner of the operating partnership, AMB will generally be liable for all of the operating partnership's unsatisfied obligations other than non-recourse obligations. Any such liability could adversely affect our financial condition, results of operations and cash flow and AMB's ability to pay distributions on, and the market price of, its common stock.


     A number of our properties are located in areas that are known to be subject to earthquake activity, including California where, as of March 31, 1999, 154 industrial buildings aggregating 12.2 million rentable square feet (representing 18.4% of our properties based on aggregate square footage and 20.6% based on annualized base rent) and 11 retail centers aggregating 1.9 million rentable square feet (representing 2.9% of our properties based on aggregate square footage and 7.8% based on annualized base rent) are located. In the event that all of the transactions with BPP Retail (as discussed below under "The Company -- Recent Developments -- BPP Retail and Burnham Pacific Transactions") are fully consummated, we will dispose of all but three of our retail centers located in California and, thereafter, 20.9% of our properties based on aggregate square footage and 28.3% of our properties based on annualized base rent will be located in California. We carry replacement cost earthquake insurance on all of our properties located in areas historically subject to seismic activity, subject to coverage limitations and deductibles which we believe are commercially reasonable. This insurance coverage also applies to the properties managed by AMB Investment Management, Inc., with a single aggregate policy limit and deductible applicable to those properties and our properties. The operating partnership owns 100% of the non-voting preferred stock of AMB Investment Management, Inc. See "-- AMB Investment Management, Inc. and Headlands Realty Corporation." Through an annual analysis prepared by outside consultants, we evaluate our earthquake insurance coverage in light of current industry practice and determine the appropriate amount of earthquake insurance to carry. We may incur material losses in excess of insurance proceeds and we may not be able to continue to obtain insurance at commercially reasonable rates.


WE ARE SUBJECT TO RISKS AND LIABILITIES IN CONNECTION WITH PROPERTIES OWNED THROUGH JOINT VENTURES, LIMITED LIABILITY COMPANIES AND PARTNERSHIPS


     As of March 31, 1999, we had ownership interests in 18 joint ventures, limited liability companies or partnerships with third parties, as well as an interest in one unconsolidated entity. As of March 31, 1999, we owned 21 of our properties through these entities. We may make additional investments through these ventures in the future and presently plan to do so with clients of AMB Investment Management, Inc. and certain Development Alliance Partners, who share certain approval rights over major decisions. Partnership, limited liability company or joint venture investments may involve risks such as the following:


     - our partners, co-members or joint venturers might become bankrupt (in which event we and any other remaining general partners, members or joint venturers would generally remain liable for the liabilities of the partnership, limited liability company or joint venture);

     - our partners, co-members or joint venturers might at any time have economic or other business interests or goals which are inconsistent with our business interests or goals;

     - our partners, co-members or joint venturers may be in a position to take action contrary to our instructions, requests, policies or objectives, including our policy with respect to maintaining AMB's qualification as a real estate investment trust; and

     - agreements governing joint ventures, limited liability companies and partnerships often contain restrictions on the transfer of a joint venturer's, member's or partner's interest or "buy-sell" or other provisions which may result in a purchase or sale of the interest at a disadvantageous time or on disadvantageous terms.

     We will, however, generally seek to maintain sufficient control of our partnerships, limited liability companies and joint ventures to permit us to achieve our business objectives. Our organizational documents do not limit the amount of available funds that we may invest in partnerships, limited liability companies or joint ventures. The occurrence of one or more of the events described above could have an adverse effect on our financial condition, results of operations and cash flow and AMB's ability to pay distributions on, and the market price of, its common stock.

WE MAY BE UNABLE TO CONSUMMATE ACQUISITIONS ON ADVANTAGEOUS TERMS


     We intend to continue to acquire industrial and, to a lesser extent, certain value-added retail properties. Acquisitions of industrial and retail properties entail risks that investments will fail to perform in accordance with expectations. Estimates of the costs of improvements necessary for us to bring an acquired property up to market standards may prove inaccurate. In addition, there are general investment risks associated with any new real estate investment. Further, we anticipate significant competition for attractive investment opportunities from other major real estate investors with significant capital including both publicly traded real estate investment trusts and private institutional investment funds. We expect that future acquisitions will be financed through a combination of borrowings under our credit facility, proceeds from equity or debt offerings by AMB or the operating partnership (including issuances of limited partnership units), and proceeds from the transactions pending with BPP Retail (as discussed below under "The Company -- Recent Developments -- BPP Retail and Burnham Pacific Transactions"), which could have an adverse effect on our cash flow. We may not be able to acquire additional properties. Our inability to finance any future acquisitions on favorable terms or the failure of acquisitions to conform with our expectations or investment criteria, or our failure to timely reinvest the proceeds from the transactions with BPP Retail could adversely affect our financial condition, results of operations and cash flow and AMB's ability to pay distributions on, and the market price of, its common stock.


WE MAY BE UNABLE TO COMPLETE RENOVATION AND DEVELOPMENT ON ADVANTAGEOUS TERMS

     The real estate development business, including the renovation and rehabilitation of existing properties, involves significant risks. These risks include the following:

     - we may not be able to obtain financing on favorable terms for development projects and we may not complete construction on schedule or within budget, resulting in increased debt service expense and construction costs and delays in leasing such properties and generating cash flow;

     - we may not be able to obtain, or we may experience delays in obtaining, all necessary zoning, land-use, building, occupancy and other required governmental permits and authorizations;
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

     - new or renovated properties may perform below anticipated levels, producing cash flow below budgeted amounts;

     - substantial renovation as well as new development activities, regardless of whether or not they are ultimately successful, typically require a substantial portion of management's time and attention which could divert management's time from our day-to-day operations; and

     - activities that we finance through construction loans involve the risk that, upon completion of construction, we may not be able to obtain permanent financing or we may not be able to obtain permanent financing on advantageous terms.

     These risks could have an adverse effect on our financial condition, results of operations and cash flow and AMB's ability to pay distributions on, and the market price of, its common stock.

WE COULD INCUR MORE DEBT

     We operate with a policy of incurring debt, either directly or through our subsidiaries, only if upon such incurrence our debt-to-total market capitalization ratio would be approximately 45% or less. The aggregate amount of indebtedness that we may incur under our policy varies directly with the valuation of AMB's capital stock and the number of shares of capital stock outstanding. Accordingly, we would be able to incur additional indebtedness under our policy as a result of increases in the market price per share of AMB's common stock or other outstanding classes of capital stock, and future issuance of shares of AMB's capital stock. In spite of this policy, our organizational documents do not contain any limitation on the amount of indebtedness that we may incur. Accordingly, AMB's board of directors could alter or eliminate this policy and would do so, for example, if it were necessary for AMB to continue to qualify as a real estate investment trust. If we change this policy, we could become more highly leveraged, resulting in an increase in debt service that could adversely affect our financial condition, results of operations and cash flow and AMB's ability to pay distributions on, and the market price of, its common stock.

DEBT FINANCING

SCHEDULED DEBT PAYMENTS COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION

     We are subject to risks normally associated with debt financing, including the risks that cash flow will be insufficient to make distributions to AMB's stockholders, that we will be unable to refinance existing indebtedness on our properties (which in all cases will not have been fully amortized at maturity) and that the terms of refinancing will not be as favorable as the terms of existing indebtedness.

     As of May 31, 1999, we had total debt outstanding of approximately $1.6 billion including:

     - approximately $753.0 million of secured indebtedness (not including unamortized debt premiums) with an average maturity of seven years and a weighted average interest rate of 7.9%;

     - approximately $353.0 million outstanding under our unsecured $500 million credit facility with a maturity date of November 2000 and a weighted average interest rate of 6.53%; and

     - $400.0 million aggregate principal amount of unsecured senior debt securities with maturities in June 2008, 2015 and 2018 and a weighted average interest rate of 7.18%.


     In the event that the transactions with BPP Retail with respect to 25 of our retail properties (as discussed below under "The Company -- Recent Developments -- BPP Retail and Burnham Pacific Transactions") are fully consummated, we currently anticipate that we will repay approximately $60.9 million of secured indebtedness relating to the properties divested (including approximately $5.3 million of prepayment penalties) and make payments under our unsecured credit facility in the amount of approximately $236.9 million.


     AMB is a guarantor of the operating partnership's obligations with respect to the senior debt securities referenced above. If we are unable to refinance or extend principal payments due at maturity or pay them with proceeds of other capital transactions, we expect that our cash flow will not be sufficient in all years to pay distributions to AMB's stockholders and to repay all such maturing debt. Furthermore, if prevailing interest rates or other factors at the time of refinancing (such as the reluctance of lenders to make commercial real estate loans) result in higher interest rates upon refinancing, the interest expense relating to that refinanced indebtedness would increase. This increased interest expense would adversely affect our financial condition, results of operations and cash flow and AMB's ability to pay distributions on, and the market price of, its common stock. In addition, if we mortgage one or more of our properties to secure payment of indebtedness and we are unable to meet mortgage payments, the property could be foreclosed upon or transferred to the mortgagee with a consequent loss of income and asset value. A foreclosure on one or more of our properties could adversely affect our financial condition, results of operations and cash flow and AMB's ability to pay distributions on, and the market price of, its common stock.

RISING INTEREST RATES COULD ADVERSELY AFFECT OUR CASH FLOW

     As of May 31, 1999, we had $353.0 million outstanding under our credit facility. In addition, we may incur other variable rate indebtedness in the future. Increases in interest rates on this indebtedness could increase our interest expense, which would adversely affect our financial condition, results of operations and cash flow and AMB's ability to pay distributions on, and the market price of, its common stock. Accordingly, we may in the future engage in transactions to limit our exposure to rising interest rates.

WE ARE DEPENDENT ON EXTERNAL SOURCES OF CAPITAL

     In order to qualify as a real estate investment trust under the Internal Revenue Code, AMB is required each year to distribute to its stockholders at least 95% of its real estate investment trust taxable income (determined without regard to the dividends-paid deduction and by excluding any net capital gain). See "Certain Federal Income Tax Considerations -- Taxation of AMB -- Annual Distribution Requirements." Because of this distribution requirement, we may not be able to fund all future capital needs, including capital needs in connection with acquisitions, from cash retained from operations. As a result, to fund capital needs, we rely on third-party sources of capital, which we may not be able to obtain on favorable terms or at all. Our access to third-party sources of capital depends upon a number of factors, including general market conditions and the market's perception of our growth potential and our current and potential future earnings and cash distributions and the market price of the shares of AMB's capital stock. Additional debt financing may substantially increase our leverage.

WE COULD DEFAULT ON CROSS-COLLATERALIZED AND CROSS-DEFAULTED DEBT


     As of March 31, 1999, we had 19 non-recourse secured loans which are cross-collateralized by five pools consisting of 22 properties. As of March 31, 1999, we had $248.1 million (not including unamortized debt premium) outstanding on these loans. In the event that all of the transactions with BPP Retail (as discussed under "The Company -- Recent Developments -- BPP Retail and Burnham Pacific Transactions") are fully consummated, we currently anticipate the repayment of six loans aggregating approximately $55.5 million, which are secured by seven properties. If we default on any of these loans, we will be required to repay the aggregate of all indebtedness, together with applicable prepayment charges, to avoid foreclosure on all the cross-collateralized properties within the applicable pool. Foreclosure on our properties, or our inability to refinance our loans on favorable terms, could adversely impact our financial condition, results of operations and cash flow and AMB's ability to pay distributions on, and the market price of, its common stock. In addition, our credit facilities and the senior debt securities of the operating partnership contain certain cross-default provisions which are triggered in the event that our other material indebtedness is in default. These cross-default provisions may require us to repay or restructure the credit facilities and the senior debt securities in addition to any mortgage or other debt which is in default, which could adversely affect our financial condition, results of operations and cash flow and AMB's ability to pay distributions on, and the market price of, its common stock.


CONTINGENT OR UNKNOWN LIABILITIES COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION

     Our predecessors have been in existence for varying lengths of time up to 15 years. At the time of our formation we acquired the assets of these entities subject to all of their potential existing liabilities. There may be current liabilities or future liabilities arising from prior activities that we are not aware of and therefore are not disclosed in this prospectus. We assumed these liabilities as the surviving entity in the various merger and contribution transactions that occurred at the time of our formation. Existing liabilities for indebtedness generally were taken into account in connection with the allocation of the operating partnership's limited partnership units and/or shares of AMB's common stock in the formation transactions, but no other liabilities were taken into account for these purposes. We do not have recourse against our predecessors or any of their respective stockholders or partners or against any individual account investors with respect to any unknown liabilities. Unknown liabilities might include the following:

     - liabilities for clean-up or remediation of undisclosed environmental conditions;

     - claims of tenants, vendors or other persons dealing with our predecessors prior to the formation transactions that had not been asserted prior to the formation transactions;

     - accrued but unpaid liabilities incurred in the ordinary course of business;

     - tax liabilities; and

     - claims for indemnification by the officers and directors of our predecessors and others indemnified by these entities.

     Certain tenants may claim that the formation transactions gave rise to a right to purchase the premises that they occupy. We do not believe any such claims would be material. See "-- Government Regulations -- We Could Encounter Costly Environmental Problems" below regarding the possibility of undisclosed environmental conditions potentially affecting the value of our properties. Undisclosed material liabilities in connection with the acquisition of properties, entities and interests in properties or entities could adversely affect our financial condition, results of operations and cash flow and AMB's ability to pay distributions on, and the market price of, its common stock.

FAILURE TO CONSUMMATE THE TRANSACTIONS WITH BPP RETAIL AND BURNHAM PACIFIC

     On March 9, 1999, the operating partnership signed a series of definitive agreements with BPP Retail, a co-investment entity between Burnham Pacific and the California Public Employees' Retirement System, pursuant to which, if fully consummated, BPP Retail will acquire up to 28 retail shopping centers, totaling approximately 5.1 million square feet, for an aggregate price of $663.4 million. The sale of five of the properties is subject to the consent of our joint venture partners. One of our joint venture partners who holds an interest in three of the properties has indicated that it will not consent to the sale of these properties at this time. As a result, the sale price with respect to the 25 remaining properties, totaling approximately 4.3 million square feet, is approximately $560.4 million. We intend to dispose of these three properties or our interests in the joint ventures through which we hold the properties.


     Pursuant to the agreements, BPP Retail will acquire the 25 centers in separate transactions. Under the agreements, the operating partnership has the right to extend the closing dates for a period of up to either 20 or 50 days. The operating partnership has exercised this right with respect to the first closing, which occurred on June 15, 1999. Pursuant to the first closing, BPP Retail acquired nine retail shopping centers, totaling approximately 1.4 million square feet, for an aggregate price of approximately $207.4 million. We intend to use the proceeds from the first closing to pay approximately $2.7 million in transaction expenses, to repay secured debt related to the properties of approximately $30.1 million (including prepayment penalties of approximately $3.3 million), to pay approximately $103.5 million in partial repayment of amounts outstanding under our unsecured credit facility, for potential acquisitions and for general corporate purposes. We currently expect the second and third closings to occur on or about August 4, 1999 and December 1, 1999.



     In addition, the operating partnership entered into a definitive agreement, subject to a financing condition, with Burnham Pacific, pursuant to which, if fully consummated, Burnham Pacific would acquire up to six additional retail centers, totaling approximately 1.5 million square feet, for approximately $284.4 million. On June 30, 1999, this agreement was terminated pursuant to its terms as a result of Burnham Pacific's decision not to waive the financing condition. We currently intend to dispose of these six properties, either on an individual or portfolio basis.



     Although none of the transactions has a discretionary due diligence period, all of the transactions are subject to certain customary closing conditions, which are generally applied on a property-by-property basis. Burnham Pacific has announced that it has received and is reviewing a merger proposal. We do not believe that the contractual obligations of BPP Retail with respect to the purchase of the retail centers will be affected by any resulting merger. BPP Retail has posted certain initial deposits aggregating $25 million on the transactions, approximately $3.9 million of which was refunded in connection with the three joint venture properties for which our joint venture partner's consent was not obtained. BPP Retail's liability in the event of its default under a definitive agreement is limited to its deposit. We intend to use the proceeds of approximately $353.0 million from the disposition of the remaining 16 retail centers to BPP Retail in the second and third closings to pay approximately $4.8 million in transaction expenses, to repay secured debt related to the properties divested of approximately $30.8 million (including prepayment penalties of approximately $2.0 million), to make payments under our unsecured credit facility in the amount of approximately $133.4 million, for potential acquisitions and for general corporate purposes. Although we believe that the transactions with BPP Retail are probable, they might not close as scheduled or close at all, and it is possible that the transactions may close with respect to just a portion of the properties currently subject to the agreements. In the event that one or more of the transactions fail to close, or a closing is significantly delayed, net proceeds from divestitures of properties will not be available to the same extent to fund our acquisitions and developments. Any failure or delay in any of the closings may also make us unable to repay certain of our indebtedness with the net proceeds as we currently intend and could require us to borrow additional funds or seek other forms of financing.


CONFLICTS OF INTEREST

SOME OF OUR EXECUTIVE OFFICERS ARE INVOLVED IN OTHER REAL ESTATE ACTIVITIES AND INVESTMENTS

     Some of our executive officers own interests in real estate-related businesses and investments. These interests include minority ownership of Institutional Housing Partners, a residential housing finance company, and ownership of AMB Development, Inc. and AMB Development, L.P., developers which own property that we believe is not suitable for ownership by us. AMB Development, Inc. and AMB Development, L.P. have agreed not to initiate any new development projects following AMB's initial public offering in November 1997. These entities have also agreed that they will not make any further investments in industrial or retail properties other than those currently under development at the time of AMB's initial public offering. AMB Institutional Housing Partners, AMB Development, Inc. and AMB Development, L.P. continue to use the name "AMB" pursuant to royalty-free license arrangements. The continued involvement in other real estate-related activities by some of our executive officers and directors could divert management's attention from our day-to-day operations. Most of our executive officers have entered into non-competition agreements with us pursuant to which they have agreed not to engage in any activities, directly or indirectly, in respect of commercial real estate, and not to make any investment in respect of industrial or retail real estate, other than through ownership of not more than 5% of the outstanding shares of a public company engaged in such activities or through the existing investments referred to in this prospectus. State law may limit our ability to enforce these agreements.

     We could also, in the future, subject to the unanimous approval of the disinterested members of the board of directors with respect to such transaction, acquire property from executive officers, enter into leases with executive officers, and/or engage in other related activities in which the interests pursued by the executive officers may not be in the best interests of AMB's stockholders.

CERTAIN OF OUR EXECUTIVE OFFICERS AND DIRECTORS MAY HAVE CONFLICTS OF INTEREST WITH US IN CONNECTION WITH OTHER PROPERTIES THAT THEY OWN OR CONTROL

     As of May 31, 1999, AMB Development, L.P. owns interests in 11 retail development projects in the U.S., 10 of which consist of a single free-standing Walgreens drugstore and one of which consists of a free-standing Walgreens drugstore, a ground lease to McDonald's and a 14,000 square foot retail center. In addition, Messrs. Abbey, Moghadam and Burke, each a founder and director, own less than 1% interests in two partnerships which own office buildings in various markets; these interests have negligible value. Luis A. Belmonte, an executive officer, owns less than a 10% interest, representing an estimated value of $75,000, in a limited partnership which owns an office building located in Oakland, California.

     In addition, several of our executive officers individually own:

     - less than 1% interests in the stocks of certain publicly-traded real estate investment trusts;

     - certain interests in and rights to developed and undeveloped real property located outside the United States;

     - certain passive interests, that we do not believe are material, in real estate businesses in which such persons were previously employed; and

     - certain other de minimis holdings in equity securities of real estate companies.

     Thomas W. Tusher, a member of AMB's board of directors, is a limited partner in a partnership in which Messrs. Abbey, Moghadam and Burke are general partners and which owns a 75% interest in an office building. Mr. Tusher owns a 20% interest in the partnership, valued as of May 31, 1999 at approximately $1.2 million. Messrs. Abbey, Moghadam and Burke each have an approximately 26.7% interest in the partnership, each valued as of May 31, 1999 at approximately $1.6 million.

     We believe that the properties and activities set forth above generally do not directly compete with any of our properties. However, it is possible that a property in which an executive officer or director, or an affiliate of an executive officer or director, has an interest may compete with us in the future if we were to invest in a property similar in type and in close proximity to that property. In addition, the continued involvement by our executive officers and directors in these properties could divert management's attention from our day-to-day operations. Our policy prohibits us from acquiring any properties from our executive officers or their affiliates without the approval of the disinterested members of AMB's board of directors with respect to that transaction.

AMB'S ROLE AS GENERAL PARTNER OF THE OPERATING PARTNERSHIP MAY CONFLICT WITH THE INTERESTS OF STOCKHOLDERS

     As the general partner of the operating partnership, AMB has fiduciary obligations to the operating partnership's limited partners, the discharge of which may conflict with the interests of AMB's stockholders. In addition, those persons holding limited partnership units will have the right to vote as a class on certain amendments to the partnership agreement of the operating partnership and individually to approve certain amendments that would adversely affect their rights. The limited partners may exercise these voting rights in a manner that conflicts with the interests of AMB's stockholders. In addition, under the terms of the operating partnership's partnership agreement, holders of limited partnership units will have certain approval rights with respect to certain transactions that affect all stockholders but which they may not exercise in a manner which reflects the interests of all stockholders. See "Description of Certain Provisions of the Partnership Agreement of the Operating
Partnership -- Removal of the General Partner; Transferability of AMB's Interests; Treatment of Limited Partnership Units in Significant Transactions."

AMB'S DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT STOCKHOLDERS COULD ACT IN A MANNER THAT IS NOT IN THE BEST INTEREST OF ALL STOCKHOLDERS

     As of June 7, 1999, AMB's four largest stockholders, Cohen & Steers Capital Management, Inc. (with respect to various client accounts for which Cohen & Steers Capital Management, Inc. serves as investment advisor), Ameritech Pension Trust, the City and County of San Francisco Employees' Retirement System and Southern Company Services, Inc. beneficially owned approximately 28.7% of AMB's outstanding common stock. In addition, our executive officers and directors beneficially owned approximately 5.5% of AMB's outstanding common stock as of the same date, and will have influence on our management and operation and, as stockholders, will have influence on the outcome of any matters submitted to a vote of AMB's stockholders. This influence might be exercised in a manner that is inconsistent with the interests of other stockholders. Although there is no understanding or arrangement for these directors, officers and stockholders and their affiliates to act in concert, these parties would be in a position to exercise significant influence over our affairs if they choose to do so.

WE COULD SUFFER LOSSES IF WE FAIL TO ENFORCE THE TERMS OF CERTAIN AGREEMENTS

     As holders of shares of AMB's common stock and, potentially, performance units (as described under "Description of Certain Provisions of the Partnership Agreement of the Operating Partnership -- Performance Units"), certain of AMB's directors and officers could have a conflict of interest with respect to their obligations as directors and officers to vigorously enforce the terms of certain of the agreements relating to our formation transactions. The potential failure to enforce the material terms of those agreements could result in a monetary loss to us, which loss could have a material adverse effect on our financial condition, results of operations and cash flow and AMB's ability to pay distributions on, and the market price of, its common stock.

OWNERSHIP OF COMMON STOCK

LIMITATIONS IN AMB'S CHARTER AND BYLAWS COULD PREVENT A CHANGE IN CONTROL

     Certain provisions of AMB's charter and bylaws may delay, defer or prevent a change in control or other transaction that could provide the holders of AMB's common stock with the opportunity to realize a premium over the then-prevailing market price for the common stock. To maintain AMB's qualification as a real estate investment trust for federal income tax purposes, not more than 50% in value of AMB's outstanding stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year after the first taxable year for which a real estate investment trust election is made. See "Certain Federal Income Tax Considerations -- Taxation of AMB -- Requirements for Qualification as a Real Estate Investment Trust." Furthermore, after the first taxable year for which a real estate investment trust election is made, AMB's common stock must be held by a minimum of 100 persons for at least 335 days of a 12-month taxable year (or a proportionate part of a short tax year). In addition, if AMB, or an owner of 10% or more of AMB's stock, actually or constructively owns 10% or more of one of AMB's tenants (or a tenant of any partnership in which AMB is a partner), the rent received by AMB (either directly or through any such partnership) from that tenant will not be qualifying income for purposes of the real estate investment trust gross income tests of the Internal Revenue Code. To facilitate maintenance of AMB's qualification as a real estate investment trust for federal income tax purposes, AMB will prohibit the ownership, actually or by virtue of the constructive ownership provisions of the Internal Revenue Code, by any single person of more than 9.8% (by value or number of shares, whichever is more restrictive) of the issued and outstanding shares of AMB's common stock and more than 9.8% (by value or number of shares, whichever is more restrictive) of the issued and outstanding shares of AMB's Series A Preferred Stock, and AMB will also prohibit the ownership, actually or constructively, of any shares of AMB's Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock by any single person so that no such person, taking into account all of AMB's stock so owned by such person, may own in excess of 9.8% of AMB's issued and outstanding capital stock. We refer to this limitation as the "ownership limit." Shares acquired or held in violation of the ownership limit will be transferred to a trust for the benefit of a designated charitable beneficiary. Any person who acquires shares in violation of the ownership limit will not be entitled to any distributions on the shares or be entitled to vote the shares or receive any proceeds from the subsequent sale of the shares in excess of the lesser of the price paid for the shares or the amount realized from the sale. A transfer of shares in violation of the above limits may be void under certain circumstances. See "Description of Capital Stock -- Restrictions on Ownership and Transfer of Capital Stock." The ownership limit may have the effect of delaying, deferring or preventing a change in control and, therefore, could adversely affect AMB's stockholders' ability to realize a premium over the then-prevailing market price for the shares of AMB's common stock in connection with such transaction. The board of directors has waived the ownership limit applicable to AMB's common stock with respect to Ameritech Pension Trust, allowing it to own up to 14.9% of AMB's common stock and, under some circumstances, allowing it to own up to 19.6%. However, AMB conditioned this waiver upon the receipt of undertakings and representations from Ameritech Pension Trust which AMB believed were reasonably necessary in order to conclude that the waiver would not cause AMB to fail to qualify as a real estate investment trust.

     AMB's charter authorizes AMB to issue additional shares of common stock and Series A Preferred Stock and to issue Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and one or more other series or classes of preferred stock and to establish the preferences, rights and other terms of any series or class of preferred stock that AMB issues. See "Description of Capital Stock." Although AMB's board of directors has no intention to do so at the present time, it could establish a series or class of preferred stock that could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interests of AMB's stockholders.

     AMB's charter and bylaws and Maryland law also contain other provisions that may delay, defer or prevent a transaction, including a change in control, that might involve payment of a premium price for the common stock or otherwise be in the best interests of AMB's stockholders. Those provisions include the following:

     - the provision in the charter that directors may be removed only for cause and only upon a two-thirds vote of stockholders, together with bylaw provisions authorizing the board of directors to fill vacant directorships;

     - the provision in the charter requiring a two-thirds vote of stockholders for any amendment of the charter;

     - the requirement in the bylaws that the request of the holders of 50% or more of AMB's common stock is necessary for stockholders to call a special meeting;

     - the requirement of Maryland law that stockholders may only take action by written consent with the unanimous approval of all stockholders entitled to vote on the matter in question; and

     - the requirement in the bylaws of advance notice by stockholders for the nomination of directors or proposal of business to be considered at a meeting of stockholders.

     These provisions may impede various actions by stockholders without approval of AMB's board of directors, which in turn may delay, defer or prevent a transaction involving a change of control.

WE COULD CHANGE OUR INVESTMENT AND FINANCING POLICIES WITHOUT A VOTE OF STOCKHOLDERS

     Subject to our fundamental investment policy to maintain AMB's qualification as a real estate investment trust (unless a change is approved by AMB's board of directors under certain circumstances), AMB's board of directors will determine our investment and financing policies, our growth strategy and our debt, capitalization, distribution and operating policies. Although the board of directors has no present intention to revise or amend these strategies and policies, the board of directors may do so at any time without a vote of stockholders. Accordingly, stockholders will have no control over changes in our strategies and policies (other than through the election of directors), and any such changes may not serve the interests of all stockholders and could adversely affect our financial condition or results of operations, including our ability to distribute cash to stockholders.

IF WE ISSUE ADDITIONAL SECURITIES, THE INVESTMENT OF EXISTING STOCKHOLDERS WILL BE DILUTED

     We have authority to issue shares of common stock or other equity or debt securities in exchange for property or otherwise. Similarly, we may cause the operating partnership to issue additional limited partnership units in exchange for property or otherwise. Existing stockholders will have no preemptive right to acquire any additional securities issued by us or the operating partnership and any issuance of additional equity securities could result in dilution of an existing stockholder's investment.

THE LARGE NUMBER OF SHARES AVAILABLE FOR FUTURE SALE COULD ADVERSELY AFFECT THE MARKET PRICE OF AMB'S COMMON STOCK

     We can not predict the effect, if any, that future sales of shares of AMB's common stock, or the availability of shares of AMB's common stock for future sale, will have on its market price. Sales of a substantial number of shares of AMB's common stock in the public market (or upon exchange of limited partnership units in the operating partnership) or the perception that such sales (or exchanges) might occur could adversely affect the market price of AMB's common stock.

     All shares of common stock issuable upon the redemption of limited partnership units in the operating partnership will be deemed to be "restricted securities" within the meaning of Rule 144 under the Securities Act and may not be transferred unless registered under the Securities Act or an exemption from registration is available, including any exemption from registration provided under Rule 144. In general, upon satisfaction of certain conditions, Rule 144 permits the holder to sell certain amounts of restricted securities one year following the date of acquisition of the restricted securities from us and, after two years, permits unlimited sales by persons unaffiliated with us. On November 26, 1998, 74,710,153 shares of common stock issued in our formation transactions became eligible for sale pursuant to Rule 144, subject to the volume limitations and other conditions imposed by Rule 144. Commencing generally on the first anniversary of the date of acquisition of common limited partnership units (or such other date agreed to by the operating partnership and the holders of the units), the operating partnership may redeem common limited partnership units at the request of the holders for cash (based on the fair market value of an equivalent number of shares of common stock at the time of redemption) or, at AMB's option, exchange the common limited partnership units for an equal number of shares of common stock of AMB, subject to certain antidilution adjustments. The operating partnership has issued and outstanding 4,578,942 common limited partnership units to date, including the 93,180 common limited partnership units held by the selling stockholders of which 45,578 became exchangeable for shares of common stock on June 4, 1999 and 47,602 become exchangeable for shares of common stock on June 30, 1999. As of March 31, 1999, AMB has reserved 8,792,530 shares of common stock for issuance under its Stock Option and Incentive Plan (not including shares that AMB has already issued) and, as of March 31, 1999, has granted to certain directors, officers and employees options to purchase 4,368,320 shares of common stock (not including forfeitures and 8,750 shares that AMB has issued pursuant to the exercise of options). To date, AMB has granted 148,720 restricted shares of common stock, 932 of which have been forfeited. In addition, AMB may issue additional shares of common stock and the operating partnership may issue additional limited partnership units in connection with the acquisition of properties. The registration statement of which this prospectus is a part covers the issuance of 93,180 shares of common stock upon the exchange of the common limited partnership units held by the selling stockholders and the resale of those shares. In connection with the issuance of common limited partnership units to other transferors of properties, and in connection with the issuance of any performance units, AMB has agreed to file registration statements covering the issuance of shares of common stock upon the exchange of the common limited partnership units. AMB has also filed a registration statement with respect to the shares of common stock issuable under its Stock Option and Incentive Plan. These registration statements and registration rights generally allow shares of common stock covered thereby, including shares of common stock issuable upon exchange of limited partnership units, including performance units, or the exercise of options or restricted shares of common stock, to be transferred or resold without restriction under the Securities Act. However, pursuant to the terms and conditions of the registration rights agreements that we entered into with the selling stockholders, prior to the date upon which the common limited partnership units would be eligible for resale under Rule 144(k) under the Securities Act, as such rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the SEC), each of the selling stockholders generally is limited to resales of shares of common stock issued pursuant to this prospectus to the number of shares which otherwise would be eligible for resale by that selling stockholder pursuant to Rule 144, assuming the shares were issued on the same date as the respective limited partnership units were issued. See "Plan of Distribution." AMB may also agree to provide registration rights to any other person who may become an owner of the operating partnership's limited partnership units. See "Description of Certain Provisions of the Partnership Agreement of the Operating Partnership -- Common Limited Partnership
Units -- Registration Rights."


     Future sales of the shares of common stock described above could adversely affect the market price of AMB's common stock. The existence of the operating partnership's limited partnership units, options and shares of common stock reserved for issuance upon exchange of limited partnership units, and the exercise of options and registration rights referred to above, also may adversely affect the terms upon which we are able to obtain additional capital through the sale of equity securities.

VARIOUS MARKET CONDITIONS AFFECT THE PRICE OF AMB'S COMMON STOCK

     As with other publicly-traded equity securities, the market price of AMB's common stock will depend upon various market conditions, which may change from time to time. Among the market conditions that may affect the market price of AMB's common stock are the following:

     - the extent of investor interest in us;

     - the general reputation of real estate investment trusts and the attractiveness of their equity securities in comparison to other equity securities (including securities issued by other real estate-based companies);

     - our financial performance; and

     - general stock and bond market conditions, including changes in interest rates on fixed income securities which may lead prospective purchasers of AMB's common stock to demand a higher annual yield from future distributions. Such an increase in the required yield from distributions may adversely affect the market price of AMB's common stock.

     Other factors such as governmental regulatory action and changes in tax laws could also have a significant impact on the future market price of AMB's common stock.

EARNINGS AND CASH DISTRIBUTIONS, ASSET VALUE AND MARKET INTEREST RATES AFFECT THE PRICE OF AMB'S COMMON STOCK

     The market value of the equity securities of a real estate investment trust generally is based primarily upon the market's perception of the real estate investment trust's growth potential and its current and potential future earnings and cash distributions, and is based secondarily upon the real estate market value of the underlying assets. For that reason, shares of AMB's common stock may trade at prices that are higher or lower than the net asset value per share. To the extent AMB retains operating cash flow for investment purposes, working capital reserves or other purposes, these retained funds, while increasing the value of our underlying assets, may not correspondingly increase the market price of AMB's common stock. AMB's failure to meet the market's expectation with regard to future earnings and cash distributions likely would adversely affect the market price of AMB's common stock. Another factor that may influence the price of AMB's common stock will be the distribution yield on the common stock (as a percentage of the price of the common stock) relative to market interest rates. An increase in market interest rates might lead prospective purchasers of AMB's common stock to expect a higher distribution yield, which would adversely affect the market price of the common stock. If the market price of AMB's common stock declines significantly, we might breach certain covenants with respect to debt obligations, which might adversely affect our liquidity and ability to make future acquisitions and AMB's ability to pay distributions to its stockholders.

WE COULD INVEST IN REAL ESTATE MORTGAGES

     We may invest in mortgages, and may do so as a strategy for ultimately acquiring the underlying property. In general, investments in mortgages include the risks that borrowers may not be able to make debt service payments or pay principal when due, that the value of the mortgaged property may be less than the principal amount of the mortgage note secured by the property and that interest rates payable on the mortgages may be lower than our cost of funds to acquire these mortgages. In any of these events, our funds from operations and AMB's ability to make distributions on, and the market price of, its common stock could be adversely affected. "Funds from operations" means income (loss) from operations before disposal of real estate properties, minority interests and extraordinary items plus depreciation and amortization, excluding depreciation of furniture, fixtures and equipment less funds from operations attributable to minority interests in consolidated joint ventures which are not convertible into shares of common stock.

GOVERNMENT REGULATIONS

     Many laws and governmental regulations are applicable to our properties and changes in these laws and regulations, or their interpretation by agencies and the courts, occur frequently.

COSTS OF COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT

     Under the Americans with Disabilities Act, places of public accommodation must meet certain federal requirements related to access and use by disabled persons. Compliance with the Americans with Disabilities Act might require us to remove structural barriers to handicapped access in certain public areas where such removal is "readily achievable." If we fail to comply with the Americans with Disabilities Act, we might be required to pay fines to the government or damages to private litigants. The impact of application of the Americans with Disabilities Act to our properties, including the extent and timing of required renovations, is uncertain. If we are required to make unanticipated expenditures to comply with the Americans with Disabilities Act, our cash flow and the amounts available for distributions to AMB's stockholders may be adversely affected.

WE COULD ENCOUNTER COSTLY ENVIRONMENTAL PROBLEMS

     Federal, state and local laws and regulations relating to the protection of the environment impose liability on a current or previous owner or operator of real estate for contamination resulting from the presence or discharge of hazardous or toxic substances or petroleum products at the property. A current or previous owner may be required to investigate and clean up contamination at or migrating from a site. These laws typically impose liability and clean-up responsibility without regard to whether the owner or operator knew of or caused the presence of the contaminants. Even if more than one person may have been responsible for the contamination, each person covered by the environmental laws may be held responsible for all of the clean-up costs incurred. In addition, third parties may sue the owner or operator of a site for damages based on personal injury, property damage and/or other costs, including investigation and clean-up costs, resulting from environmental contamination present at or emanating from that site.

     Environmental laws also govern the presence, maintenance and removal of asbestos. These laws require that owners or operators of buildings containing asbestos properly manage and maintain the asbestos, that they adequately inform or train those who may come into contact with asbestos and that they undertake special precautions, including removal or other abatement in the event that asbestos is disturbed during renovation or demolition of a building. These laws may impose fines and penalties on building owners or operators for failure to comply with these requirements and may allow third parties to seek recovery from owners or operators for personal injury associated with exposure to asbestos fibers. Some of our properties may contain asbestos-containing building materials.

     Some of our properties are leased or have been leased, in part, to owners and operators of dry cleaners that operate on-site dry cleaning plants, to owners and operators of gas stations or to owners or operators of other businesses that use, store or otherwise handle petroleum products or other hazardous or toxic substances. Some of these properties contain, or may have contained, underground storage tanks for the storage of petroleum products and other hazardous or toxic substances. These operations create a potential for the release of petroleum products or other hazardous or toxic substances. Some of our properties are adjacent to or near other properties that have contained or currently contain underground storage tanks used to store petroleum products or other hazardous or toxic substances. In addition, certain of our properties are on, or are adjacent to or near other properties upon which others, including former owners or tenants of the properties, have engaged or may in the future engage in activities that may release petroleum products or other hazardous or toxic substances. From time to time, we may acquire properties, or interests in properties, with known adverse environmental conditions where we believe that the environmental liabilities associated with these conditions are quantifiable and the acquisition will yield a superior risk-adjusted return. In connection with certain of the properties under contract for disposition to BPP Retail and Burnham Pacific, we have agreed to remain responsible for, and to bear the cost of, remediating or monitoring certain environmental conditions on the properties following the applicable closing dates.

     All of our properties were subject to a Phase I or similar environmental assessments by independent environmental consultants at the time of acquisition or shortly after acquisition. Phase I assessments are intended to discover and evaluate information regarding the environmental condition of the surveyed property and surrounding properties. Phase I assessments generally include an historical review, a public records review, an investigation of the surveyed site and surrounding properties, and preparation and issuance of a written report, but do not include soil sampling or subsurface investigations and typically do not include an asbestos survey. We may perform additional Phase II testing if recommended by the independent environmental consultant. Phase II testing may include the collection and laboratory analysis of soil and groundwater samples, completion of surveys for asbestos-containing building materials, and any other testing that the consultant considers prudent in order to test for the presence of hazardous materials. Some of the environmental assessments of our properties do not contain a comprehensive review of the past uses of the properties and/or the surrounding properties.

     None of the environmental assessments of our properties has revealed any environmental liability that we believe would have a material adverse effect on our financial condition or results of operations taken as a whole, and we are not aware of any such material environmental liability. Nonetheless, it is possible that the assessments do not reveal all environmental liabilities and that there are material environmental liabilities of which we are unaware or that known environmental conditions may give rise to liabilities that are materially greater than anticipated. Moreover, future laws, ordinances or regulations may impose material environmental liability and the current environmental condition of our properties may be affected by tenants, by the condition of land, by operations in the vicinity of the properties (such as releases from underground storage tanks), or by third parties unrelated to us. If the costs of compliance with environmental laws and regulations now existing or adopted in the future exceed our budgets for these items, our financial condition, results of operations and cash flow and AMB's ability to pay distributions on, and the market price of, its common stock could be adversely affected.

OUR FINANCIAL CONDITION COULD BE ADVERSELY AFFECTED IF WE FAIL TO COMPLY WITH OTHER REGULATIONS

     Our properties are also subject to various federal, state and local regulatory requirements such as state and local fire and life safety requirements. If we fail to comply with these requirements, we might incur fines by governmental authorities or be required to pay awards of damages to private litigants. We believe that our properties are currently in substantial compliance with all such regulatory requirements. However, these requirements may change or new requirements may be imposed which could require significant unanticipated expenditures by us. Any such unanticipated expenditures could have an adverse effect on our financial condition, results of operations and cash flow and AMB's ability to pay distributions on, and the market price of, its common stock.

FEDERAL INCOME TAX RISKS

AMB'S FAILURE TO QUALIFY AS A REAL ESTATE INVESTMENT TRUST WOULD HAVE SERIOUS ADVERSE CONSEQUENCES TO STOCKHOLDERS

     AMB intends to operate so as to qualify as a real estate investment trust under the Internal Revenue Code. AMB believes that it has been organized and has operated in a manner which would allow it to qualify as a real estate investment trust under the Internal Revenue Code beginning with its taxable year ended December 31, 1997. However, it is possible that AMB has been organized or has operated in a manner which would not allow it to qualify as a real estate investment trust, or that AMB's future operations could cause it to fail to qualify. Qualification as a real estate investment trust requires AMB to satisfy numerous requirements (some on an annual and quarterly basis) established under highly technical and complex Internal Revenue Code provisions for which there are only limited judicial and administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within AMB's control. For example, in order to qualify as a real estate investment trust, at least 95% of AMB's gross income in any year must be derived from qualifying sources, AMB must pay dividends to stockholders aggregating annually at least 95% of its real estate investment trust taxable income (determined without regard to the dividends paid deduction and by excluding capital gains) and AMB must satisfy specified asset tests on a quarterly basis. See "Certain Federal Income Tax Considerations -- Taxation of AMB -- Asset Tests." These provisions and the applicable treasury regulations are more complicated in our case because AMB holds its assets in partnership form. Legislation, new regulations, administrative interpretations or court decisions could significantly change the tax laws with respect to qualification as a real estate investment trust or the federal income tax consequences of such qualification. However, AMB is not aware of any pending tax legislation that would adversely affect its ability to operate as a real estate investment trust.

     If AMB fails to qualify as a real estate investment trust in any taxable year, it will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Unless AMB is entitled to relief under certain statutory provisions, it would be disqualified from treatment as a real estate investment trust for the four taxable years following the year during which it lost qualification. If AMB loses its real estate investment trust status, its net earnings available for investment or distribution to stockholders would be significantly reduced for each of the years involved. In addition, AMB would no longer be required to make distributions to stockholders. See "Certain Federal Income Tax
Considerations -- Failure to Qualify."

AMB PAYS SOME TAXES

     Even if AMB qualifies as a real estate investment trust, it will be subject to certain federal, state and local taxes on its income and property. In addition, the net taxable income, if any, from the activities conducted through AMB Investment Management, Inc. and Headlands Realty Corporation (which we discuss below under "-- AMB Investment Management, Inc. and Headlands Realty Corporation") will be subject to federal and state income tax. See "Certain Federal Income Tax Considerations -- Other Tax Consequences."

CERTAIN PROPERTY TRANSFERS MAY GENERATE PROHIBITED TRANSACTION INCOME

     From time to time, we may transfer or otherwise dispose of some of our properties. Under the Internal Revenue Code, any gain resulting from transfers of properties that are held as inventory or primarily for sale to customers in the ordinary course of business is treated as income from a prohibited transaction that is subject to a 100% penalty tax. Since we acquire properties for investment purposes, we believe that any transfer or disposal of property by us would not be deemed by the Internal Revenue Service to be a prohibited transaction with any resulting gain allocable to AMB being subject to a 100% penalty tax. However, whether property is held for investment purposes is a question of fact that depends on all the facts and circumstances surrounding the particular transaction and the Internal Revenue Service may contend that certain transfers or disposals of properties by us (including possibly some or all of the properties that are subject to the agreements with BPP Retail and Burnham Pacific) are prohibited transactions. While we believe that the Internal Revenue Service would not prevail in any such dispute, any adverse finding by the Internal Revenue Service that a transfer or disposition of property constituted a prohibited transaction would subject AMB to a 100% penalty tax on any gain allocable to AMB from the prohibited transaction. In addition, any income from a prohibited transaction may adversely affect AMB's ability to satisfy the income tests for qualifications as a real estate investment trust for federal income tax purposes.

WE ARE DEPENDENT ON OUR KEY PERSONNEL

     We depend on the efforts of AMB's executive officers. While we believe that we could find suitable replacements for these key personnel, the loss of their services or the limitation of their availability could adversely affect our financial condition, results of operations and cash flow and AMB's ability to pay distributions on, and the market price of, its common stock. We do not have employment agreements with any of our executive officers.

WE MAY BE UNABLE TO MANAGE OUR GROWTH

     Our business has grown rapidly and continues to grow through property acquisitions. If we fail to effectively manage our growth, our financial condition, results of operations and cash flow and AMB's ability to pay distributions on, and the market price of, its common stock could be adversely affected.

AMB INVESTMENT MANAGEMENT, INC. AND HEADLANDS REALTY CORPORATION

WE DO NOT CONTROL THE ACTIVITIES OF AMB INVESTMENT MANAGEMENT, INC. AND HEADLANDS REALTY CORPORATION

     The operating partnership owns 100% of the non-voting preferred stock of AMB Investment Management, Inc. and Headlands Realty Corporation (representing approxi-mately 95% of the economic interest in each entity). Certain of AMB's current and former executive officers and an officer of AMB Investment Management, Inc. own all of the outstanding voting common stock of AMB Investment Management, Inc. (representing approximately 5% of the economic interest in AMB Investment Management, Inc.). Certain of AMB's executive officers and an officer of Headlands Realty Corporation own all of the outstanding voting common stock of Headlands Realty Corporation (representing approximately 5% of the economic interest in Headlands Realty Corporation). The ownership structure of AMB Investment Management, Inc. and Headlands Realty Corporation permits us to share in the income of those corporations while allowing AMB to maintain its status as a real estate investment trust. We receive substantially all of the economic benefit of the businesses carried on by AMB Investment Management, Inc. and Headlands Realty Corporation through the operating partnership's right to receive dividends. However, we are not able to elect the directors or officers of AMB Investment Management, Inc. and Headlands Realty Corporation and, as a result, we do not have the ability to influence their operation or to require that their boards of directors declare and pay cash dividends on the non-voting stock of AMB Investment Management, Inc. and Headlands Realty Corporation held by the operating partnership. The boards of directors and management of AMB Investment Management, Inc. and Headlands Realty Corporation might implement business policies or decisions that would not have been implemented by persons controlled by us and that may be adverse to the interests of AMB's stockholders or that may adversely impact our financial condition, results of operations and cash flow and AMB's ability to pay distributions on, and the market price of, its common stock. In addition, AMB Investment Management, Inc. and Headlands Realty Corporation are subject to tax on their income, reducing their cash available for distribution to the operating partnership.

AMB INVESTMENT MANAGEMENT, INC. MAY NOT BE ABLE TO GENERATE SUFFICIENT FEES

     Fees earned by AMB Investment Management, Inc. depend on various factors affecting the ability to attract and retain investment management clients and the overall returns achieved on managed assets. These factors are beyond our control. AMB Investment Management, Inc.'s failure to attract investment management clients or achieve sufficient overall returns on managed assets could reduce its ability to make distributions on the stock owned by the operating partnership and could also limit co-investment opportunities to the operating partnership. This would limit the operating partnership's ability to generate rental revenues from such co-investments and use the co-investment program as a source to finance property acquisitions and leverage acquisition opportunities.

                                  THE COMPANY

GENERAL

     We are one of the largest publicly-traded real estate companies in the United States. As of March 31, 1999, we owned 615 industrial buildings located in 26 markets throughout the United States, and 38 retail centers located in 16 markets throughout the United States. As of March 31, 1999, our industrial buildings, principally warehouse distribution properties, encompassed approximately 58.9 million rentable square feet and, as of the same date, were 95.4% leased to over 1,900 tenants. As of March 31, 1999 our retail centers, principally grocer-anchored community shopping centers, encompassed approximately 7.1 million rentable square feet and, as of the same date, were 95.0% leased to over 900 tenants. In the event that all of the BPP Retail and Burnham Pacific transactions are fully consummated (see discussion below under "-- Recent Developments -- BPP Retail and Burnham Pacific Transactions"), we will have disposed of 34 of our retail centers. We currently expect that the substantial majority of our acquisition activities going forward will be in industrial properties. We own substantially all of our assets, and conduct substantially all of our business, through the operating partnership and its subsidiaries.

     AMB was organized in November 1997 and commenced operations upon the completion of its initial public offering on November 26, 1997. AMB operates as a self-administered and self-managed real estate company and believes that it has qualified and that it will continue to qualify as a real estate investment trust for federal income tax purposes beginning with the year ended December 31, 1997. As a self-administered and self-managed real estate investment trust, AMB's own employees perform its administrative and management functions, rather than relying on an outside manager for these services.

STRATEGIC ALLIANCE PROGRAMS

     We believe that our strategy of forming strategic alliances with local and regional real estate experts improves our operating efficiency and flexibility, strengthens customer satisfaction and retention and, most importantly, provides us with growth opportunities. Additionally, our strategic alliances with institutional investors enhance our access to private capital and our ability to finance transactions.

     Our six Strategic Alliance Programs can be grouped into two categories:

     - Operating Alliances, which allow us to form relationships with local or regional real estate experts, thereby becoming their ally rather than their competitor; and

     - Investment Alliances, which allow us to establish relationships with a variety of capital sources.

OPERATING ALLIANCES

     - MANAGEMENT ALLIANCE PROGRAM: Our strategy for our Management Alliance Program is to develop close relationships with, and outsource property management to, local property managers that we believe to be among the best in their respective markets. Our alliances with local property managers increase our flexibility, reduce our overhead expenses and improve our customer service. In addition, these alliances provide us with local market information related to tenant activity and acquisition opportunities.

     - CUSTOMER ALLIANCE PROGRAM: Through our Customer Alliance Program, we seek to build long-term working relationships with major tenants. We are committed to working with our tenants, particularly our larger tenants with multi-site requirements, to make their property searches as efficient as possible.

     - BROKER ALLIANCE PROGRAM: Through our Broker Alliance Program, we work closely with top local leasing companies in each of our markets, which brokers provide us with access to high quality tenants and local market knowledge.

INVESTMENT ALLIANCES

     - DEVELOPMENT ALLIANCE PROGRAM: Our strategy for our Development Alliance Program is to form alliances with development firms with a strong local presence and expertise.

     - UPREIT ALLIANCE PROGRAM: Through our UPREIT Alliance Program, we issue limited partnership units in the operating partnership in exchange for properties, thus providing additional growth for our portfolio.

     - INSTITUTIONAL ALLIANCE PROGRAM: Our strategy for our Institutional Alliance Program is to form alliances with institutional investors. Our alliances with institutional investors provide us with access to private capital, including during those times when the public markets are less attractive, as well as providing us with a source of incremental fee income and investment returns.

AMB INVESTMENT MANAGEMENT, INC. AND HEADLANDS REALTY CORPORATION

     AMB Investment Management, Inc. provides real estate investment management services on a fee basis to certain of its clients which did not participate in our formation transactions. We presently intend to co-invest with clients of AMB Investment Management, Inc., to the extent such clients newly commit investment capital, through partnerships, limited liability companies and joint ventures. We generally use a co-investment formula with each client whereby we will own at least a 20% interest in all ventures. Headlands Realty Corporation invests in properties and interests in entities that engage in the management, leasing and development of properties and similar activities. As of May 31, 1999, Headlands Realty Corporation had participated in three property acquisition transactions and had acquired a fifty percent (50%) interest in an entity that engages in the management, leasing and development of properties and similar activities.

RECENT DEVELOPMENTS

     Sale of Series D Preferred Units by AMB Property II, L.P. On May 5, 1999, AMB Property II completed a private placement of 1,595,337 7.75% Series D Cumulative Redeemable Preferred Units to an investor at a price of $50.00 per unit. See "Description of Capital Stock -- Preferred Stock -- Series D Preferred Stock." AMB Property II, L.P. used approximately $57.7 million of the net proceeds to purchase an unconsolidated joint venture interest from the operating partnership and used approximately $20 million of the net proceeds to make an unsecured loan to the operating partnership. The operating partnership used the funds to repay borrowings under our credit facility and for general corporate purposes. The loan bears interest at a rate of 7.0% per annum and is payable upon demand.

     BPP Retail and Burnham Pacific Transactions. On March 9, 1999, the operating partnership signed a series of definitive agreements with BPP Retail, pursuant to which, if fully consummated, BPP Retail will acquire up to 28 retail shopping centers, totaling approximately 5.1 million square feet, for an aggregate price of $663.4 million. The sale of five of the properties is subject to the consent of our joint venture partners. One of our joint venture partners who holds an interest in three of these properties has indicated that it will not consent to the sale of these properties at this time. As a result, the sale price with respect to the 25 remaining properties, totalling approximately 4.3 million square feet, is approximately $560.4 million. We intend to dispose of these three properties or our interests in the joint ventures through which we hold the properties.


     Pursuant to the agreements, BPP Retail will acquire the 25 centers in separate transactions. Under the agreements, the operating partnership has the right to extend the closing dates for a period of up to either 20 or 50 days. The operating partnership has exercised this right with respect to the first closing, which occurred on June 15, 1999. Pursuant to the first closing, BPP Retail acquired nine retail shopping centers, totaling approximately 1.4 million square feet, for an aggregate price of approximately $207.4 million. We intend to use the proceeds from the first closing to pay approximately $2.7 million in transaction expenses, to repay secured debt related to the properties of approximately $30.1 million (including prepayment penalties of approximately $3.3 million), to pay approximately $103.5 million in partial repayment of amounts outstanding under our unsecured credit facility, for potential acquisitions and for general corporate purposes. We currently expect the second and third closings to occur on or about August 4, 1999 and December 1, 1999.



     In addition, the operating partnership entered into a definitive agreement, subject to a financing condition, with Burnham Pacific, pursuant to which, if fully consummated, Burnham Pacific would acquire up to six additional retail centers, totaling approximately 1.5 million square feet, for approximately $284.4 million. On June 30, 1999, this agreement was terminated pursuant to its terms as a result of Burnham Pacific's decision not to waive the financing condition. We currently intend to dispose of the six retail properties, either on an individual or portfolio basis.



     We intend to use the proceeds of approximately $353.0 million from the disposition of the remaining 16 retail centers to BPP Retail in the second and third closings to pay approximately $4.8 million in transaction expenses, to repay secured debt related to the properties divested of approximately $30.8 million (including prepayment penalties of approximately $2.0 million), to make payments under our unsecured credit facility in the amount of approximately $133.4 million, for potential acquisitions and for general corporate purposes. In connection with these transactions, AMB has granted the California Public Employees' Retirement System an option to purchase up to 2,000,000 shares of AMB's common stock for an exercise price of $25.00 per share that the California Public Employees' Retirement System may exercise on or before March 31, 2000. AMB has registered the 2,000,000 shares of common stock issuable upon exercise of the option. Although we believe that the BPP Retail transactions are probable, they might not close as scheduled or close at all, and it is possible that the transactions may close with respect to just a portion of the properties currently subject to the agreements. See "Risk Factors -- Failure to Consummate the Transactions with BPP Retail and Burnham Pacific."


                          DESCRIPTION OF CAPITAL STOCK

     We have summarized certain terms and provisions of AMB's capital stock in this section. This summary is not complete. For more detail you should refer to the Maryland General Corporation Law and AMB's charter and bylaws, which are exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

COMMON STOCK


     AMB's charter provides that it is authorized to issue 500,000,000 shares of common stock, $.01 par value per share. As of June 21, 1999, AMB had 86,518,899 shares of common stock issued and outstanding. Each outstanding share of common stock entitles the holder to one vote on all matters presented to stockholders generally for a vote, including the election of directors. Except as otherwise required by law and except as provided in any resolution adopted by the board of directors establishing any other class or series of stock, the holders of common stock possess the exclusive voting power, subject to the provisions of the charter regarding the ownership of shares of common stock in excess of the ownership limit or any other limit specified in the charter, or otherwise permitted by the board of directors. Holders of shares of common stock do not have any conversion, exchange, sinking fund, redemption or appraisal rights or any preemptive rights to subscribe for any of our securities or cumulative voting rights in the election of directors. All shares of AMB's common stock that are issued and outstanding are duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares or series or classes of stock, including the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock (see "-- Preferred Stock"), and to the provisions of AMB's charter regarding ownership of shares of common stock in excess of the ownership limit, or such other limit specified in the charter or as otherwise permitted by the board of directors, AMB may pay distributions to the holders of shares of common stock if and when authorized and declared by the board of directors out of funds legally available for distribution. AMB intends to continue to make quarterly distributions on outstanding shares of common stock.


     Under the Maryland General Corporation Law, stockholders are generally not liable for our debts or obligations. If AMB liquidates, subject to the right of any holders of preferred stock, including the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock (see "-- Preferred Stock") to receive preferential distributions, each outstanding share of common stock will be entitled to participate pro rata in the assets remaining after payment of, or adequate provision for, all of AMB's known debts and liabilities, including debts and liabilities arising out of AMB's status as general partner of the operating partnership.

     Subject to the provisions of AMB's charter regarding the ownership of shares of common stock in excess of the ownership limit, or such other limit specified in the charter, or as otherwise permitted by the board of directors as described below, all shares of common stock have equal distribution, liquidation and voting rights, and have no preference or exchange rights.

     Under the Maryland General Corporation Law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Under the Maryland General Corporation Law, the term "substantially all of the company's assets" is not defined and is, therefore, subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular transaction. AMB's charter does not provide for a lesser percentage in any of the above situations.

     AMB's charter authorizes the board of directors to reclassify any unissued shares of common stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations and restrictions on ownership, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series.

PREFERRED STOCK

     AMB's charter provides that it is authorized to issue 100,000,000 shares of preferred stock, $.01 par value per share, of which 4,600,000 shares are of a separate class designated as 8 1/2% Series A Cumulative Redeemable Preferred Stock, 1,300,000 shares are of a separate class designated as 8 5/8% Series B Cumulative Redeemable Preferred Stock, 2,200,000 shares are of a separate class designated as 8.75% Series C Cumulative Redeemable Preferred Stock, and 1,595,337 shares are of a separate class designated as 7.75% Cumulative Redeemable Series D Preferred Stock. The Series B Preferred Stock is issuable in exchange, on a one for one basis, subject to adjustment, for the Series B Preferred Units in the operating partnership. The Series C Preferred Stock is issuable in exchange, on a one for one basis, subject to adjustment, for the Series C Preferred Units in AMB Property II. The Series D Preferred Stock is issuable in exchange, on a one for one basis, subject to adjustment, for the Series D Preferred Units in AMB Property II. AMB has 4,000,000 shares of Series A Preferred Stock issued and outstanding. AMB has 1,300,000 shares of Series B Preferred Stock, 2,200,000 shares of Series C Preferred Stock and 1,595,337 shares of Series D Preferred Stock reserved for issuance but not issued or outstanding. AMB may issue additional shares of preferred stock from time to time, in one or more classes, as authorized by the board of directors. Prior to the issuance of shares of each class of preferred stock, the board of directors is required by the Maryland General Corporation Law and AMB's charter to fix for each class the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption, as permitted by Maryland law. Because the board of directors has the power to establish the preferences, powers and rights of each class of preferred stock, it may afford the holders of any class of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of shares of common stock. The issuance of preferred stock could have the effect of delaying or preventing a change of control that might involve a premium price for holders of shares of common stock or otherwise be in their best interest.

     Series A Preferred Stock. The Series A Preferred Stock ranks, with respect to dividends and in the event AMB voluntarily or involuntarily liquidates, dissolves or winds up:

     - senior to all classes or series of common stock and to all of AMB's equity securities that provide that they rank junior to the Series A Preferred Stock;

     - junior to all equity securities issued by AMB which rank senior to the Series A Preferred Stock; and

     - on a parity with all equity securities issued by AMB (including any Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock) other than those referred to in the bullet points above. The term "equity securities" does not include convertible debt securities.

     Holders of the Series A Preferred Stock are entitled to receive, when and as authorized by AMB's board of directors out of funds legally available for dividends, cumulative preferential cash dividends at the rate of 8 1/2% of the liquidation preference per annum (equivalent to $2.125 per annum per share of Series A Preferred Stock). Dividends on the Series A Preferred Stock accumulate on a daily basis and are payable quarterly in arrears on the 15th day of each January, April, July and October. Except as provided below, unless full cumulative dividends on the Series A Preferred Stock have been or at the same time are declared and paid or declared and a sum sufficient for payment set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in common stock or other equity securities ranking junior to the Series A Preferred Stock) may be declared or paid or set aside for payment or other dividend be declared or made upon the common stock or any other equity securities ranking junior to or on a parity with the Series A Preferred Stock (including any Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock), nor may any common stock or any other equity securities ranking junior to or on a parity with the Series A Preferred Stock (including any Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock) be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such securities) by AMB (except by conversion into or exchange for other equity securities ranking junior to the Series A Preferred Stock and pursuant to the provisions of AMB's charter providing for limitations on ownership and transfer in order to ensure that it remains qualified as a real estate investment trust). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and any other equity securities ranking on a parity with the Series A Preferred Stock (including any Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock), all dividends declared upon the Series A Preferred Stock and any other equity securities ranking on a parity with the Series A Preferred Stock (including any Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock) will be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and each such other equity securities shall bear to each other the same ratio that accumulated dividends per share of Series A Preferred Stock and such other equity securities (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other equity securities do not have a cumulative dividend) bear to each other. Dividends on the Series A Preferred Stock will accumulate whether or not AMB has funds legally available for the payment of dividends and whether or not AMB declares dividends. If we designate any portion of a dividend as a "capital gain dividend," a holder's share of the capital gain dividend will be an amount that bears the same ratio to the total amount of dividends (as determined for federal income tax purposes) paid to the holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for federal income tax purposes) paid on all classes of shares for the year.

     In the event that AMB voluntarily or involuntarily liquidates, dissolves or winds up, the holders of the Series A Preferred Stock are entitled to receive out of AMB's assets legally available for distribution to its stockholders remaining after payment or provision for payment of all of AMB's debts and liabilities, a liquidation preference, in cash, of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to the date of such payment, before any distribution of assets is made to holders of common stock or any other equity securities that rank junior to the Series A Preferred Stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series A Preferred Stock will have no right or claim to any remaining assets. The consolidation or merger of AMB with or into any other entity, a merger of another entity with or into AMB, a statutory share exchange or the sale, lease, transfer or conveyance of all or substantially all of AMB's property or business do not constitute a liquidation, dissolution or winding up for purposes of triggering the liquidation preference.

     If AMB voluntarily or involuntarily liquidates, dissolves or winds up and its assets are insufficient to make full payment to holders of the Series A Preferred Stock and the corresponding amounts payable on all shares of other classes or series of equity securities ranking on a parity with the Series A Preferred Stock, then the holders of the Series A Preferred Stock and all other such classes or series of equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

     The Series A Preferred Stock has no stated maturity and is not subject to mandatory redemption or any sinking fund. AMB cannot redeem the Series A Preferred Stock prior to July 27, 2003. On and after July 27, 2003, AMB can redeem the Series A Preferred Stock for cash at its option, in whole or from time to time in part, at a redemption price of $25.00 per share, plus accumulated and unpaid dividends, if any, to the redemption date. AMB must pay the redemption price (other than the portion of the redemption price consisting of accumulated and unpaid dividends) solely out of the sale proceeds of other equity securities, which may include other classes or series of preferred stock. In certain circumstances related to maintenance of AMB's ability to qualify as a real estate investment trust for federal income tax purposes, it may redeem shares of Series A Preferred Stock. See "-- Restrictions on Ownership and Transfer of Capital Stock."

     Holders of Series A Preferred Stock have no voting rights, except as described below. If AMB does not pay dividends on the Series A Preferred Stock for six or more quarterly periods (whether or not consecutive), holders of the Series A Preferred Stock (voting separately as a class with all other classes or series of equity securities upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on AMB's board of directors until AMB has eliminated all dividend arrearages with respect to the Series A Preferred Stock. So long as any shares of Series A Preferred Stock remain outstanding, AMB may not, without the affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of outstanding shares of Series A Preferred Stock (the Series A Preferred Stock voting separately as a class):

     - authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to the Series A Preferred Stock;

     - reclassify any of its authorized stock into any class or series of stock ranking senior to the Series A Preferred Stock;

     - create, authorize or issue any obligation or security convertible into, exchangeable or exercisable for, or evidencing the right to purchase, any class or series of stock ranking senior to the Series A Preferred Stock; or

     - amend, alter or repeal the provisions of its charter, whether by merger or consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock.

     With respect to the occurrence of any of the events set forth in the fourth bullet point above, so long as shares of Series A Preferred Stock (or shares issued by a surviving entity in substitution for shares of the Series A Preferred Stock) remain outstanding with the terms materially unchanged, taking into account that upon the occurrence of such an event, AMB may not be the surviving entity, the occurrence of any such event will not be considered to materially and adversely affect rights, preferences, privileges or voting powers of holders of Series A Preferred Stock. Any increase in the amount of the authorized preferred stock, the creation or issuance of any other class or series of preferred stock or any increase in the amount of authorized Series A Preferred Stock or any other class or series of preferred stock, in each case ranking on a parity with or junior to the Series A Preferred Stock will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

     In accordance with the terms of the operating partnership's partnership agreement, AMB contributed the net proceeds of the sale of the Series A Preferred Stock to the operating partnership and the operating partnership issued to AMB Series A Preferred Units that mirror the rights, preferences and other terms of the Series A Preferred Stock. The operating partnership is required to make all required distributions on the Series A Preferred Units prior to any distribution of cash or assets to the holders of any other units or any other equity interests in the operating partnership, except for any other series of preferred units ranking on a parity with the Series A Preferred Units as to dividends or voluntary or involuntary liquidation, dissolution or winding up of the operating partnership. The operating partnership has no preferred units, other than the Series A Preferred Units and the Series B Preferred Units, outstanding or any other equity interests ranking prior to any other units or any other equity interests in the operating partnership.

     Series B Preferred Stock. AMB currently has no shares of Series B Preferred Stock issued or outstanding. The Series B Preferred Stock is issuable upon exchange of the operating partnership's Series B Preferred Units, as described under "Description of Certain Provisions of the Partnership Agreement of the Operating Partnership -- Series B Preferred Units -- Exchange Rights." The Series B Preferred Stock ranks, with respect to dividends and in the event AMB voluntarily or involuntarily liquidates, dissolves or winds up:

     - senior to all classes or series of common stock and to all of AMB's equity securities that provide that they rank junior to the Series B Preferred Stock;

     - junior to all equity securities issued by AMB which rank senior to the Series B Preferred Stock; and

     - on a parity with all equity securities issued by AMB (including the Series A Preferred Stock and any Series C Preferred Stock and Series D Preferred Stock) other than those referred to in the bullet points above. The term "equity securities" does not include convertible debt securities.

     If ever issued, the Series B Preferred Stock will entitle the holders to receive, when and as authorized by AMB's board of directors out of funds legally available for dividends, cumulative preferential cash dividends at the rate of 8 5/8% of the liquidation preference per annum (equivalent to $4.3125 per annum per share of Series B Preferred Stock). Dividends on the Series B Preferred Stock accumulate on a daily basis and are payable quarterly in arrears on the 15th day of each January, April, July and October. Except as provided below, unless full cumulative dividends on the Series B Preferred Stock have been or at the same time are declared and paid or declared and a sum sufficient for payment set apart for payment for all past dividend periods and the then current dividend period, no distributions (other than in common stock or other equity securities ranking junior to the Series B Preferred Stock) may be declared or paid or set aside for payment or other dividend be declared or made upon the common stock or any other equity securities ranking junior to or on a parity with the Series B Preferred Stock (including the Series A Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock), nor may any common stock or any other equity securities ranking junior to or on a parity with the Series B Preferred Stock (including the Series A Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock) be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such securities) by AMB (except by conversion into or exchange for other equity securities ranking junior to the Series B Preferred Stock and pursuant to the provisions of AMB's charter providing for limitations on ownership and transfer in order to ensure that it remains qualified as a real estate investment trust). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Stock and any other equity securities ranking on a parity with the Series B Preferred Stock (including the Series A Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock), all dividends declared upon the Series B Preferred Stock and any other equity securities ranking on a parity with the Series B Preferred Stock (including any Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock) will be declared pro rata so that the amount of dividends declared per share of Series B Preferred Stock and each such other equity securities shall bear to each other the same ratio that accumulated dividends per share of Series B Preferred Stock and such other equity securities (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other equity securities do not have a cumulative dividend) bear to each other. Dividends on the Series B Preferred Stock will accumulate whether or not AMB has funds legally available for the payment of dividends and whether or not AMB declares dividends. If AMB designates any portion of a dividend as a "capital gain dividend," a holder's share of the capital gain dividend will be an amount that bears the same ratio to the total amount of dividends (as determined for federal income tax purposes) paid to the holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for federal income tax purposes) paid on all classes of shares for the year.

     In the event that AMB voluntarily or involuntarily liquidates, dissolves or winds up following the issuance of the Series B Preferred Stock, the holders of the Series B Preferred Stock will be entitled to receive out of AMB's assets legally available for distribution to its stockholders remaining after payment or provision for payment of all of AMB's debts and liabilities, a liquidation preference, in cash, of $50.00 per share, plus an amount equal to any accumulated and unpaid dividends to the date of payment, before any distribution of assets is made to holders of common stock or any other equity securities that rank junior to the Series B Preferred Stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series B Preferred Stock will have no right or claim to any of AMB's remaining assets. The consolidation or merger of AMB with or into any other entity, a merger of another entity with or into AMB, a statutory share exchange or the sale, lease, transfer or conveyance of all or substantially all of AMB's property or business do not constitute a liquidation, dissolution or winding up for purposes of triggering the liquidation preference.

     If AMB voluntarily or involuntarily liquidates, dissolves or winds up following the issuance of Series B Preferred Stock and AMB's assets are insufficient to make full payment to the holders of the Series B Preferred Stock and the corresponding amounts payable on all shares of other classes or series of equity securities ranking on a parity with the Series B Preferred Stock as to liquidation rights (including the Series A Preferred Stock and any Series C Preferred Stock and Series D Preferred Stock) then the holders of the Series B Preferred Stock and all other such classes or series of equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

     The Series B Preferred Stock has no stated maturity and is not subject to mandatory redemption or any sinking fund. If issued, AMB would be unable to redeem the Series B Preferred Stock prior to November 12, 2003. On and after November 12, 2003, AMB would be able to redeem the Series B Preferred Stock for cash at its option, in whole or from time to time in part, at a redemption price of $50.00 per share, plus accumulated and unpaid dividends, if any, to the redemption date. AMB must pay the redemption price (other than the portion of the redemption price consisting of accumulated and unpaid dividends) solely out of the sale proceeds of other equity securities, which may include other classes or series of preferred stock. In certain circumstances related to the maintenance of AMB's ability to qualify as a real estate investment trust for federal income tax purposes, AMB may redeem shares of Series B Preferred Stock. See "-- Restrictions on Ownership and Transfer of Capital Stock."

     Holders of Series B Preferred Stock will have no voting rights, except as described below. If AMB does not pay dividends on the Series B Preferred Stock for six or more quarterly periods (whether or not consecutive), holders of the Series B Preferred Stock (voting separately as a class with all other classes or series of equity securities upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on AMB's board of directors until AMB has eliminated all dividend arrearages with respect to the Series B Preferred Stock. So long as any shares of Series B Preferred Stock remain outstanding, AMB may not, without the affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of the outstanding shares of Series B Preferred Stock (the Series B Preferred Stock voting separately as a class):

     - authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to the Series B Preferred Stock;

     - reclassify any of its authorized stock into any class or series of stock ranking senior to the Series B Preferred Stock;

     - designate or create, or increase the authorized or issued amount of, or reclassify, any authorized shares into, any preferred stock ranking on a parity with the Series B Preferred Stock or create, authorize or issue any obligations or securities convertible into any such shares, but only to the extent such stock is issued to one of our affiliates; or

     - either consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety, to any corporation or other entity, or amend, alter or repeal the provisions of its charter, whether by merger or consolidation or otherwise, in each case so as to materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series B Preferred Stock.

     With respect to the occurrence of any of the events set forth in the fourth bullet point above, so long as AMB is either the surviving entity and shares of Series B Preferred Stock remain outstanding with the terms materially unchanged or the resulting, surviving or transferee entity is a corporation organized under the laws of any state and substitutes for the Series B Preferred Stock other preferred stock having substantially the same terms and rights as the Series B Preferred Stock, the occurrence of any such event will not be considered to materially and adversely affect rights, preferences, privileges or voting powers of holders of Series B Preferred Stock. Any increase in the amount of authorized preferred stock, the creation or issuance of any other class or series of preferred stock or any increase in an amount of authorized shares of each class or series, in each case ranking on a parity with or junior to the Series B Preferred Stock will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

     AMB has granted certain registration rights with respect to any shares of Series B Preferred Stock that it may issue upon exchange of the operating partnership's Series B Preferred Units. See "Description of Certain Provisions of the Partnership Agreement of the Operating Partnership -- Series B Preferred Units -- Registration Rights."

     Series C Preferred Stock. AMB currently has no shares of Series C Preferred Stock issued or outstanding. The Series C Preferred Stock is issuable upon exchange of the Series C Preferred Units of AMB Property II. The Series C Preferred Units of AMB Property II are exchangeable in whole at any time on or after November 24, 2008, at the option of 51% of the holders of all outstanding Series C Preferred Units of AMB Property II, on a one for one basis, subject to adjustment, for shares of AMB's Series C Preferred Stock. In addition, the Series C Preferred Units of AMB Property II are exchangeable in whole at any time at the option of 51% of the holders of all outstanding Series C Preferred Units of AMB Property II if:

     - any Series C Preferred Unit of AMB Property II shall not have received full distributions with respect to six prior quarterly distribution periods (whether or not consecutive); or

     - AMB Property Holding Corporation, the general partner of AMB Property II, or one of its subsidiaries takes the position, and a holder or holders Series C Preferred Units of AMB Property II receive an opinion of independent counsel that AMB Property II is, or upon the happening of a certain event likely will be, a "publicly traded partnership" within the meaning of the Internal Revenue Code.

     The Series C Preferred Units of AMB Property II are exchangeable in whole for shares of AMB's Series C Preferred Stock at any time after November 24, 2001 and prior to November 24, 2008 at the option of 51% of the holders of all outstanding Series C Preferred Units of AMB Property II if those holders deliver to AMB Property Holding Corporation a private letter ruling or an opinion of independent counsel to the effect that an exchange of the Series C Preferred Units of AMB Property II at that time would not cause the Series C Preferred Units of AMB Property II to be considered "stock and securities" within the meaning of the Internal Revenue Code for purposes of determining whether the holder of the Series C Preferred Units is an "investment company" under the Internal Revenue Code.

     The Series C Preferred Units of AMB Property II are also exchangeable in whole at any time for shares of AMB's Series C Preferred Stock, if initial purchasers of the Series C Preferred Units of AMB Property II holding 51% of all outstanding Series C Preferred Units of AMB Property II determine (regardless of whether held by the initial purchasers) if:

     - AMB Property II reasonably determines that the assets and income of AMB Property II for a taxable year after 1998 would not satisfy the income and assets tests of the Internal Revenue Code for such taxable year if AMB Property II were a real estate investment trust; or

     - any holder of Series C Preferred Units of AMB Property II delivers to AMB Property II and AMB Property Holding Corporation an opinion of independent counsel to the effect that (based on the assets and income of AMB Property II for a taxable year after 1998) AMB Property II would not satisfy the income and assets tests of the Internal Revenue Code for such taxable year if AMB Property II were a real estate investment trust and that such failure would create a meaningful risk that a holder of Series C Preferred Units of AMB Property II would fail to maintain qualification as a real estate investment trust.

     In lieu of an exchange for Series C Preferred Stock, AMB Property II may redeem its Series C Preferred Units for cash in an amount equal to the original capital account balance of the holder of the units. A holder of Series C Preferred Units of AMB Property II will not be entitled to exchange the units for AMB's Series C Preferred Stock if the exchange would result in a violation of the ownership limit. See "-- Restrictions on Ownership and Transfer of Capital Stock."

     The Series C Preferred Stock ranks, with respect to dividends and in the event AMB voluntarily or involuntarily liquidates, dissolves or winds up:

     - senior to all classes or series of common stock and to all of AMB's equity securities that provide that they rank junior to the Series C Preferred Stock;

     - junior to all equity securities issued by AMB which rank senior to the Series C Preferred Stock; and

     - on a parity with all equity securities issued by AMB (including the Series A Preferred Stock and any Series B Preferred Stock and Series D Preferred Stock) other than those referred to in the bullet points above. The term "equity securities" does not include convertible debt securities until converted into equity securities.

     If ever issued, the Series C Preferred Stock will entitle the holders to receive, when and as authorized by AMB's board of directors out of funds legally available for dividends, cumulative preferential cash dividends at the rate of 8.75% of the liquidation preference per annum (equivalent to $4.375 per annum per share of Series C Preferred Stock). Dividends on the Series C Preferred Stock accumulate on a daily basis and are payable quarterly in arrears on the 15th day of each January, April, July and October. Except as provided below, unless full cumulative dividends on the Series C Preferred Stock have been or at the same time are declared and paid or declared and a sum sufficient for payment set apart for payment for all past dividend periods and the then current dividend period, no distributions (other than in common stock or other equity securities ranking junior to the Series C Preferred Stock) may be declared or paid or set aside for payment or other dividend be declared or made upon the common stock or any other equity securities ranking junior to or on a parity with the Series C Preferred Stock (including the Series A Preferred Stock and any Series B Preferred Stock and Series D Preferred Stock), nor may any common stock or any other equity securities ranking junior to or on a parity with the Series C Preferred Stock (including the Series A Preferred Stock and any Series B Preferred Stock and Series D Preferred Stock) be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such securities) by AMB (except by conversion into or exchange for other equity securities ranking junior to the Series C Preferred Stock and pursuant to the provisions of AMB's charter providing for limitations on ownership and transfer in order to ensure that it remains qualified as a real estate investment trust). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series C Preferred Stock and any other equity securities ranking on a parity with the Series C Preferred Stock (including the Series A Preferred Stock and any Series B Preferred Stock and Series D Preferred Stock), all dividends declared upon the Series C Preferred Stock and any other equity securities ranking on a parity with the Series C Preferred Stock (including the Series A Preferred Stock and any Series B Preferred Stock and Series D Preferred Stock) will be declared pro rata so that the amount of dividends declared per share of Series C Preferred Stock and each such other equity securities shall bear to each other the same ratio that accumulated dividends per share of Series C Preferred Stock and such other equity securities (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other equity securities do not have a cumulative dividend) bear to each other. Dividends on the Series C Preferred Stock will accumulate whether or not AMB has funds legally available for the payment of dividends and whether or not AMB declares dividends. If AMB designates any portion of a dividend as a "capital gain dividend," a holder's share of the capital gain dividend will be an amount that bears the same ratio to the total amount of dividends (as determined for federal income tax purposes) paid to the holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for federal income tax purposes) paid on all classes of shares for the year.

     In the event that AMB voluntarily or involuntarily liquidates, dissolves or winds up following the issuance of Series C Preferred Stock, the holders of the Series C Preferred Stock will be entitled to receive out of AMB's assets legally available for distribution to its stockholders remaining after payment or provision for payment of all of AMB's debts and liabilities, a liquidation preference, in cash, of $50.00 per share, plus an amount equal to any accumulated or accrued and unpaid dividends to the date of such payment, before any distribution of assets is made to holders of common stock or any other equity securities that rank junior to the Series C Preferred Stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series C Preferred Stock will have no right or claim to any of AMB's remaining assets. The consolidation or merger of AMB with or into any other entity, a merger of another entity with or into AMB, a statutory share exchange or the sale, lease, transfer or conveyance of all or substantially all of AMB's property or business do not constitute a liquidation, dissolution or winding up for purposes of triggering the liquidation preference.

     If AMB voluntarily or involuntarily liquidates, dissolves or winds up following the issuance of Series C Preferred Stock and its assets are insufficient to make full payment to holders of the Series C Preferred Stock and the corresponding amounts payable on all shares of other classes or series of equity securities ranking on a parity with the Series C Preferred Stock as to liquidation rights (including the Series A Preferred Stock and any Series B Preferred Stock and Series D Preferred Stock) then the holders of the Series C Preferred Stock and all other such classes or series of equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

     The Series C Preferred Stock has no stated maturity and is not subject to mandatory redemption or any sinking fund. If issued, AMB would be unable to redeem the Series C Preferred Stock prior to November 24, 2003. On and after November 24, 2003, AMB would be able to redeem the Series C Preferred Stock for cash at its option, in whole or from time to time in part, at a redemption price of $50.00 per share, plus accumulated and unpaid dividends, if any, to the redemption date. AMB must pay the redemption price (other than the portion of the redemption price consisting of accumulated and unpaid dividends) solely out of the sale proceeds of other equity securities, which may include other classes or series of preferred stock. In certain circumstances related to maintenance of AMB's ability to qualify as a real estate investment trust for federal income tax purposes, AMB may redeem shares of Series C Preferred Stock. See "-- Restrictions on Ownership and Transfer of Capital Stock."

     Holders of Series C Preferred Stock will have no voting rights, except as described below. If AMB does not pay dividends on the Series C Preferred Stock for six or more quarterly periods (whether or not consecutive), holders of the Series C Preferred Stock (voting separately as a class with all other classes or series of equity securities upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on AMB's board of directors until AMB has eliminated all dividend arrearages with respect to the Series C Preferred Stock. So long as any shares of Series C Preferred Stock remain outstanding, AMB may not, without the affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of the outstanding shares of Series C Preferred Stock (the Series C Preferred Stock voting separately as a class):

     - authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to the Series C Preferred Stock;

     - reclassify any of its authorized stock into any class or series of stock ranking senior to the Series C Preferred Stock;

     - designate or create, or increase the authorized or issued amount of, or reclassify, any authorized shares into, any preferred stock ranking on a parity with the Series C Preferred Stock or create, authorize or issue any obligations or securities convertible into any such shares, but only to the extent such stock is issued to one of our affiliates; or

     - either consolidate, merge into or with, or convey, transfer or lease its assets substantially, as an entirety, to any corporation or other entity, or amend, alter or repeal the provisions of its charter, whether by merger or consolidation or otherwise, in each case so as to materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series C Preferred Stock.

     With respect to the occurrence of any of the events set forth in the fourth bullet point above, so long as AMB is either the surviving entity and shares of Series C Preferred Stock remain outstanding with the terms materially unchanged or the resulting, surviving or transferee entity is a corporation, business trust or like entity organized under the laws of any state and substitutes for the Series C Preferred Stock other preferred stock or preferred shares having substantially the same terms and rights as the Series C Preferred Stock, the occurrence of any such event will not be considered to materially and adversely affect rights, preferences, privileges or voting powers of holders of Series C Preferred Stock. Any increase in the amount of authorized preferred stock, the creation or issuance of any other class or series of preferred stock or any increase in an amount of authorized shares of each class or series, in each case ranking on a parity with or junior to the Series C Preferred Stock will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

     AMB has agreed to file a registration statement registering the resale of the shares of Series C Preferred Stock issuable to the holders of Series C Preferred Units of AMB Property II as soon as practicable but not later than 60 days after the date the Series C Preferred Units of AMB Property II are exchanged for shares of Series C Preferred Stock.

AMB has also agreed to use its best efforts to cause the registration statement to be declared effective within 120 days after the date of the exchange.

     Series D Preferred Stock. AMB currently has no shares of Series D Preferred Stock issued or outstanding. The Series D Preferred Stock is issuable upon exchange of the Series D Preferred Units of AMB Property II. The Series D Preferred Units of AMB Property II are exchangeable in whole at any time on or after May 5, 2009, at the option of 51% of the holders of all outstanding Series D Preferred Units of AMB Property II, on a one for one basis, subject to adjustment, for shares of AMB's Series D Preferred Stock. In addition, the Series D Preferred Units of AMB Property II are exchangeable in whole at any time at the option of 51% of the holders of all outstanding Series D Preferred Units of AMB Property II if:

     - any Series D Preferred Unit of AMB Property II shall not have received full distributions with respect to six prior quarterly distribution periods (whether or not consecutive); or

     - AMB Property Holding Corporation, the general partner of AMB Property II, or one of its subsidiaries takes the position, and a holder or holders of Series D Preferred Units of AMB Property II receive an opinion of independent counsel that AMB Property II is, or upon the happening of a certain event likely will be, a "publicly traded partnership" within the meaning of the Internal Revenue Code.

     The Series D Preferred Units of AMB Property II are exchangeable in whole for shares of AMB's Series D Preferred Stock at any time after May 5, 2002 and prior to May 5, 2009 at the option of 51% of the holders of all outstanding Series D Preferred Units of AMB Property II if those holders deliver to AMB Property Holding Corporation a private letter ruling or an opinion of independent counsel to the effect that an exchange of the Series D Preferred Units of AMB Property II at that time would not cause the Series D Preferred Units to be considered "stock and securities" within the meaning of the Internal Revenue Code for purposes of determining whether the holder of the Series D Preferred Units is an "investment company" under the Internal Revenue Code.

     In lieu of an exchange for Series D Preferred Stock, AMB Property II may redeem its Series D Preferred Units for cash in an amount equal to the original capital account balance of the holder of Series D Preferred Units of AMB Property II. A holder of Series D Preferred Units will not be entitled to exchange the units for AMB's Series D Preferred Stock if the exchange would result in a violation of the ownership limit. See "-- Restrictions on Ownership and Transfer of Capital Stock."

     The Series D Preferred Stock ranks, with respect to dividends and in the event AMB voluntarily or involuntarily liquidates, dissolves or winds up:

     - senior to all classes or series of common stock and to all of AMB's equity securities that provide that they rank junior to the Series D Preferred Stock;

     - junior to all equity securities issued by AMB which rank senior to the Series D Preferred Stock; and

     - on a parity with all equity securities issued by AMB (including the Series A Preferred Stock and any Series B Preferred Stock and Series C Preferred Stock) other than those referred to in the bullet points above. The term "equity securities" does not include convertible debt securities until converted into equity securities.

     If ever issued, the Series D Preferred Stock will entitle the holders to receive, when and as authorized by AMB's board of directors out of funds legally available for dividends, cumulative preferential cash dividends at the rate of 7.75% of the liquidation preference per annum (equivalent to $3.875 per annum per share of Series D Preferred Stock). Dividends on the Series D Preferred Stock accumulate on a daily basis and are payable quarterly in arrears on the 15th day of each January, April, July and October. Except as provided below, unless full cumulative dividends on the Series D Preferred Stock have been or at the same time are declared and paid or declared and a sum sufficient for payment set apart for payment for all past dividend periods and the then current dividend period, no distributions (other than in common stock or other equity securities ranking junior to the Series D Preferred Stock) may be declared or paid or set aside for payment or other dividend be declared or made upon the common stock or any other equity securities ranking junior to or on a parity with the Series D Preferred Stock (including the Series A Preferred Stock and any Series B Preferred Stock and Series C Preferred Stock), nor may any common stock or any other equity securities ranking junior to or on a parity with the Series D Preferred Stock (including the Series A Preferred Stock and any Series B Preferred Stock and Series C Preferred Stock) be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such securities) by AMB (except by conversion into or exchange for other equity securities ranking junior to the Series D Preferred Stock and pursuant to the provisions of AMB's charter providing for limitations on ownership and transfer in order to ensure that AMB remains qualified as a real estate investment trust). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series D Preferred Stock and any other equity securities ranking on a parity with the Series D Preferred Stock (including the Series A Preferred Stock and any Series B Preferred Stock and Series C Preferred Stock), all dividends declared upon the Series D Preferred Stock and any other equity securities ranking on a parity with the Series D Preferred Stock (including the Series A Preferred Stock and any Series B Preferred Stock and Series C Preferred Stock) will be declared pro rata so that the amount of dividends declared per share of Series D Preferred Stock and each such other equity securities shall bear to each other the same ratio that accumulated dividends per share of Series D Preferred Stock and such other equity securities (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other equity securities do not have a cumulative dividend) bear to each other. Dividends on the Series D Preferred Stock will accumulate whether or not AMB has funds legally available for the payment of dividends and whether or not AMB declares dividends. If AMB designates any portion of a dividend as a "capital gain dividend," a holder's share of the capital gain dividend will be an amount that bears the same ratio to the total amount of dividends (as determined for federal income tax purposes) paid to the holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for federal income tax purposes) paid on all classes of shares for the year.

     In the event that AMB voluntarily or involuntarily liquidates, dissolves or winds up following the issuance of Series D Preferred Stock, the holders of the Series D Preferred Stock will be entitled to receive out of AMB's assets legally available for distribution to its stockholders remaining after payment or provision for payment of all of AMB's debts and liabilities, a liquidation preference, in cash, of $50.00 per share, plus an amount equal to any accumulated or accrued and unpaid dividends to the date of such payment, before any distribution of assets is made to holders of common stock or any other equity securities that rank junior to the Series D Preferred Stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series D Preferred Stock will have no right or claim to any of AMB's remaining assets. The consolidation or merger of AMB with or into any other entity, a merger of another entity with or into AMB, a statutory share exchange or the sale, lease, transfer or conveyance of all or substantially all of AMB's property or business do not constitute a liquidation, dissolution or winding up for purposes of triggering the liquidation preference.


     If AMB voluntarily or involuntarily liquidates, dissolves or winds up following the issuance of Series D Preferred Stock and its assets are insufficient to make full payment to holders of the Series D Preferred Stock and the corresponding amounts payable on all shares of other classes or series of equity securities ranking on a parity with the Series D Preferred Stock as to liquidation rights (including the Series A Preferred Stock and any Series B Preferred Stock and Series C Preferred Stock) then the holders of the Series D Preferred Stock and all other such classes or series of equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.


     The Series D Preferred Stock has no stated maturity and is not subject to mandatory redemption or any sinking fund. If issued, AMB would be unable to redeem the Series D Preferred Stock prior to May 5, 2004. On and after May 5, 2004, AMB would be able to redeem the Series D Preferred Stock for cash at AMB's option, in whole or from time to time in part, at a redemption price of $50.00 per share, plus accumulated and unpaid dividends, if any, to the redemption date. AMB must pay the redemption price (other than the portion of the redemption price consisting of accumulated and unpaid dividends) solely out of the sale proceeds of other equity securities, which may include other classes or series of preferred stock. In certain circumstances related to maintenance of AMB's ability to qualify as a real estate investment trust for federal income tax purposes, AMB may redeem shares of Series D Preferred Stock. See
"-- Restrictions on Ownership and Transfer of Capital Stock."

     Holders of Series D Preferred Stock will have no voting rights, except as described below. If AMB does not pay dividends on the Series D Preferred Stock for six or more quarterly periods (whether or not consecutive), holders of the Series D Preferred Stock (voting separately as a class with all other classes or series of equity securities upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on AMB's board of directors until AMB has eliminated all dividend arrearages with respect to the Series D Preferred Stock. So long as any shares of Series D Preferred Stock remain outstanding, AMB may not, without the affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of the outstanding shares of Series D Preferred Stock (the Series D Preferred Stock voting separately as a class):

     - authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to the Series D Preferred Stock;

     - reclassify any of its authorized stock into any class or series of stock ranking senior to the Series D Preferred Stock;

     - designate or create, or increase the authorized or issued amount of, or reclassify, any authorized shares into, any preferred stock ranking on a parity with the Series D Preferred Stock or create, authorize or issue any obligations or securities convertible into any such shares, but only to the extent such stock is issued to one of its affiliates; or

     - either consolidate, merge into or with, or convey, transfer or lease its assets substantially, as an entirety, to any corporation or other entity, or amend, alter or repeal the provisions of its charter, whether by merger or consolidation or otherwise, in each case so as to materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series D Preferred Stock.

     With respect to the occurrence of any of the events set forth in the fourth bullet point above, so long as AMB is either the surviving entity and shares of Series D Preferred Stock remain outstanding with the terms materially unchanged or the resulting, surviving or transferee entity is a corporation, business trust or like entity organized under the laws of any state and substitutes for the Series D Preferred Stock other preferred stock or preferred shares having substantially the same terms and rights as the Series D Preferred Stock, the occurrence of any such event will not be considered to materially and adversely affect rights, preferences, privileges or voting powers of holders of Series D Preferred Stock. Any increase in the amount of authorized preferred stock, the creation or issuance of any other class or series of preferred stock or any increase in an amount of authorized shares of each class or series, in each case ranking on a parity with or junior to the Series D Preferred Stock will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

     AMB has agreed to file a registration statement registering the resale of the shares of Series D Preferred Stock issuable to the holders of Series D Preferred Units of AMB Property II as soon as practicable but not later than 60 days after the date the Series D Preferred Units of AMB Property II are exchanged for shares of Series D Preferred Stock. AMB has also agreed to use its best efforts to cause the registration statement to be declared effective within 120 days after the date of the exchange.

RESTRICTIONS ON OWNERSHIP AND TRANSFER OF CAPITAL STOCK

     In order for AMB to qualify as a real estate investment trust under the Internal Revenue Code, no more than 50% in value of all classes of its outstanding shares of capital stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which AMB has made an election to be treated as a real estate investment trust). In addition, if AMB, or an owner of 10% or more of AMB's capital stock, actually or constructively own 10% or more of one of our tenants (or a tenant of any partnership or limited liability company in which we are a partner or member), the rent received by us (either directly or through the partnership or limited liability company) from the tenant will not be qualifying income for purposes of the gross income tests for real estate investment trusts contained in the Internal Revenue Code. A real estate investment trust's stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be treated as a real estate investment trust has been made).

     Because AMB's board of directors believes it is desirable for AMB to qualify as a real estate investment trust, AMB's charter, subject to certain exceptions as discussed below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% (by value or number of shares, whichever is more restrictive) of either AMB's issued and outstanding common stock or AMB's issued and outstanding Series A Preferred Stock. AMB will also prohibit the ownership, actually or constructively, of any shares of its Series B Preferred Stock, any shares of its Series C Preferred Stock and any shares of its Series D Preferred Stock by any single person so that no person, taking into account all of the stock so owned by the person, may own in excess of 9.8% of AMB's issued and outstanding capital stock. The constructive ownership rules under the Internal Revenue Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of AMB's common stock, Series A Preferred Stock or capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, common stock, Series A Preferred Stock or capital stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of AMB's outstanding common stock, Series A Preferred Stock or capital stock, as the case may be, and thereby subject the common stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock to the applicable ownership limit. AMB's board of directors may, but in no event will be required to, waive the applicable ownership limit with respect to a particular stockholder if it determines that such ownership will not jeopardize AMB's status as a real estate investment trust and AMB's board of directors otherwise decides such action would be in our best interest. As a condition of such waiver, AMB's board of directors may require an opinion of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving our real estate investment trust status. The board of directors has waived the ownership limit applicable to AMB's common stock with respect to Ameritech Pension Trust, allowing it to own up to 14.9% of AMB's common stock and, under some circumstances, allowing it to own up to 19.6%. However, AMB conditioned this waiver upon the receipt of undertakings and representations from Ameritech Pension Trust which AMB believed were reasonably necessary in order to conclude that the waiver would not cause AMB to fail to qualify as a real estate investment trust.

     AMB's charter also provides that:

     - no person may actually or constructively own common stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock that would result in AMB being "closely held" under Section 856(h) of the Internal Revenue Code or otherwise cause AMB to fail to qualify as a real estate investment trust;

     - no person may transfer common stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock if a transfer would result in shares of AMB's capital stock being owned by fewer than 100 persons; and

     - any person who acquires or attempts or intends to acquire actual or constructive ownership of common stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock that will or may violate any of the foregoing restrictions on transferability and ownership is required to notify AMB immediately and provide AMB with such other information as AMB may request in order to determine the effect of the transfer on AMB's status as a real estate investment trust. The foregoing restrictions on transferability and ownership will not apply if AMB's board of directors determines that it is no longer in AMB's best interest to attempt to qualify, or to continue to qualify, as a real estate investment trust. Except as otherwise described above, any change in the applicable ownership limit would require an amendment to AMB's charter, which requires the affirmative vote of holders owning at least two-thirds of the shares of AMB's outstanding capital stock entitled to vote on the amendment.

     Under AMB's charter, if any attempted transfer of shares of stock or any other event would otherwise result in any person violating an ownership limit, any other limit imposed by AMB's board of directors or the other restrictions in the charter, then any such attempted transfer will be void and of no force or effect with respect to the purported transferee (the "prohibited transferee") as to that number of shares that exceeds the applicable ownership limit or such other limit (referred to as "excess shares"). Under those circumstances, the prohibited transferee will acquire no right or interest (or, in the case of any event other than an attempted transfer, the person or entity holding record title to any shares in excess of the applicable ownership limit (the "prohibited owner") will cease to own any right or interest) in the excess shares. Any excess shares described above will be transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by AMB. This automatic transfer will be considered to be effective as of the close of business on the business day prior to the date of the violating transfer or event. Within 20 days of receiving notice from us of the transfer of shares to the trust, the trustee of the trust will be required to sell the excess shares to a person or entity who could own the shares without violating the applicable ownership limit, or any other limit imposed by AMB's board of directors, and distribute to the prohibited transferee an amount equal to the lesser of the price paid by the prohibited transferee for the excess shares or the sales proceeds received by the trust for the excess shares. In the case of any excess shares resulting from any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell excess shares to a qualified person or entity and distribute to the prohibited owner an amount equal to the lesser of the applicable market price of the excess shares as of the date of the event or the sales proceeds received by the trust for the excess shares. In either case, any proceeds in excess of the amount distributable to the prohibited transferee or prohibited owner will be distributed to the beneficiary. Prior to a sale of any excess shares by the trust, the trustee will be entitled to receive, in trust for the beneficiary, all dividends and other distributions paid by AMB with respect to the excess shares, and also will be entitled to exercise all voting rights with respect to the excess shares. Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority (at the trustee's sole discretion) to rescind as void any vote cast by a prohibited transferee or prohibited owner prior to the time that we discover that the shares have been automatically transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. If we pay the prohibited transferee or prohibited owner any dividend or other distribution before we discover that the shares were transferred to the trust, the Purported Transferee or prohibited owner will be required to repay the trustee upon demand for distribution to the beneficiary. If the transfer to the trust is not automatically effective (for any reason), to prevent violation of the applicable ownership limit or any other limit provided in AMB's charter or imposed by AMB's board of directors, then AMB's charter provides that the transfer of the excess shares will be void ab initio.

     In addition, shares of stock held in the trust will be considered to have been offered for sale to AMB, or its designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (2) the applicable market price on the date that AMB, or its designee, accepts the offer. AMB has the right to accept the offer until the trustee has sold the shares held in the trust. Upon that sale to us, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee or prohibited owner.

     If any attempted transfer of shares would cause AMB to be beneficially owned by fewer than 100 persons, AMB's charter provides that the transfer will be null and void in its entirety and the intended transferee will acquire no rights to the stock.

     All certificates representing shares will bear a legend referring to the restrictions described above. The ownership limitations described above could delay, defer or prevent a transaction or a change in control that might involve a premium price for the shares or otherwise be in the best interest of stockholders.


     Under AMB's charter, owners of outstanding shares must, upon AMB's demand, provide AMB with a completed questionnaire containing information regarding ownership of the shares, as set forth in the treasury regulations. In addition, each stockholder must upon demand disclose to AMB in writing such information that AMB may request in order to determine the effect, if any, of the stockholder's actual and constructive ownership of shares of AMB's common stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock on AMB's status as a real estate investment trust and to ensure compliance with each ownership limit, or any other limit specified in AMB's charter or required by AMB's board of directors.


TRANSFER AGENT, REGISTRAR, CONVERSION AGENT AND DIVIDEND DISBURSING AGENT

     The transfer agent, registrar and dividend disbursing agent for AMB's common stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock is BankBoston, N.A., an affiliate of First National Bank of Boston.

                    DESCRIPTION OF CERTAIN PROVISIONS OF THE
               PARTNERSHIP AGREEMENT OF THE OPERATING PARTNERSHIP

     Substantially all of our assets are held, and all of our operations are conducted, by or through the operating partnership. AMB is the sole general partner of the operating partnership and owned, as of May 31, 1999, an approximate 95.0% common general partnership interest in the operating partnership. As the sole general partner, AMB has the exclusive right and power to manage the operating partnership. AMB's interest in the operating partnership is designated as a general partner interest. Except with respect to distributions of cash and allocations of income and loss, and except as otherwise noted in this prospectus, the description in this section of common limited partnership units is also applicable to performance units, and holders of performance units will be treated as limited partners. We have summarized certain terms and provisions of the operating partnership's partnership agreement. This summary is not complete and is qualified by the provisions of the partnership agreement. For more detail, you should refer to the partnership agreement itself, which is as an exhibit to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

GENERAL

     Holders of limited partnership units hold limited partnership interests in the operating partnership, and all holders of partnership interests (including AMB in its capacity as general partner) are entitled to share in cash distributions from, and in the profits and losses of, the operating partnership. The number of general partnership units held by AMB is approximately equal to the total number of outstanding shares of AMB's common stock and preferred stock. Accordingly, the distributions that AMB pays per share of common stock are expected to be equal to the distributions per unit that the operating partnership pays on the common units, and the distributions that AMB pays per share of Series A

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

Preferred Stock, any Series B Preferred Stock, any Series C Preferred Stock and any Series D Preferred Stock are expected to be equal to the distributions per unit that the operating partnership pays on the Series A Preferred Units, the Series B Preferred Units, any Series C Preferred Units and any Series D Preferred Units, respectively. The units have not been registered pursuant to federal or state securities laws, and they will not be listed on the New York Stock Exchange or any other exchange or quoted on any national market system. However, the shares of common stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock that AMB may issue upon exchange of the common units, Series B Preferred Units of the operating partnership, Series C Preferred Units of AMB Property II and Series D Preferred Units of AMB Property II may be sold in registered transactions or transactions exempt from registration under the Securities Act. The limited partners of the operating partnership have the rights to which limited partners are entitled under the partnership agreement and the Delaware Uniform Limited Partnership Act. The partnership agreement imposes certain restrictions on the transfer of units, as described below.

PURPOSE, BUSINESS AND MANAGEMENT

     The operating partnership is organized as a Delaware limited partnership pursuant to the terms of the partnership agreement. AMB is the sole general partner of the operating partnership and conducts substantially all of its business through the operating partnership, except for investment advisory services (which AMB conducts through AMB Investment Management, Inc.) and certain other activities that AMB conducts through Headlands Realty Corporation.

     The primary purpose of the operating partnership is, in general, to acquire, purchase, own, operate, manage, develop, redevelop, invest in, finance, refinance, sell, lease and otherwise deal with industrial and retail properties and assets related to those properties, and interests in those properties and assets. The operating partnership is authorized to conduct any business that a limited partnership formed under the Delaware Uniform Limited Partnership Act may lawfully conduct, except that the partnership agreement requires of the operating partnership to conduct its business in such a manner that will permit AMB to be classified as a real estate investment trust under Section 856 of the Internal Revenue Code, unless AMB ceases to qualify as a real estate investment trust for reasons other than the conduct of the business of the operating partnership. Subject to the foregoing limitation, the operating partnership may enter into partnerships, joint ventures or similar arrangements and may own interests directly or indirectly in any other entity.

     As the general partner of the operating partnership AMB has the exclusive power and authority to conduct the business of the operating partnership, subject to the consent of the limited partners in certain limited circumstances (as discussed below) and except as expressly limited in the partnership agreement.

     AMB has the right to make all decisions and take all actions with respect to the operating partnership's acquisition and operation of our properties and all other assets and businesses of or related to the operating partnership. No limited partner may take part in the conduct or control of the business or affairs of the operating partnership by virtue of being a holder of units. In particular, each limited partner expressly acknowledged in the partnership agreement that as general partner, AMB is acting on behalf of the operating partnership's limited partners and AMB's stockholders, collectively, and is under no obligation to consider the tax consequences to limited partners when making decisions for the benefit of the operating partnership. AMB intends to make decisions in its capacity as general partner of the operating partnership so as to maximize AMB's profitability and the profitability of the operating partnership as a whole, independent of the tax effects on the limited partners. AMB and the operating partnership have no liability to a limited partner as a result of any liabilities or damages incurred or suffered by, or benefits not derived by, a limited partner as a result of an action or inaction of AMB as general partner of the operating partnership as long as AMB acted in good faith. Limited partners have no right or authority to act for or to bind the operating partnership.

     Limited partners of the operating partnership have no authority to transact business for, or participate in the management activities or decisions of, the operating partnership, except as provided in the partnership agreement or as required by applicable law.

ENGAGING IN OTHER BUSINESSES; CONFLICTS OF INTEREST

     AMB may not conduct any business other than in connection with the ownership, acquisition and disposition of operating partnership interests as a general partner and the management of the business of the operating partnership, its operation as a public reporting company with a class (or classes) of securities registered under the Exchange Act, its operation as a real estate investment trust and activities that are incidental to these activities (including ownership of any interest in AMB Property Holding Corporation, AMB Property Holding II Corporation, AMB Property Holding III Corporation, AMB Investment Management, Inc., Headlands Realty Corporation or a title holding, management or finance subsidiary organized as a partnership, limited liability company or corporation) without the consent of the holders of a majority of the limited partnership interests. Unless they otherwise agree in writing, each limited partner, and its affiliates, is free to engage in any business or activity, even if the business or activity competes with or is enhanced by the business of the operating partnership. The partnership agreement does not prevent another person or entity that acquires control of AMB in the future from conducting other businesses or owning other assets, even if it would be in the best interests of the limited partners for the operating partnership to own those businesses or assets. In the exercise of AMB's power and authority under the partnership agreement, AMB may contract and otherwise deal with or otherwise obligate the operating partnership to entities in which AMB or any one or more of AMB's officers, directors or stockholders may have an ownership or other financial interest.

OUR REIMBURSEMENT; TRANSACTIONS WITH US AND OUR AFFILIATES

     AMB does not receive any compensation for its services as general partner of the operating partnership. However, as a partner in the operating partnership, AMB has rights to allocations and distributions as a partner of the operating partnership. In addition, the operating partnership reimburses AMB for all expenses AMB incurs relating to its activities as general partner, the continued existence and qualification of AMB as a real estate investment trust and all other liabilities that AMB incurs in connection with the pursuit of AMB's business and affairs. AMB may retain persons or entities that it selects (including itself, any entity in which it has an interest, or any entity with which it is affiliated) to provide services to or on behalf of the operating partnership. The operating partnership will reimburse AMB for all expenses incurred relating to the ongoing operation of the operating partnership and any issuance of additional partnership interests in the operating partnership. These expenses include those incurred in connection with the administration and activities of the operating partnership, such as the maintenance of the operating partnership's books and records, management of the operating partnership's property and assets, and preparation of information regarding the operating partnership provided to the partners in the preparation of their individual tax returns. Except as expressly permitted by the partnership agreement, however, our affiliates will not engage in any transactions with the operating partnership except on terms that are fair and reasonable to the operating partnership and no less favorable to the operating partnership than it would obtain from an unaffiliated third party.

AMB'S EXCULPATION AND INDEMNIFICATION

     The partnership agreement generally provides that AMB, as general partner of the operating partnership, will incur no liability to the operating partnership or any limited partner for losses sustained, liabilities incurred, or benefits not derived as a result of errors in judgment or for any mistakes of fact or law or for anything that AMB may do or not do in connection with the business and affairs of the operating partnership if AMB carries out its duties in good faith. AMB's liability in any event is limited to its interest in the operating partnership. AMB has no liability for the loss of any limited partner's capital. In addition, AMB is not responsible for any misconduct, negligent act or omission of any of our consultants, contractors or agents, or any of the operating partnership's consultants, contractors or agents, and AMB has no obligation other than to use good faith in the selection of all contractors, consultants and agents. AMB may consult with counsel, accountants, appraisers, management consultants, investment bankers, and other consultants and advisors that AMB selects. An opinion by a consultant on a matter that AMB believes is within the consultant's professional or expert competence is considered to be complete protection as to any action that AMB takes or fails to take based on the opinion and in good faith.

     The partnership agreement also requires the operating partnership to indemnify AMB, its directors and officers, and other persons that AMB may from time to time designate against any loss or damage, including reasonable legal fees and court costs incurred by the person by reason of anything the person may do or not do for or on behalf of the operating partnership or in connection with its business or affairs unless it is established that:

     - the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either the indemnified person committed the act or omission in bad faith or as the result of active and deliberate dishonesty;

     - the indemnified person actually received an improper personal benefit in money, property or services; or

     - in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful. Any indemnification claims must be satisfied solely out of the assets of the operating partnership.

SALES OF ASSETS; LIQUIDATION

     Under the partnership agreement, as general partner AMB generally has the exclusive authority to determine whether, when and on what terms, the operating partnership will sell its assets (including our properties, which AMB owns through the operating partnership). However, AMB has agreed, in connection with the contribution of properties from taxable investors in our formation transactions and certain property acquisitions for limited units in the operating partnership, not to dispose of certain assets in a taxable sale or exchange for a mutually agreed upon period and, thereafter, to use commercially reasonable or best efforts to minimize the adverse tax consequences of any sale. We may enter into similar or other agreements in connection with other acquisitions of properties for units.

     A merger of the operating partnership with another entity generally requires an affirmative vote of the partners (other than the preferred limited partners) holding a majority of the outstanding percentage interest (including the interest held directly or indirectly by AMB) of all partners other than preferred limited partners, subject to certain consent rights of holders of limited partnership units as described below under "Amendment of the Partnership Agreement." A dissolution or liquidation of the operating partnership, including a sale or disposition of all or substantially all of the operating partnership's assets and properties, generally requires an affirmative vote of the limited partners (other than the preferred limited partners) holding a majority of the outstanding percentage interest of all limited partners other than preferred limited partners.

CAPITAL CONTRIBUTION

     The operating partnership's partnership agreement provides that if the operating partnership requires additional funds at any time or from time to time in excess of funds available to the operating partnership from borrowings or capital contributions, AMB may borrow funds from a financial institution or other lender or through public or private debt offerings and lend the funds to the operating partnership on the same terms and conditions as are applicable to AMB's borrowing of the funds. As an alternative to borrowing funds required by the operating partnership, AMB may contribute the amount of the required funds as an additional capital contribution to the operating partnership. If AMB contributes additional capital to the operating partnership, its partnership interest in the operating partnership will be increased on a proportionate basis. Conversely, the partnership interests of the limited partners will be decreased on a proportionate basis if AMB makes additional capital contributions.

DISTRIBUTIONS; ALLOCATIONS OF INCOME AND LOSS

     The partnership agreement generally provides that the operating partnership will make quarterly distributions of available cash (as defined below), as determined in the manner provided in the partnership agreement, to the partners of the operating partnership in proportion to their percentage interests in the operating partnership (which for any partner is determined by the number of units it owns relative to the total number of units outstanding). If any preferred units are outstanding, the operating partnership will pay distributions to holders of preferred units in accordance with the rights of each class of preferred units (and, within each such class, pro rata in proportion to the respective percentage interest of each holder), with any remaining available cash distributed in accordance with the previous sentence. "Available cash" is generally defined as net cash flow from operations, plus any reduction in reserves, and minus interest and principal payments on debt, capital expenditures, any additions to reserves and other adjustments. Other than as described below, neither AMB nor the limited partners are currently entitled to any preferential or disproportionate distributions of available cash with respect to the units.

SERIES A PREFERRED UNITS

     In connection with the sale of the Series A Preferred Stock, AMB received Series A Preferred Units in the operating partnership that mirror the rights, preferences and other terms of the Series A Preferred Stock. The Series A Preferred Units rank, with respect to distribution rights and rights upon liquidation, winding up or dissolution of the operating partnership:

     - senior to the common units and to all units that provide that they rank junior to the Series A Preferred Units;

     - junior to all units which rank senior to the Series A Preferred Units;
       and

     - on a parity with the Series B Preferred Units, any Series C Preferred Units and any Series D Preferred Units that the operating partnership may issue to us (see "-- Series C Preferred Units" and "-- Series D Preferred Units") and all other units expressly designated by the operating partnership to rank on a parity with the Series A Preferred Units.

     AMB receives preferred distributions of cash and preferred allocations of income on the Series A Preferred Units in an amount equal to the dividends payable by AMB on the Series A Preferred Stock. If AMB acquires any Series B Preferred Units from the holders pursuant to the exercise of their exchange rights, or if the operating partnership issues any Series C Preferred Units or Series D Preferred Units to AMB, AMB will receive preferred distributions of cash and preferred allocations of income on the Series B Preferred Units, Series C Preferred Units or Series D Preferred Units in an amount equal to the dividends payable by AMB on the Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may be. See "-- Series C Preferred Units and "-- Series D Preferred Units."

     As a consequence, AMB will receive distributions from the operating partnership sufficient to pay dividends on the Series A Preferred Stock and any Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock before any other partner in the operating partnership (other than holders of parity preferred units) receives a distribution. In addition, if necessary, income will be specially allocated to AMB and losses will be allocated to the other partners of the operating partnership in amounts necessary to ensure that, to the extent possible, the balance in AMB's capital account will at all times be equal to or in excess of the amount payable by AMB on the Series A Preferred Stock and any Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock upon liquidation or redemption. See "Certain Federal Income Tax Considerations -- Tax Aspects of the Operating Partnership and the Joint Ventures -- Allocations of Operating Partnership Income, Gain, Loss and Deduction."

SERIES B PREFERRED UNITS

     General. The Series B Preferred Units rank, with respect to distribution rights and rights upon liquidation, winding up or dissolution of the operating partnership:

     - senior to the common units of the operating partnership and to all units of the operating partnership that provide that they rank junior to the Series B Preferred Units;

     - junior to all units which rank senior to the Series B Preferred Units;
       and

     - on a parity with the Series A Preferred Units, any Series C Preferred Units, any Series D Preferred Units and all other units expressly designated by the operating partnership to rank on a parity with the Series B Preferred Units.

     Subject to the rights of holders of parity preferred units (including the Series A Preferred Units, any Series C Preferred Units and any Series D Preferred Units), holders of the Series B Preferred Units are entitled to receive, when, as and if declared by the operating partnership, acting through AMB as general partner, cumulative preferential cash distributions in an amount equal to 8 5/8% per annum on an amount equal to $50.00 per Series B Preferred Unit then outstanding (equivalent to $4.3125 per annum). These distributions are payable on the 15th day of January, April, July and October of each year.

     Exchange Rights. The Series B Preferred Units are exchangeable in whole at any time on or after November 12, 2008, at the option of 51% of the holders of all outstanding Series B Preferred Units, on a one for one basis, subject to adjustment, for shares of AMB's Series B Preferred Stock. In addition, the Series B Preferred Units are exchangeable in whole at any time at the option of 51% of the holders of all outstanding Series B Preferred Units if:

     - any Series B Preferred Unit shall not have received full distributions with respect to six prior quarterly distribution periods (whether or not consecutive); or

     - AMB or one of its subsidiaries take the position, and a holder or holders of Series B Preferred Units receive an opinion of independent counsel that the operating partnership is, or upon the happening of a certain event likely will be, a "publicly traded partnership" within the meaning of the Internal Revenue Code.

     The Series B Preferred Units are exchangeable in whole for shares of Series B Preferred Stock at any time after November 12, 2001 and prior to November 12, 2008 at the option of 51% of the holders of all outstanding Series B Preferred Units if those holders deliver to AMB as general partner a private letter ruling or an opinion of independent counsel to the effect that an exchange of the Series B Preferred Units at that time would not cause the Series B Preferred Units to be considered "stock and securities" within the meaning of the Internal Revenue Code for purposes of determining whether the holder of Series B Preferred Units is an "investment company" under the Internal Revenue Code.

     With certain limitations, the Series B Preferred Units are also exchangeable in whole at any time for shares of Series B Preferred Stock (regardless of whether held by the initial purchaser) if:

     - the initial purchaser of the Series B Preferred Units reasonably concludes that there exists an imminent and substantial risk that the initial purchaser's interest in the operating partnership represents or will represent more than 19.5% of the total profits or capital interests in the operating partnership for a taxable year;

     - the initial purchaser of the Series B Preferred Units delivers to AMB an opinion to the effect that there is a substantial risk that the initial purchaser's interest in the operating partnership represents or will represent more than 19.5% of the total profits or capital interests in the operating partnership for a taxable year; and

     - AMB, as the general partner, agrees with the conclusions in the bullet points above; provided, that AMB may not unreasonably withhold its agreement.

     In lieu of an exchange for Series B Preferred Stock, AMB may elect to cause the operating partnership to redeem Series B Preferred Units for cash in an amount equal to the original capital account balance of the Series B Preferred Units plus all accrued and unpaid distributions to the date of redemption. A holder of Series B Preferred Units will not be entitled to exchange the units for Series B Preferred Stock if the exchange would result in a violation of the ownership limit. See "Description of Capital Stock -- Restrictions on Ownership and Transfer of Capital Stock."

     Redemption. On or after November 12, 2003, the operating partnership has the right to redeem the Series B Preferred Units, in whole or in part from time to time, at a redemption price payable in cash equal to the capital account balance of the holder, provided that the amount shall not be less than $50.00 per Series B Preferred Unit. The operating partnership must pay the redemption price solely out of the sale proceeds of AMB's capital stock or interests in the operating partnership and from no other source. The operating partnership may not redeem fewer than all of the Series B Preferred Units unless the operating partnership has paid all accumulated and unpaid distributions on all Series B Preferred Units for all quarterly distribution periods terminating on or prior to the date of redemption.

     Limited Approval Rights. For so long as any Series B Preferred Units are outstanding, without the affirmative vote of the holders of at least two-thirds of the Series B Preferred Units outstanding at the time, the operating partnership may not:

     - authorize, create or increase the authorized or issued amount of, or reclassify, any class or series of partnership interests, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any partnership interests, ranking prior to the Series B Preferred Units;

     - authorize, create or increase the authorized or issued amount of, or reclassify, any class or series of partnership interests, or create, authorize or issue any obligations or security convertible into or evidencing a right to purchase any partnership interests, ranking equal to the Series B Preferred Units, but only to the extent that such securities are issued to an affiliate of the operating partnership, other than AMB to the extent that the issuance is to allow AMB to issue corresponding shares of Series B Preferred Stock to persons who are not affiliates of the operating partnership; or

     - either consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety to, any corporation or other entity or amend, alter or repeal the provisions of the partnership agreement, in a manner that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series B Preferred Units. So long as the operating partnership is the surviving entity and the Series B Preferred Units remain outstanding on the same terms, or the resulting, surviving or transferee entity is a partnership, limited liability company or other pass-through entity and substitutes the Series B Preferred Units for other interests in such entity, with substantially the same terms and rights, then the occurrence of any of the events listed above in this bullet point will not be considered to materially and adversely affect such rights, privileges or voting powers.

     Other than as discussed above or elsewhere in this prospectus, the holders of Series B Preferred Units have no voting rights other than with respect to certain matters that would adversely affect them or as otherwise provided by applicable law.

     Liquidation Preference. The distribution and income allocation provisions of the partnership agreement have the effect of providing each Series B Preferred Unit with a liquidation preference to each holder of Series B Preferred Units equal to the holder's capital contributions, plus any accrued but unpaid distributions, in preference to any other class or series of partnership interest of the operating partnership, other than any Series A Preferred Units, any Series C Preferred Units and any Series D Preferred Units.

     Registration Rights. AMB has agreed to file a registration statement registering the resale of the shares of Series B Preferred Stock issuable to the holders of Series B

Preferred Units as soon as practicable but not later than 60 days after the date the Series B Preferred Units are exchanged for shares of Series B Preferred Stock. AMB has also agreed to use its best efforts to cause the registration statement to be declared effective within 120 days after the date of the exchange.

SERIES C PREFERRED UNITS

     As described under "Description of Capital Stock -- Preferred
Stock -- Series C Preferred Stock," holders of Series C Preferred Units of AMB Property II may exchange their units for shares of our Series C Preferred Stock. If AMB issues Series C Preferred Stock, AMB will:

     - contribute 99% of the Series C Preferred Units of AMB Property II to the operating partnership in exchange for Series C Preferred Units in the operating partnership that mirror the rights, preferences and other terms of the Series C Preferred Stock; and

     - contribute 1% of the Series C Preferred Units of AMB Property II to AMB Property Holding Corporation.

     Any Series C Preferred Units will rank on a parity with the Series A Preferred Units, Series B Preferred Units and any Series D Preferred Units. As a consequence, AMB would receive distributions from the operating partnership that AMB would use to pay dividends on any Series C Preferred Stock and the Series A Preferred Stock before any other partner in the operating partnership (other than holders of parity preferred units).

SERIES D PREFERRED UNITS

     As described under "Description of Capital Stock -- Preferred
Stock -- Series D Preferred Stock," holders of Series D Preferred Units of AMB Property II may exchange their units for shares of AMB's Series D Preferred Stock. If AMB issues Series D Preferred Stock, it will:

     - contribute 99% of the Series D Preferred Units of AMB Property II to the operating partnership in exchange for Series D Preferred Units in the operating partnership that mirror the rights, preferences and other terms of the Series D Preferred Stock; and

     - contribute 1% of the Series D Preferred Units of AMB Property II to AMB Property Holding Corporation.

     Any Series D Preferred Units will rank on a parity with the Series A Preferred Units, Series B Preferred Units and any Series C Preferred Units. As a consequence, AMB would receive distributions from the operating partnership that AMB would use to pay dividends on any Series D Preferred Stock and the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock before any other partner in the operating partnership (other than holders of parity preferred units).

COMMON LIMITED PARTNERSHIP UNITS

     Redemption/Exchange Rights. Holders of common limited partnership units in the operating partnership have the right, commencing generally on or before the first anniversary of the holder becoming a limited partner of the operating partnership (or such other date agreed to by the operating partnership and the applicable unit holders), to require the operating partnership to redeem part or all of their common units for cash

(based upon the fair market value of an equivalent number of shares of common stock at the time of redemption) or AMB may, in its sole and absolute discretion (subject to the limits on ownership and transfer of common stock set forth in AMB's charter) elect to exchange those common units for shares of common stock (on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of certain rights, certain extraordinary distributions and similar events). AMB presently anticipates that it will generally elect to issue shares of common stock in exchange for common units in connection with a redemption request; however, the operating partnership has paid cash and may in the future pay cash for a redemption of common units. With each redemption or exchange, AMB's percentage ownership interest in the operating partnership will increase. Common limited partners may exercise this redemption/exchange right from time to time, in whole or in part, subject to the limitations that limited partners may not exercise the right if exercise would result in any person actually or constructively owning shares of common stock in excess of the ownership limit or any other amount specified by AMB's board of directors, assuming common stock was issued in the exchange. Holders of performance units also have limited redemption/exchange rights, as discussed under the caption
"-- Performance Units" below.

     Registration Rights. AMB has granted to common limited partners certain registration rights with respect to the shares of stock issuable upon exchange of common limited partnership units in the operating partnership or otherwise. AMB has agreed to file and generally keep continuously effective generally beginning on or as soon as practicable after one year after issuance of common limited partnership units a registration statement covering the issuance of shares of common stock upon exchange of the units and the resale of the shares. See "Risk Factors -- Ownership of Common Stock -- The Large Number of Shares Available for Future Sale Could Adversely Affect the Market Price of AMB's Common Stock." AMB will bear expenses incident to its registration obligations upon exercise of registration rights, including the payment of federal securities law and state Blue Sky registration fees, except that AMB will not bear any underwriting discounts or commissions or transfer taxes relating to registration of the shares.

PERFORMANCE UNITS

     Notwithstanding the foregoing discussion of distributions and allocations of income or loss of the operating partnership, depending on the trading price of AMB's common stock after November 26, 1998 (the first anniversary of AMB's initial public offering), certain of AMB's officers, in their capacity as limited partners of the operating partnership, may receive performance units as of each of February 26, May 26, August 26 and November 26, 1999. The performance units are similar to common units in many respects, including the right to share in operating distributions, and allocations of operating income and loss, of the operating partnership on a pro rata basis with common limited partnership units, and certain redemption and exchange rights, including limited rights to cause the operating partnership to redeem the performance units for cash or, at AMB's option, to exchange the performance units for shares of common stock. Any redemption rights with respect to performance units, however, will be dependent upon an increase in the value of the assets of the operating partnership (in some cases measured by reference to the trading price of the shares of common stock) after the issuance of the performance units. If there is no increase, the holders of performance units will not be entitled to receive any proceeds upon the liquidation of the operating partnership or the redemption of their performance units.

     Immediately prior to AMB's initial public offering, certain investors owned assets that were subject to advisory agreements with AMB Institutional Realty Advisors, Inc. containing an incentive fee provision or a "catch up adjustment." We refer to these investors as "performance investors." If officers receive performance units, an equal number of general partnership units allocable to AMB and units allocable to performance investors who are limited partners in the operating partnership will be transferred to the operating partnership. If any of AMB's general partnership units are transferred to the operating partnership as a result of the issuance of performance units, an equal number of shares of common stock (the "performance shares") will be transferred to AMB by the applicable performance investors. Accordingly, no AMB stockholder or limited partner in the operating partnership (other than performance investors, to the extent of their obligations to transfer performance shares to AMB or the operating partnership, as applicable) will be diluted as a result of the issuance of performance units.

REMOVAL OF THE GENERAL PARTNER; TRANSFERABILITY OF AMB'S INTERESTS; TREATMENT OF LIMITED PARTNERSHIP UNITS IN SIGNIFICANT TRANSACTIONS

     The limited partners may not remove AMB as general partner of the operating partnership, with or without cause, other than with AMB's consent. The partnership agreement provides that AMB may not withdraw from the operating partnership (whether by sale, statutory merger, consolidation, liquidation or otherwise) without the consent of a majority in interest of the limited partners other than the preferred limited partners. However, except as set forth below, AMB may transfer or assign its general partner interest in connection with a merger, consolidation or sale of substantially all of its assets without limited partner consent.

     Neither AMB nor the operating partnership may engage in any merger, consolidation or other combination with or into another person, or effect any reclassification, recapitalization or change of its outstanding equity interests, and AMB may not sell all or substantially all of its assets (each a "termination transaction") unless in connection with the termination transaction all holders of limited partnership units other than preferred units either will receive, or will have the right to elect to receive, for each unit an amount of cash, securities or other property equal to the product of the number of shares of common stock into which each unit is then exchangeable and the greatest amount of cash, securities or other property paid to the holder of one share in consideration of one share pursuant to the termination transaction. If, in connection with the termination transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of the outstanding shares of common stock, each holder of limited partnership units other than preferred units will receive, or will have the right to elect to receive, the greatest amount of cash, securities or other property that the holder would have received had it exercised its right to redemption and received shares of common stock in exchange for its units immediately prior to the expiration of the purchase, tender or exchange offer and had accepted the purchase, tender or exchange offer. Any performance units issued will also have the benefit of these provisions, irrespective of the capital account then applicable to the performance units.

     A termination transaction may also occur if the following conditions are met:

     - substantially all of the assets directly or indirectly owned by the surviving entity are held directly or indirectly by the operating partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the operating partnership;

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

     - the holders of common limited partnership units, including the holders of any performance units issued, own a percentage interest of the surviving partnership based on the relative fair market value of the net assets of the operating partnership and the other net assets of the surviving partnership immediately prior to the consummation of the transaction;

     - the rights, preferences and privileges of the holders in the surviving partnership, including the holders of performance units issued or to be issued, are at least as favorable as those in effect immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the surviving partnership (except, as to performance units, for such differences with units regarding liquidation, redemption or exchange as are described in this prospectus); and

     - such rights of the common limited partners, including the holders of performance units issued or to be issued, include at least one of the following:

        - the right to redeem their interests in the surviving partnership for the consideration available to them pursuant to the preceding paragraph; or

        - the right to redeem their units for cash on terms equivalent to those in effect immediately prior to the consummation of the transaction, or, if the ultimate controlling person of the surviving partnership has publicly traded common equity securities, the common equity securities, with an exchange ratio based on the relative fair market value of the securities and the common stock.

     AMB's board of directors will reasonably determine fair market values and rights, preferences and privileges of the common limited partners of the operating partnership as of the time of the termination transaction and, to the extent applicable, the values will be no less favorable to the holders of common limited partnership units than the relative values reflected in the terms of the termination transaction.

     In addition, in the event of a termination transaction, the arrangements with respect to performance units and performance shares (as defined under "-- Performance Units") will be equitably adjusted to reflect the terms of the transaction, including, to the extent that the shares are exchanged for consideration other than publicly traded common equity, the transfer or release of remaining performance shares, and resulting issuance of any performance units, as of the consummation of the termination transaction.

DUTIES AND CONFLICTS

     Except as otherwise provided by our conflicts of interest policies with respect to directors and officers and as provided in the non-competition agreements described under "Risk Factors -- Conflicts of Interest -- Some of Our Executive Officers are Involved in Other Real Estate Activities and Investments," any limited partner of the operating partnership may engage in other business activities outside the operating partnership, including business activities that directly compete with the operating partnership.

MEETINGS; VOTING

     As general partner, AMB may call meetings of the limited partners of the operating partnership, on its own motion, or upon written request of limited partners owning at least 25% of the then outstanding limited partnership units. Limited partners may vote either in person or by proxy at meetings. Limited partners may take any action that they are required or permitted to take either at a meeting of the limited partners or without a

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

meeting if consents in writing setting forth the action taken are signed by limited partners owning not less than the minimum number of units that would be necessary to authorize or take the action at a meeting of the limited partners at which all limited partners entitled to vote on the action were present. On matters for which limited partners are entitled to vote, each limited partner has a vote equal to the number of units the limited partner holds. A transferee of limited partnership units who has not been admitted as a substituted limited partner with respect to the units will have no voting rights with respect to the units, even if the transferee holds other units as to which it has been admitted as a limited partner. The partnership agreement does not provide for, and AMB does not anticipate calling, annual meetings of the limited partners.

AMENDMENT OF THE PARTNERSHIP AGREEMENT

     Amendments to the operating partnership's partnership agreement may be proposed by AMB or by limited partners owning at least 25% of the then outstanding limited partnership units entitled to vote. Generally, the partnership agreement may be amended with AMB's approval, as general partner, and partners (including AMB but not including the preferred limited partners) holding a majority of the percentage interest of all partners other than preferred limited partners. Certain provisions regarding, among other things, AMB's rights and duties as general partner (e.g., restrictions on our power to conduct businesses other than as denoted herein) or the dissolution of the operating partnership, may not be amended without the approval of limited partners (other than preferred limited partners) holding a majority of the percentage interests of the limited partners other than preferred limited partners. As general partner, AMB has the power, without the consent of the limited partners, to amend the partnership agreement as may be required to, among other things:

     - add to its obligations as general partner or surrender any right or power granted to it as general partner;

     - reflect the admission, substitution, termination or withdrawal of partners in accordance with the terms of the partnership agreement;

     - establish the rights, powers, duties and preferences of any additional partnership interests issued in accordance with the terms of the partnership agreement;

     - reflect a change of an inconsequential nature that does not materially adversely affect any limited partner, or cure any ambiguity, correct or supplement any provisions of the partnership agreement not inconsistent with law or with other provisions of the partnership agreement, or make other changes concerning matters under the partnership agreement that are not otherwise inconsistent with the partnership agreement or applicable law; or

     - satisfy any requirements of federal, state or local law.

     AMB must approve, and each limited partner that would be adversely affected must approve, certain amendments to the partnership agreement, including amendments effected directly or indirectly through a merger or sale of assets of the operating partnership or otherwise, that would, among other things,

     - convert a limited partner's interest into a general partner's interest;

     - modify the limited liability of a limited partner;

     - alter the interest of a partner in profits or losses, or the rights to receive any distributions (except as permitted under the partnership agreement with respect to

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

       the admission of new partners or the issuance of additional units, either of which actions will have the effect of changing the percentage interests of the partners and thereby altering their interests in profits, losses and distributions); or

     - alter the limited partner's redemption right.

     These protections apply to both holders of common limited partnership units and holders of performance units. In addition, no amendment may be effected, directly or indirectly, through a merger or sale of assets of the operating partnership or otherwise, which would adversely affect the rights of former stockholders of AMB Institutional Realty Advisors to receive performance units.

BOOKS AND REPORTS

     The operating partnership's books and records are maintained at the principal office of the operating partnership, which is located at 505 Montgomery Street, San Francisco, California 94111. All elections and options available to the operating partnership for federal or state income tax purposes may be taken or rejected by the operating partnership in AMB's sole discretion as general partner. The limited partners have the right, subject to certain limitations, to receive copies of the most recent SEC filings by AMB and the operating partnership, the operating partnership's federal, state and local income tax returns, a list of limited partners, the partnership agreement, the partnership certificate and all amendments and certain information about the capital contributions of the partners. We may keep confidential from the limited partners any information that we believe to be in the nature of trade secrets or other information the disclosure of which the we in good faith believe is not in the best interests of the operating partnership or which the operating partnership is required by law or by agreements with unaffiliated third parties to keep confidential.

     We will use reasonable efforts to furnish to each limited partner, within 90 days after the close of each taxable year, the tax information reasonably required by the limited partners for federal and state income tax reporting purposes.

TERM

     The operating partnership will continue in full force and effect for approximately 99 years or until sooner dissolved pursuant to the terms of the partnership agreement.

            REDEMPTION/EXCHANGE OF COMMON LIMITED PARTNERSHIP UNITS
                                FOR COMMON STOCK

TERMS OF THE EXCHANGE

     The limited partnership units held by Seefried Properties, Inc., Monique Brouillet Seefried, Robert S. Rakusin and Thomas Ellis become redeemable on June 4, 1999. The limited partnership units held by James E. Hayes, as trustee of the James E. Hayes Living Trust under Trust Agreement dated August 22, 1995, and Lawrence J. Hayes become redeemable on June 30, 1999. See "Selling Stockholders." Beginning on those dates, the respective selling stockholders may require the operating partnership to redeem their limited partnership units, in whole or in part, for cash by delivering to AMB, as general partner of the operating partnership, a notice of redemption. Upon receipt of the notice of redemption, AMB may, in its sole and absolute discretion (subject to the limitations on ownership and transfer of common stock set forth in the charter), elect to exchange those

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

common limited partnership units for shares of common stock on a one-for-one basis, subject to adjustment as described under "Description of Certain Provisions of the Partnership Agreement of the Operating Partnership -- Common Limited Partnership Units -- Redemption/Exchange Rights."

     A tendering partner will have the right to receive, on the day of receipt by AMB of a notice of redemption, the number of shares of common stock which corresponds to the number of common limited partnership units that AMB has elected to exchange in lieu of a cash redemption. Any shares of common stock issued by AMB to a limited partner will be duly authorized, validly issued, fully paid and nonassessable shares, free of any pledge, lien, encumbrance or restriction other than those provided in the charter, the bylaws, the Securities Act, relevant state securities or blue sky laws and any applicable registration rights agreement with respect to the shares entered into by the tendering partner. Notwithstanding any delay in delivery, the tendering partner will be considered to be the owner of shares and rights for all purposes, including rights to vote or consent and receive dividends as of the date AMB received the notice of redemption.

     Each tendering partner will continue to own all limited partnership units subject to any redemption or exchange, and be treated as a limited partner with respect to the limited partnership units for all purposes, until the limited partner transfers the limited partnership units to us and we pay for them or exchange them, and until that time, the partner will have no rights as a stockholder.

CERTAIN CONDITIONS TO THE EXCHANGE

     The consummation of a redemption or exchange as described above upon AMB's receipt of a notice of redemption from a tendering partner is subject to the following conditions:

     - in order to protect AMB's status as a real estate investment trust, no tendering partner will be entitled to effect a redemption for cash or an exchange for common stock, if the ownership or right to acquire common stock would cause the tendering partner or any other person to violate the ownership limit;

     - without the consent of AMB, no tendering partner may effect a redemption for less than 10,000 limited partnership units, or if the tendering partner holds less than 10,000 limited partnership units, all of the limited partnership units held by the tendering partner;

     - without the consent of AMB, no tendering partner may effect a redemption during the period after the record date established by AMB for a distribution from the operating partnership to the partners in the operating partnership and before the record date established by AMB for a distribution to its common stockholders of some or all of its portion of such distribution; and

     - the consummation of any redemption or exchange will be subject to the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

COMPARISON OF OWNERSHIP OF COMMON LIMITED PARTNERSHIP UNITS AND COMMON STOCK

     Generally, the nature of an investment in common stock of AMB is similar in several respects to an investment in common limited partnership units of the operating partnership. Holders of common stock and holders of common limited partnership units generally

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

receive the same distributions and stockholders and holders of common limited partnership units generally share in the risks and rewards of ownership in the enterprise being conducted by AMB through the operating partnership. However, there are also differences between ownership of common limited partnership units and ownership of common stock, some of which may be material to investors.

     The information below highlights a number of the significant differences between the operating partnership and AMB relating to, among other things, form of organization, management control, voting rights, liquidity and federal income tax considerations. These comparisons are intended to assist limited partners in understanding how their investment will be changed if they exchange their common limited partnership units for shares of common stock in AMB. THIS DISCUSSION IS SUMMARY IN NATURE AND DOES NOT CONSTITUTE A COMPLETE DISCUSSION OF THESE MATTERS, AND HOLDERS OF LIMITED PARTNERSHIP UNITS SHOULD CAREFULLY REVIEW THE REST OF THIS PROSPECTUS AND THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART FOR ADDITIONAL IMPORTANT INFORMATION ABOUT AMB.

                     FORM OF ORGANIZATION AND ASSETS OWNED

Operating Partnership

     The operating partnership is organized as a Delaware limited partnership. The operating partnership owns substantially all of AMB's assets and conducts substantially all of AMB's business. The operating partnership's purpose is to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Delaware Revised Uniform Limited Partnership Act, provided that the Operating Partnership must conduct its business in a manner that permits AMB to be qualified as a real estate investment trust unless AMB ceases to qualify as real estate investment trust for reasons other than the conduct of the business of the operating partnership.

AMB

     AMB is a Maryland corporation. AMB has elected to be taxed as a real estate investment trust under the Internal Revenue Code, commencing with its taxable year ending December 31, 1997, and intends to maintain its qualification as a real estate investment trust. AMB's only substantial asset is its interest in the operating partnership, which gives AMB an indirect investment in the properties owned by the operating partnership. Under its charter, AMB may engage in any lawful activity permitted by the Maryland General Corporation Law.

                               ADDITIONAL EQUITY

Operating Partnership

     The operating partnership is authorized to issue limited partnership units and other partnership interests (including partnership interests of different series or classes that may be senior to common limited partnership units) as determined by AMB as its general partner, in its sole discretion. The operating partnership may issue limited partnership units and other partnership interests to AMB, as long as the operating partnership issues such interests in connection with a comparable issuance of shares of AMB and AMB contributes to the operating partnership proceeds raised in connection with the issuance of such shares.

AMB

     The board of directors may issue, in its discretion, additional shares of common stock or additional shares of preferred stock; provided, that the total number of shares issued does not exceed the authorized number of shares of capital stock set forth in AMB's charter. As long as the operating partnership is in existence, AMB will contribute to the operating partnership the proceeds of all equity capital raised by AMB in exchange for limited partnership units in the operating partnership.

                               MANAGEMENT CONTROL

Operating Partnership

     All management powers over the business and affairs of the operating partnership are exclusively vested in AMB as the general partner, and no limited partner of the operating partnership has any right to participate in or exercise control or management power over the business and affairs of the operating partnership except as provided below under "-- Voting Rights." The general partner may not be removed by the limited partners with or without cause.

AMB

     The board of directors has exclusive control over AMB's business affairs subject only to the restrictions in the charter and bylaws. At each annual meeting of stockholders, AMB's stockholders elect AMB's directors for one year terms. The board of directors may alter or eliminate its policies without a vote of the stockholders. Accordingly, except for their vote in the election of directors, stockholders have no control over the ordinary business policies of AMB. AMB cannot change its policy of maintaining its status as a real estate investment trust, however, without the approval of holders of two-thirds of the shares of AMB's capital stock outstanding and entitled to vote on the change.

                  DUTIES TO LIMITED PARTNERS AND STOCKHOLDERS

Operating Partnership

     Under Delaware law, the general partner of the operating partnership is accountable to the operating partnership as a fiduciary and, consequently, is required to exercise good faith and integrity in all of its dealings with respect to partnership affairs. However, under the partnership agreement, the general partner is not liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by partners as a result of errors of judgment or mistakes of fact or law or any act or omission, provided that the general partner has acted in good faith. Each limited partner expressly acknowledged in the partnership agreement that as general partner, AMB is acting on behalf of the operating partnership's limited partners and AMB's stockholders, collectively, and is under no obligation to consider the tax consequences to limited partners when making decisions for the benefit of the operating partnership. AMB intends to make decisions in its capacity as general partner of the operating partnership so as to maximize its profitability and the profitability of the operating partnership as a whole, independent of the tax effects on the limited partners.

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

AMB

     Under Maryland law, the directors must perform their duties in good faith, in a manner that they reasonably believe to be in the best interests of AMB and with the care of an ordinarily prudent person in a like position. Directors of AMB who act in such a manner generally will not be liable to AMB for monetary damages arising from their activities.

                                 VOTING RIGHTS

Operating Partnership

     Under the partnership agreement, the common limited partners have voting rights only as to the dissolution of the operating partnership, the sale of all or substantially all of the operating partnership's assets or merger of the operating partnership, and amendments of the partnership agreement, as described more fully below. Otherwise, all decisions relating to the operation and management of the operating partnership are made by the general partner. As of May 31, 1999, AMB owned an approximate 95.0% common general partnership interest in the operating partnership. As limited partnership units are redeemed or exchanged by limited partners, AMB's percentage ownership of the limited partnership units will increase. If additional limited partnership units are issued to third parties, AMB's percentage ownership of the limited partnership units will decrease.

AMB

     AMB is managed and controlled by a board of directors. Directors are elected by the stockholders at annual meetings of AMB. Maryland law requires that certain major corporate transactions, including most amendments to the charter, may not be consummated without the approval of stockholders as set forth below. All holders of common stock have one vote per share, and the charter permits the board of directors to classify and issue preferred stock in one or more series or classes having voting power which may differ from that of the common stock. See "Description of Capital Stock."

     The following is a comparison of the voting rights of the common limited partners of the operating partnership and the common stockholders of AMB as they relate to certain major transactions:

A. AMENDMENT OF THE PARTNERSHIP AGREEMENT OR THE CHARTER

Operating Partnership

     The partnership agreement may be amended through a proposal by the general partner or any limited partners holding 25% or more of the then outstanding limited partnership units entitled to vote. Generally, the partnership agreement may be amended with the approval of AMB as general partner and partners (including AMB but not including the preferred limited partners) holding a majority of the percentage interest of all partners other than preferred limited partners. Certain provisions regarding, among other things, the rights and duties of AMB as general partner and the dissolution of the operating partnership, may not be amended without the approval of the limited partners (other than preferred limited partners) holding a majority of the percentage interests of the limited partners other than preferred limited partners. Certain amendments that affect the fundamental rights of a limited partner must be approved by AMB and each limited partner that would be adversely affected. AMB may, without the limited partners' consent,

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

amend the partnership agreement to establish rights, powers, duties and preferences of additional partnership interests issued in accordance with the partnership agreement and to reflect certain ministerial matters.

AMB

     Amendments to AMB's charter must be advised by the board of directors and approved by the vote of at least two-thirds of the votes entitled to be cast on the matter at a meeting of stockholders.

B. VOTE REQUIRED TO DISSOLVE THE OPERATING PARTNERSHIP OR AMB

Operating Partnership

     The general partner may not elect to dissolve the operating partnership without the prior consent of limited partners (other than the preferred limited partners) holding a majority of the outstanding percentage interest of all limited partners other than preferred limited partners.

AMB

     Under Maryland Law, dissolution of AMB must be advised by the affirmative vote of a majority of the entire board of directors and approved by the stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter. The partnership agreement provides that AMB may not withdraw from the operating partnership (whether by sale, statutory merger, consolidation, liquidation or otherwise) without the consent of limited partners (other than the preferred limited partners) holding a majority of the outstanding percentage interest of all limited partners other than preferred limited partners. However, as described below under "-- Vote Required to Sell Assets or Merge," AMB may transfer or assign its general partner interest in connection with a merger, consolidation or sale of substantially all of its assets without limited partner consent, upon certain terms and conditions.

C. VOTE REQUIRED TO SELL ASSETS OR MERGE

Operating Partnership

     Under the partnership agreement, the sale, exchange, transfer or other disposition of all or substantially all of the operating partnership's assets requires the consent of the partners (other than the preferred limited partners) holding a majority of the percentage interest of all partners other than preferred limited partners.

     The merger, consolidation or other combination of the operating partnership also requires the consent of the partners (other than the preferred limited partners) holding a majority of the percentage interest of all partners other than preferred limited partners.

AMB

     Under Maryland law, the sale of all or substantially all of the assets of AMB, or merger or consolidation of AMB, must be advised by the board of directors and approved by the stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter. The stockholders are not required to approve the sale of less than all or substantially all of AMB's assets.

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

     Pursuant to the partnership agreement, AMB may not withdraw from the operating partnership and may not transfer all or any portion of its interest in the operating partnership (whether by sale, statutory merger, consolidation, liquidation or otherwise) without the consent of limited partners (other than the preferred limited partners) holdings a majority of the outstanding percentage interest of all limited partners other than preferred limited partners. However, AMB may transfer or assign its general partner interest in connection with a merger, consolidation or sale of substantially all of its assets without limited partner consent if the conditions described under "Description of Certain Provisions of the Partnership Agreement of the Operating Partnership -- Removal of the General Partner; Transferability of Our Interests; Treatment of Limited Partnership Units in Significant Transactions" are met. These conditions generally relate to receipt by the common limited partners of property that the partner would have received had it exchanged its common limited partnership units for shares of common stock immediately prior to the transaction.

                      COMPENSATION, FEES AND DISTRIBUTIONS

Operating Partnership

     The general partner does not receive any compensation for its services as general partner of the operating partnership. As a partner in the operating partnership, however, the general partner has the same right to allocations and distributions as other partners of the operating partnership. In addition, the operating partnership will reimburse AMB for all expenses it incurs relating to its activities as general partner, its continued existence and qualification as a real estate investment trust and all other liabilities that it incurs in connection with the pursuit of its business and affairs. The operating partnership will reimburse AMB for all expenses incurred relating to the ongoing operation of AMB and any issuance of additional partnership interests in the operating partnership. These expenses include those incurred in connection with the administration and activities of the operating partnership, such as the maintenance of the operating partnership's books and records, management of the operating partnership's property and assets, and preparation of information regarding the operating partnership provided to the partners in the preparation of their individual tax returns. Except as expressly permitted by the partnership agreement, however, AMB's affiliates will not engage in any transactions with the operating partnership except on terms that are fair and reasonable to the operating partnership and no less favorable to the operating partnership than it would obtain from an unaffiliated third party.

AMB

     The outside directors and officers of AMB receive compensation for their services.

                             LIABILITY OF INVESTORS

Operating Partnership

     Under the partnership agreement and applicable Delaware law, the liability of the limited partners for the operating partnership's debts and obligations is generally limited to the amount of their investment in the operating partnership.

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

AMB

     Under Maryland law, stockholders are generally not personally liable for the debts or obligations of AMB.

                                   LIQUIDITY

Operating Partnership

     Subject to certain conditions, limited partners may generally transfer their limited partnership units to accredited investors, provided that AMB has a right of first refusal for any proposed transfer. Limited partners may transfer their limited partnership units without AMB's consent in the following situations:

     - transfers to the general partner;

     - transfers to an affiliate controlled by the limited partner or to immediate family members;

     - transfers to a trust for the benefit of a charitable beneficiary or to a charitable foundation; or

     - transfers pursuant to a pledge to an unaffiliated lending institution as collateral or security for a loan or other extension of credit.

AMB

     A limited partner is entitled to freely transfer the shares of common stock received by that partner in exchange for limited partnership units, subject to prospectus delivery and other requirements for registered securities. The common stock is listed on the New York Stock Exchange. The breadth and strength of this secondary market will depend, among other things, upon the number of shares outstanding, AMB's financial results and prospects, the general interest in AMB's and other real estate investments, and AMB's dividend yield compared to that of other debt and equity securities.

                                     TAXES

Operating Partnership

     The operating partnership itself is not subject to federal income taxes. Instead, each holder of limited partnership units includes its allocable share of the operating partnership's taxable income or loss in determining its individual federal income tax liability. Cash distributions from the operating partnership are generally not taxable to a holder of limited partnership units except to the extent they exceed the holder's basis in its interest in the operating partnership (which will include such holder's allocable share of the operating partnership's nonrecourse debt).

     Income and loss from the operating partnership generally is subject to the "passive activity" limitations. Under the "passive activity" rules, partners can generally offset income and loss from the operating partnership that is considered "passive income" against income and loss from other investments that constitute "passive activities." However, this offset will not be available if the operating partnership becomes a publicly traded partnership (as defined in the Internal Revenue Code).

     Holders of limited partnership units are required, in some cases, to file state income tax returns and/or pay state income taxes in the states in which the operating partnership owns property, even if they are not residents of those states.

AMB

     Distributions made by AMB to its taxable domestic stockholders out of current or accumulated earnings and profits will be taken into account by them as ordinary income. Distributions that are designated as capital gain dividends generally will be taxed as gains from the sale or disposition of a capital asset. Distributions in excess of current or accumulated earnings and profits will be treated as a nontaxable return of basis to the extent of a stockholder's adjusted basis in its common stock, with the excess taxed as capital gain. See "Certain Federal Income Tax Considerations -- Taxation of Taxable U.S. Stockholders."

     Dividends paid by AMB will be treated as "portfolio" income and stockholders cannot offset these dividends with losses from "passive activities."

     Stockholders who are individuals generally will not be required to file state income tax returns and/or pay state income taxes outside of their state of residence with respect to AMB's operations and distributions. AMB may be required to pay state income taxes in certain states.

                   CERTAIN PROVISIONS OF MARYLAND LAW AND OF
                            AMB'S CHARTER AND BYLAWS

     We have summarized certain terms and provisions of the Maryland General Corporation Law and AMB's charter and bylaws. This summary is not complete and is qualified by the provisions of AMB's charter and bylaws and the Maryland General Corporation Law. For more detail, you should refer to AMB's charter and bylaws, which are exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

BOARD OF DIRECTORS

     AMB's charter provides that the number of its directors shall be established by the bylaws, but cannot be less than the minimum number required by the Maryland General Corporation Law, which in the case of AMB is three. AMB's bylaws currently provide that the AMB's board of directors consists of not fewer than five nor more than 13 members who are elected to a one-year term at each annual meeting of stockholders. A majority of the entire board of directors may fill any vacancy (except for a vacancy caused by removal). AMB's bylaws provide that a majority of AMB's board of directors must be "independent directors." An "independent director" is a director who is not:

     - an employee, officer or affiliate of us or one of our subsidiaries or divisions;

     - a relative of a principal executive officer; or

     - an individual member of an organization acting as advisor, consultant or legal counsel, receiving compensation on a continuing basis from us in addition to director's fees.

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REMOVAL OF DIRECTORS

     While AMB's charter and the Maryland General Corporation Law empower AMB's stockholders to fill vacancies in AMB's board of directors that are caused by the removal of a director, the charter precludes stockholders from removing incumbent directors except upon a substantial affirmative vote. Specifically, the charter provides that stockholders may remove a director only for cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors, subject to the rights of the holders of shares of AMB's preferred stock to elect and remove directors elected by such holders under certain circumstances. The Maryland General Corporation Law does not define the term "cause." As a result, removal for "cause" is subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular situation. This provision, when coupled with the provision in AMB's bylaws authorizing AMB's board of directors to fill vacant directorships, precludes stockholders from removing incumbent directors except upon a substantial affirmative vote and filling the vacancies created by removal with their own nominees.

OPT OUT OF BUSINESS COMBINATIONS AND CONTROL SHARE ACQUISITION STATUTES

     AMB has elected in its bylaws not to be governed by the "control share acquisition" provisions of the Maryland General Corporation Law (Sections 3-701 through 3-709), and AMB's board of directors has determined, by irrevocable resolution, that AMB will not be governed by the "business combination" provision of the Maryland General Corporation Law (Section 3-602), each of which could have the effect of delaying or preventing a change of control. AMB's bylaws provide that AMB cannot at a future date determine to be governed by either provision without the approval of a majority of the outstanding shares entitled to vote. In addition, the irrevocable resolution adopted by AMB's board of directors may only be changed by the approval of a majority of the outstanding shares entitled to vote.

AMENDMENT TO AMB'S AND BYLAWS

     AMB's charter may not be amended without the amendment being declared advisable by AMB's board of directors and approved by the stockholders by the affirmative vote of at least two-thirds of all votes entitled to be cast on the matter. AMB's bylaws may be amended by the vote of a majority of AMB's board of directors or by the affirmative vote of a majority of the shares of AMB's capital stock entitled to vote on the amendment, except with respect to the following bylaw provisions (each of which may not be amended without the approval of a majority of the shares of capital stock entitled to vote on the amendment):

     - provisions opting out of the control share acquisition statute and the business combination statute;

     - the requirement in AMB's bylaws that AMB's independent directors approve certain transactions involving AMB's executive officers or directors or any limited partners of the operating partnership and their affiliates;

     - provisions governing amendment of AMB's bylaws.

MEETINGS OF STOCKHOLDERS

     AMB's bylaws provide for annual meetings of stockholders to elect the board of directors and transact other business as may properly be brought before the meeting. The

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President, the board of directors and the Chairman of the Board may call a special meeting of stockholders. The holders of 50% or more of our outstanding stock entitled to vote may also make a written request to call a special meeting of stockholders.

     The Maryland General Corporation Law provides that stockholders may act by unanimous written consent without a meeting with respect to any action that they are required or permitted to take at a meeting, if each stockholder entitled to vote on the matter signs the consent setting forth the action and each stockholder entitled to notice of the meeting but not entitled to vote at the meeting signs a written waiver of any right to dissent.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

     AMB's bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the board of directors and the proposal of business to be considered by stockholders may be made only:

     - pursuant to the notice of the meeting;

     - by or at the direction of AMB's board of directors; or

     - by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in AMB's bylaws.

     AMB's bylaws also provide that with respect to special meetings of stockholders, only the business specified in the notice of meeting may be brought before the meeting.

     The provisions in AMB's charter regarding amendments to the charter and the advance notice provisions of AMB's bylaws could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.

DISSOLUTION OF AMB

     Under the Maryland General Corporation Law, dissolution of AMB must be advised by a majority of the entire board of directors and approved by the stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter.

LIMITATION OF DIRECTORS' AND OFFICERS' LIABILITY

     AMB's officers and directors are indemnified under the Maryland General Corporation Law, AMB's charter and the operating partnership's partnership agreement against certain liabilities. AMB's charter and bylaws require AMB to indemnify its directors and officers to the fullest extent permitted from time to time by the Maryland General Corporation Law.

     The Maryland General Corporation Law permits a corporation to indemnify its directors and officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless:

     - the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

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

     - the director or officer actually received an improper personal benefit in money, property or services; or

     - in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

     A corporation may indemnify a director or officer against judgments, penalties, fines, settlements and reasonable expenses that the director or officer actually incurs in connection with the proceeding unless the proceeding is one by or in the right of the corporation and the director or officer has been adjudged to be liable to the corporation. In addition, a corporation may not indemnify a director or officer with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

     The Maryland General Corporation Law permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, subject to specified restrictions. AMB's charter contains this provision. The Maryland General Corporation Law does not, however, permit the liability of directors and officers to the corporation or its stockholders to be limited to the extent that:

     - it is proved that the person actually received an improper personal benefit in money, property or services;

     - a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was committed in bad faith or was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or

     - in the case of any criminal proceeding, the director had reasonable cause to believe that the act or failure to act was unlawful.

     This provision does not limit the ability of AMB or its stockholders to obtain other relief, such as an injunction or rescission. The operating partnership's partnership agreement also provides for the indemnification of AMB, as general partner, and AMB's officers and directors to the same extent indemnification is provided to AMB's officers and directors in AMB's charter, and limits AMB's liability and the liability of AMB's officers and directors to the operating partnership and the partners of the operating partnership to the same extent liability of AMB's officers and directors to AMB and AMB's stockholders is limited under AMB's charter. See "Description of Certain Provisions of the Partnership Agreement of the Operating Partnership -- AMB's Exculpation and Indemnification."

     Insofar as the foregoing provisions permit indemnification for liability arising under the Securities Act of directors, officers or persons controlling us, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following summary of certain federal income tax considerations regarding AMB and the common stock AMB is registering is based on current law, is for general information only and is not tax advice. The information set forth below, to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, is the opinion of Latham & Watkins. Your tax treatment will vary depending on your particular situation, and this discussion does not purport to deal with all aspects of taxation that may be relevant to a holder of common units or common stock in light of his or her personal investments or tax circumstances, or to stockholders who receive special treatment under the federal income tax laws except to the extent discussed under the headings "-- Taxation of Tax-Exempt Stockholders" and "-- Taxation of Non-U.S. Stockholders." Stockholders receiving special treatment include, without limitation, insurance companies, financial institutions or broker-dealers, tax-exempt organizations, stockholders holding securities as part of a conversion transaction, or a hedge or hedging transaction or as a position in a straddle for tax purposes, foreign corporations or partnerships and persons who are not citizens or residents of the United States. In addition, this summary does not purport to deal with aspects of taxation that may be relevant to a limited partner of the operating partnership except to the extent described in "-- Tax Consequences of an Exchange of Common Units for Common Stock." Furthermore, the summary below does not consider the effect of any foreign, state, local or other tax laws that may be applicable to you as a holder of common units or AMB's common stock.

     The information in this section is based on the Internal Revenue Code, current, temporary and proposed treasury regulations promulgated under the Internal Revenue Code, the legislative history of the Internal Revenue Code, current administrative interpretations and practices of the Internal Revenue Service, including its practices and policies as expressed in certain private letter rulings which are not binding on the Internal Revenue Service except with respect to the particular taxpayers who requested and received such rulings, and court decisions, all as of the date of this prospectus. Future legislation, treasury regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations described in this prospectus. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested, and do not plan to request, any rulings from the Internal Revenue Service concerning our tax treatment and the statements in this prospectus are not binding on the Internal Revenue Service or a court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the Internal Revenue Service or sustained by a court if challenged by the Internal Revenue Service.

     YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF (1) A DISPOSITION OF COMMON UNITS, (2) THE ACQUISITION, OWNERSHIP AND SALE OR OTHER DISPOSITION OF AMB'S COMMON STOCK, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH ACQUISITION, OWNERSHIP AND SALE OR OTHER DISPOSITION, (3) AMB'S ELECTION TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST FOR FEDERAL INCOME TAX PURPOSES AND (4) OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

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CONSEQUENCES OF AN EXCHANGE OF COMMON UNITS FOR COMMON STOCK

     If you exercise your right to require the operating partnership to acquire all or part of your common units, and instead, we elect to acquire some or all of your common units in exchange for our common stock, the exchange will be a fully taxable transaction, and you will generally recognize gain in an amount equal to the value of our common stock received, plus the amount of liabilities of the operating partnership allocable to your common units being exchanged, less your tax basis in those common units. The recognition of any loss is subject to a number of limitations set forth in the Internal Revenue Code. The character of any gain or loss as capital or ordinary will depend on the nature of the assets of the operating partnership at the time of the exchange. The tax treatment of any acquisition of your common units by the operating partnership in exchange for cash may be similar, depending on your circumstances.

TAXATION OF AMB

     General. AMB elected to be taxed as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code, commencing with its taxable year ended December 31, 1997. AMB believes it has been organized and has operated in a manner which allows it to qualify for taxation as a real estate investment trust under the Internal Revenue Code commencing with its taxable year ended December 31, 1997. AMB intends to continue to operate in this manner. However, the qualification and taxation as a real estate investment trust depends upon AMB's ability to meet, through actual annual operating results, asset diversification, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Internal Revenue Code. Accordingly, no assurance can be given that AMB has operated or will continue to operate in a manner so as to qualify or remain qualified as a real estate investment trust. See "-- Failure to Qualify."

     The sections of the Internal Revenue Code that relate to the qualification and operation as a real estate investment trust are highly technical and complex. The following sets forth the material aspects of the sections of the Internal Revenue Code that govern the federal income tax treatment of a real estate investment trust and its stockholders. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, relevant rules and regulations promulgated under the Internal Revenue Code, and administrative and judicial interpretations of the Internal Revenue Code and these rules and regulations.

     If AMB qualifies for taxation as a real estate investment trust, it generally will not be subject to federal corporate income taxes on its net income that is currently distributed to stockholders. This treatment substantially eliminates the "double taxation" that generally results from investment in a corporation. Double taxation refers to taxation that occurs once at the corporate level when income is earned and once again at the stockholder level when such income is distributed. AMB will be subject to federal income tax, however, as follows:

     First, AMB will be taxed at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains.

     Second, AMB may be required to pay the "alternative minimum tax" on its items of tax preference.

     Third, if AMB has (1) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business

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or (2) other nonqualifying income from foreclosure property, AMB will be subject to tax at the highest corporate rate on this income. Foreclosure property is generally defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

     Fourth, AMB will be subject to a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

     Fifth, if AMB fails to satisfy the 75% or 95% gross income test, as described below, but has otherwise maintained its qualification as a real estate investment trust, AMB will be required to pay a 100% tax on an amount equal to
(1) the gross income attributable to the greater of the amount by which AMB fails the 75% or 95% gross income test multiplied by (2) a fraction intended to reflect AMB's profitability.

     Sixth, AMB will be required to pay a 4% excise tax on the excess of the required distribution over the amounts actually distributed if it fails to distribute during each calendar year at least the sum of (1) 85% of its real estate investment trust ordinary income for the year, (2) 95% of its real estate investment trust capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

     Seventh, if AMB acquires any asset from a corporation which is or has been a C corporation, generally a corporation required to pay full corporate-level tax, in a transaction in which the basis of the asset in AMB's hands is determined by reference to the basis of the asset in the hands of the C corporation, and AMB subsequently recognizes gain on the disposition of the asset during the ten-year period beginning on the date on which AMB acquired the asset, then under treasury regulations not yet promulgated, AMB will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) AMB's adjusted basis in the asset, in each case determined as of the date on which AMB acquired the asset. The results described in this paragraph with respect to the recognition of such gain assume that AMB will make an election pursuant to Internal Revenue Service Notice 88-19 and that the availability or nature of such election is not modified as proposed in President Clinton's Year 2000 Federal Budget Proposal.

     Requirements for Qualification as a Real Estate Investment Trust. The Internal Revenue Code defines a real estate investment trust as a corporation, trust or association:

          (1) that is managed by one or more trustees or directors;

          (2) that issues transferable shares or transferable certificates to evidence its beneficial ownership;

          (3) that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Internal Revenue Code;

          (4) that is not a financial institution or an insurance company within the meaning of the Internal Revenue Code;

          (5) that is beneficially owned by 100 or more persons;

          (6) not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, as defined in the Internal Revenue Code to include certain entities, during the last half of each taxable year; and

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          (7) that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

     The Internal Revenue Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a real estate investment trust. For purposes of condition
(6), pension funds and certain other tax-exempt entities generally are treated as individuals, subject to a "look-through" exception with respect to pension funds.

     AMB believes that it has satisfied conditions (1) through (7) inclusive. In addition, AMB's charter provides for restrictions regarding ownership and transfer of shares. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These stock ownership and transfer restrictions are described in "Description of Capital Stock -- Restrictions on Ownership and Transfer of Capital Stock." These restrictions, however, may not ensure that AMB will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above. If AMB fails to satisfy these share ownership requirements, except as provided in the next sentence, its status as a real estate investment trust will terminate. However, if AMB complies with the rules contained in applicable treasury regulations that require AMB to ascertain the actual ownership of its shares and AMB does not know, or would not have known through the exercise of reasonable diligence, that it failed to meet the requirement described in condition (6) above, AMB will be treated as having met this requirement. See the section below entitled "-- Failure to Qualify."

     In addition, AMB may not maintain its status as a real estate investment trust unless its taxable year is the calendar year. AMB has and will continue to have a calendar taxable year.

     Termination of S Status. Prior to its merger into AMB in connection with our formation transactions, AMB Institutional Realty Advisors, Inc. believed that it validly elected to be taxed as an S corporation and that such election had not been revoked or otherwise terminated (except as provided below). In order to allow AMB to become a real estate investment trust, AMB Institutional Realty Advisors, Inc. revoked its S election shortly before its merger into AMB. If AMB Institutional Realty Advisors, Inc. was not an S corporation in 1997 (the calendar year in which our formation transactions occurred), AMB likely would not qualify as a real estate investment trust for its taxable year ended December 31, 1997 and perhaps subsequent years. See "-- Failure to Qualify." In connection with AMB's initial public offering, Latham & Watkins rendered an opinion regarding AMB Institutional Realty Advisors, Inc.'s federal income tax status as an S corporation, which opinion was based upon certain representations made by AMB Institutional Realty Advisors, Inc. as to factual matters and upon the opinion of counsel for certain shareholders of AMB Institutional Realty Advisors, Inc., with respect to matters relating to the tax status of such shareholders.

     Ownership of Interests in Partnerships and Qualified REIT Subsidiaries. In the case of a real estate investment trust which is a partner in a partnership, Internal Revenue Service treasury regulations provide that the real estate investment trust will be deemed to own its proportionate share of the assets of the partnership. Also, the real estate investment trust will be deemed to be entitled to its proportionate share of the income of the partnership. The character of the assets and gross income of the partnership retains the

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same character in the hands of the real estate investment trust for purposes of
Section 856 of the Internal Revenue Code, including satisfying the gross income tests and the asset tests. In addition, for these purposes, the operating partnership's assets and items of income include its share of the assets and items of income of any partnership or limited liability company in which it owns an interest. We have included a brief summary of the rules governing the federal income taxation of partnerships and their partners below in "-- Tax Aspects of the Operating Partnerships and the Joint Ventures." AMB has direct control of the operating partnership and will continue to operate it consistent with the requirements for qualification as a real estate investment trust. However, we are a limited partner or non-managing member in certain of our joint ventures. If a joint venture takes or expects to take actions which could jeopardize AMB's status as a real estate investment trust or subject AMB to tax, we may be forced to dispose of our interest in such joint venture. In addition, it is possible that a joint venture could take an action which could cause AMB to fail a real estate investment trust income or asset test, and that AMB would not become aware of such action in a time frame which would allow us to dispose of our interest in the joint venture or take other corrective action on a timely basis. In such a case, AMB could fail to qualify as a real estate investment trust.

     AMB owns 100% of the stock of two subsidiaries that are qualified REIT subsidiaries and may acquire stock of one or more new corporate subsidiaries. A corporation will qualify as a qualified REIT subsidiary if 100% of its stock is held by AMB. A qualified REIT subsidiary will not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary will be treated as assets, liabilities and such items, as the case may be, of AMB for all purposes of the Internal Revenue Code, including the real estate investment trust qualification tests. For this reason, references under "Certain Federal Income Tax Considerations" to our income and assets shall include the income and assets of any qualified REIT subsidiary. A qualified REIT subsidiary will not be subject to federal income tax, and our ownership of the voting stock of a qualified REIT subsidiary will not violate the restrictions against ownership of securities of any one issuer which constitute more than 10% of such issuer's voting securities or more than 5% of the value of our total assets, as described below under "-- Asset Tests."

     Income Tests. AMB must satisfy two gross income requirements annually to maintain its qualification as a real estate investment trust. First, in each taxable year AMB must derive directly or indirectly at least 75% of its gross income, excluding gross income from prohibited transactions, from investments relating to real property or mortgages on real property, including "rents from real property" and, in certain circumstances, interest, or from certain types of temporary investments. Second, each taxable year AMB must derive at least 95% of its gross income, excluding gross income from prohibited transactions, from these real property investments, dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. For these purposes, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of the amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

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     Rents we receive will qualify as "rents from real property" in satisfying the gross income requirements for a real estate investment trust described above only if the following conditions are met:

     - the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales;

     - the Internal Revenue Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the real estate investment trust, or an actual or constructive owner of 10% or more of the real estate investment trust, actually or constructively owns 10% or more of the interests in such tenant (a "related party tenant");

     - if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to personal property will not qualify as "rents from real property"; and

     - for rents received to qualify as "rents from real property," the real estate investment trust generally must not operate or manage the property or furnish or render services to the tenants of the property (subject to a 1% de minimis exception), other than through an independent contractor from whom the real estate investment trust derives no revenue. The real estate investment trust may, however, directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. Examples of such services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas.

     AMB generally does not intend to receive rent which fails to qualify as "rents from real property." However, we may have failed to satisfy, and may continue to fail to satisfy, some of the conditions described above to the extent these actions will not, based on the advice of our tax counsel, jeopardize AMB's status as a real estate investment trust.

     AMB Investment Management, Inc. is the sole general partner of, and conducts its operations through, AMB Investment Management Limited Partnership. AMB Investment Management Limited Partnership conducts the asset management business and receives fees, including incentive fees, in exchange for the provision of certain services to asset management clients. In addition, Headlands Realty Corporation may provide certain services in exchange for a fee or derive other income which would not qualify under the real estate investment trust gross income tests. Such fees and other income do not accrue to AMB, but AMB derives its allocable share of dividend income from AMB Investment Management, Inc. and Headlands Realty through its interest in the operating partnership. Such dividend income qualifies under the 95%, but not the 75%, real estate investment trust gross income test. The operating partnership may provide certain management or administrative services to AMB Investment Management Limited Partnership and Headlands Realty Corporation. The fees derived by the operating partnership as a result of the provision of such services will be nonqualifying income to us under both the 95% and 75% real estate investment trust income tests. The amount of such dividend and fee income will depend on a number of factors which cannot be determined with certainty, including the level of services provided by AMB Investment Management Limited

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Partnership, Headlands Realty Corporation and the operating partnership. We will monitor the amount of the dividend income from AMB Investment Management, Inc. and Headlands Realty Corporation and the fee income described above, and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the real estate investment trust income tests.
However, we cannot guarantee that such actions will in all cases prevent us from violating a real estate investment trust income test.

     If AMB fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, AMB may nevertheless qualify as a real estate investment trust for the year if it is entitled to relief under certain provisions of the Internal Revenue Code. Generally, AMB may avail itself of the relief provisions if:

     - its failure to meet these tests was due to reasonable cause and not due to willful neglect;

     - it attaches a schedule of the sources of its income to its federal income tax return; and

     - any incorrect information on the schedule was not due to fraud with intent to evade tax.

     It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if AMB fails to satisfy the gross income tests because nonqualifying income that it intentionally accrues or receives exceeds the limits on nonqualifying income, the Internal Revenue Service could conclude that AMB's failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, AMB will not qualify as a real estate investment trust. As discussed above in "-- Taxation of AMB -- General," even if these relief provisions apply, and AMB retains its status as a real estate investment trust, a tax would be imposed with respect to AMB's non-qualifying income. AMB may not always be able to maintain compliance with the gross income tests for real estate investment trust qualification despite periodic monitoring of its income.

     Asset Tests. At the close of each quarter of our taxable year, AMB also must satisfy three tests relating to the nature and diversification of its assets. First, at least 75% of the value of AMB's total assets must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, real estate assets include stock or debt instruments that are purchased with the proceeds of a stock offering or a long-term (at least five years) public debt offering, but only for the one year period beginning on the date AMB receives such proceeds. Second, not more than 25% of AMB's total assets may be represented by securities, other than those securities includable in the 75% asset test. Third, of the investments included in the 25% asset class, the value of any one issuer's securities may not exceed 5% of the value of AMB's total assets and AMB may not own more than 10% of any one issuer's outstanding voting securities.

     The operating partnership owns 100% of the non-voting preferred stock of AMB Investment Management, Inc. and Headlands Realty Corporation, and by virtue of its ownership of interests in the operating partnership, AMB is considered to own its pro rata share of that stock. The stock of AMB Investment Management, Inc. and Headlands Realty Corporation held by us is not a qualifying real estate asset. The operating partnership does not and will not own any of the voting securities of AMB Investment Management, Inc. or Headlands Realty Corporation, and therefore we will not be considered to own more than 10% of the voting securities of either corporation. In addition, we believe that the value of our pro rata share of the securities of AMB Investment

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Management, Inc. and Headlands Realty Corporation held by the operating partnership does not, in either case, exceed 5% of the total value of our assets, and will not exceed such amount in the future. No independent appraisals have been obtained to support this conclusion. We cannot assure you that the Internal Revenue Service will not contend that the value of the securities of one or both of AMB Investment Management, Inc. and Headlands Realty Corporation held by us exceeds the 5% value limitation. The 5% value test must be satisfied not only on the date that we, directly or through the operating partnership, acquire securities in AMB Investment Management, Inc. or Headlands Realty Corporation, as applicable, but also each time we increase our ownership of securities of AMB Investment Management, Inc. and Headlands Realty Corporation, including as a result of increasing our interest in the operating partnership. For example, our indirect ownership of securities of AMB Investment Management, Inc. and Headlands Realty Corporation will increase as a result of our capital contributions to the operating partnership or as limited partners exercise their redemption/exchange rights. Although we believe that we presently satisfy the 5% value test and plan to take steps to ensure that we satisfy such test for any quarter with respect to which retesting is to occur, we cannot assure you that such steps will always be successful, or will not require a reduction in the operating partnership's overall interest in either or both of AMB Investment Management, Inc. and Headlands Realty Corporation.

     President Clinton's Year 2000 Federal Budget Proposal, announced February 1, 1999, includes a proposal that would limit a real estate investment trust's ability to own more than 10%, by vote or value, of the stock of another corporation. As discussed above, a real estate investment trust cannot currently own more than 10% of the outstanding voting securities of any one issuer. The budget proposal would allow a real estate investment trust to own all or a portion of the voting stock and value of a "taxable REIT subsidiary," provided all of a real estate investment trust's taxable subsidiaries do not represent more than 15% of the total assets of the real estate investment trust. In addition, under the budget proposal, a "taxable REIT subsidiary" would not be entitled to deduct any interest on debt funded directly or indirectly by the REIT. The budget proposal, if enacted in its current form, may require that we restructure our interests in AMB Investment Management, Inc. and Headlands Realty Corporation, because we currently own more than 10% of the value of both corporations and because we have loaned funds to one of the corporations. The budget proposal, if enacted in its current form, would be effective after the date of its enactment and would provide transition rules to allow corporations, like AMB Investment Management, Inc. and Headlands Realty Corporation, to convert into "taxable REIT subsidiaries" tax-free. It is presently uncertain whether any proposal regarding REIT subsidiaries, including the budget proposal, will be enacted, or if enacted, what the terms of such proposal, including its effective date, will be.

     After initially meeting the asset tests at the close of any quarter, AMB will not lose its status as a real estate investment trust for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities or other property during a quarter, including an increase in AMB's interests in the operating partnership, we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe we have maintained and intend to continue to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within the 30 days after the close of any quarter as may be required to cure any noncompliance. If we fail to cure noncompliance with the asset tests within this time period, AMB would cease to qualify as a real estate investment trust.

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     In connection with recent property acquisitions, we acquired partnership interests and may have inadvertently acquired the voting securities of shell corporations in violation of the 10% asset test at March 31, 1999. However, while no assurance can be given, based on the advice of counsel in the relevant jurisdiction and other factors, we do not believe that we have in fact violated this test or that we would lose our status as a real estate investment trust as a result of this matter.

     Annual Distribution Requirements. To maintain its qualification as a real estate investment trust, AMB is required to distribute dividends, other than capital gain dividends, to its stockholders in an amount at least equal to the sum of (1) 95% of its "real estate investment trust taxable income" and (2) 95% of AMB's after tax net income, if any, from foreclosure property, (3) minus the excess of the sum of certain items of noncash income over 5% of the "real estate investment trust taxable income." AMB's "real estate investment trust taxable income" is computed without regard to the dividends paid deduction and AMB's net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, or a like-kind exchange that is later determined to be taxable.

     These distributions must be paid in the taxable year to which they relate, or in the following taxable year if they are declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration. Except as provided in "-- Taxation of Taxable U.S. Stockholders" below, these distributions are taxable to stockholders (other than tax-exempt entities, as discussed below) in the year in which paid. This is so even though these distributions relate to the prior year for purposes of our 95% distribution requirement. The amount distributed must not be preferential -- e.g., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated otherwise than in accordance with its dividend rights as a class. To the extent that AMB does not distribute all of its net capital gain or distribute at least 95%, but less than 100%, of its "real estate investment trust taxable income," as adjusted, AMB will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. AMB believes it has made and intends to continue to make timely distributions sufficient to satisfy these annual distribution requirements. In this regard, the partnership agreement authorizes AMB, as general partner of the operating partnership, to take such steps as may be necessary to cause the operating partnership to distribute to its partners an amount sufficient to permit AMB to meet these distribution requirements.

     AMB expects that its real estate investment trust taxable income will be less than its cash flow due to the allowance of depreciation and other non-cash charges in computing real estate investment trust taxable income. Accordingly, AMB anticipates that it will generally have sufficient cash or liquid assets to enable it to satisfy the distribution requirements described above. However, from time to time, AMB may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in arriving at its taxable income. If these timing differences occur, in order to meet the distribution requirements, AMB may need to arrange for short-term, or possibly long-term, borrowings or need to pay dividends in the form of taxable stock dividends.

     Under certain circumstances, AMB may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in AMB's deduction for dividends paid for the earlier

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year. Thus, AMB may be able to avoid being taxed on amounts distributed as deficiency dividends. However, AMB will be required to pay interest based upon the amount of any deduction claimed for deficiency dividends.

     Furthermore, AMB would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed if it should fail to distribute during each calendar year (or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year) at least the sum of 85% of AMB's REIT ordinary income for such year, 95% of its real estate investment trust capital gain income for the year and any undistributed taxable income from prior periods. Any real estate investment trust taxable income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

     Earnings and Profits Distribution Requirement. In order to qualify as a real estate investment trust, AMB cannot have at the end of any taxable year any undistributed "earnings and profits" that are attributable to a "C corporation" taxable year. A C corporation's taxable year is a year in which a corporation is neither a real estate investment trust nor an S corporation. In connection with our formation transactions, we succeeded to various tax attributes of AMB Institutional Realty Advisors, Inc., AMB Current Income Fund, Inc. and AMB Value Added Fund, Inc., if the mergers of AMB Current Income Fund, Inc. and VAF into AMB Institutional Realty Advisors, Inc. were treated as tax-free reorganizations under the Internal Revenue Code, including any undistributed C corporation earnings and profits of such corporations. If AMB Institutional Realty Advisors, Inc. qualified as an S corporation for each year in which its activities would have created earnings and profits, and each of AMB Current Income Fund, Inc. and AMB Value Added Fund, Inc. qualified as a real estate investment trust during its existence and its merger into us was treated as a tax-free reorganization under the Internal Revenue Code, then those corporations would not have any undistributed C corporation earnings and profits. If, however, either AMB Current Income Fund, Inc. or AMB Value Added Fund, Inc. failed to qualify as a real estate investment trust throughout the duration of its existence, or AMB Institutional Realty Advisors, Inc. failed to qualify as an S corporation for any year in which its activities would have created earnings and profits, then AMB would have acquired undistributed C corporation earnings and profits that, if not distributed by AMB prior to the end of its first taxable year, would prevent AMB from qualifying as a real estate investment trust.

     We believe that each of AMB Current Income Fund, Inc. and AMB Value Added Fund, Inc. qualified as a real estate investment trust throughout the duration of its existence and that, in any event, neither AMB Current Income Fund, Inc. nor AMB Value Added Fund, Inc. had any undistributed C corporation earnings and profits at the time of the applicable merger. We believe that AMB Institutional Realty Advisors, Inc. qualified as an S corporation since its 1989 taxable year and that its activities prior to such year did not create any earnings and profits. In addition, in connection with AMB's initial public offering, counsel to AMB Current Income Fund, Inc. and AMB Value Added Fund, Inc. rendered opinions with respect to the qualification of those corporations as real estate investment trusts for federal income tax purposes, and Latham & Watkins rendered an opinion with respect to AMB Institutional Realty Advisors, Inc.'s status as an S corporation for federal income tax purposes. Those opinions were based on certain representations and assumptions. However, the Internal Revenue Service may contend otherwise on a subsequent audit of AMB Institutional Realty Advisors, Inc., AMB Current Income Fund, Inc. or AMB Value Added Fund, Inc.

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     Property Transfers. If the transfers by the operating partnership and its subsidiaries of the retail properties to BPP Retail and Burnham Pacific are consummated, the proceeds from many of the properties transferred would exceed their tax bases, resulting in gains that would be allocable to the partners of the operating partnership, including AMB, in accordance with the terms of the partnership agreement. The operating partnership currently expects to defer recognition of a substantial portion of these gains by acquiring replacement properties pursuant to the like-kind-exchange provisions of Section 1031 of the Internal Revenue Code. However, these transactions might not close as scheduled or close at all, and it is possible that the transactions may close with respect to just a portion of the properties currently under agreement.

     Any gain realized by us on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business (including our share of any such gain realized by the operating partnership, either directly or through its subsidiary partnerships) will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. This prohibited transaction income may also adversely affect AMB's ability to satisfy the income tests for qualification as a real estate investment trust. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. The operating partnership intends to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with the operating partnership's investment objectives. However, the Internal Revenue Service may successfully contend that some or all of the sales made by the operating partnership or its subsidiary partnerships (including some or all of the sales to BPP Retail and Burnham Pacific), are prohibited transactions. AMB would be subject to the 100% penalty tax on its allocable share of the gains resulting from any such sales.

FAILURE TO QUALIFY

     If AMB fails to qualify for taxation as a real estate investment trust in any taxable year, and the relief provisions of the Internal Revenue Code applicable to real estate investment trusts do not apply, AMB will be subject to tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. Distributions to stockholders in any year in which AMB fails to qualify will not be deductible by AMB and AMB will not be required to distribute any amounts to its stockholders. As a result, we anticipate that AMB's failure to qualify as a real estate investment trust would reduce the cash available for distribution by AMB to its stockholders. In addition, if AMB fails to qualify as a real estate investment trust, all distributions to stockholders will be taxable as ordinary income to the extent of AMB's current and accumulated earnings and profits, and subject to certain limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, AMB will also be disqualified from taxation as a real estate investment trust for the four taxable years following the year during which it lost its qualification. It is not possible to state whether in all circumstances AMB would be entitled to this statutory relief. In addition, President Clinton's Year 2000 Federal Budget Proposal contains a provision which, if enacted in its present form, would result in the immediate taxation of all gain inherent in a C corporation's assets upon an election by the corporation to become a real estate investment trust in taxable years beginning after January 1, 2000. If enacted, this provision could impose a substantial tax upon AMB's

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re-election to be taxed as a real estate investment trust following any loss of its status as a real estate investment trust.

TAX ASPECTS OF THE OPERATING PARTNERSHIP AND THE JOINT VENTURES

     General. Substantially all of our investments will be held indirectly through the operating partnership. In addition, the operating partnership holds certain of its investments indirectly through joint ventures. In general, partnerships are "pass-through" entities which are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. AMB will include in its income its proportionate share of the foregoing partnership items for purposes of the various real estate investment trust income tests and in the computation of our real estate investment trust taxable income. Moreover, for purposes of the real estate investment trust asset tests, AMB will include its proportionate share of assets held by the operating partnership and joint ventures. See "-- Taxation of AMB."

     Entity Classification. AMB's interests in the operating partnership and the joint ventures involve special tax considerations, including the possibility that the Internal Revenue Service might challenge the status of the operating partnership or a partnership as a partnership, as opposed to an association taxable as a corporation for federal income tax purposes. If the operating partnership or a partnership were treated as an association, it would be taxable as a corporation and therefore be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and preclude AMB from satisfying the asset tests and possibly the income tests (see "-- Taxation of AMB -- Asset Tests" and "-- Income Tests"). This, in turn, would prevent AMB from qualifying as a real estate investment trust. See "-- Failure to Qualify" for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, a change in the operating partnership's or a partnership's status for tax purposes might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

     Treasury regulations that apply for tax periods beginning on or after January 1, 1997 provide that a domestic business entity not otherwise organized as a corporation and which has at least two members is eligible to be treated as a partnership for federal income tax purposes. Unless it elects otherwise, an eligible entity in existence prior to January 1, 1997 will have the same classification for federal income tax purposes that it claimed under the entity classification treasury regulations in effect prior to this date. In addition, an eligible entity which did not exist, or did not claim a classification, prior to January 1, 1997, will be classified as a partnership for federal income tax purposes unless it elects otherwise. The operating partnership and each of our joint ventures intend to claim classification as a partnership under the Final Regulations, and, as a result, we believe such partnerships will be classified as partnerships for federal income tax purposes.

     Allocations of Operating Partnership Income, Gain, Loss and Deduction. The partnership agreement provides for preferred distributions of cash and preferred allocations of income to AMB with respect to its Series A Preferred Units and to the holders of Series B Preferred Units. In addition, to the extent AMB issues Series C Preferred Stock in exchange for Series C Preferred Units of AMB Property II or Series D Preferred Stock in exchange for Series D Preferred Units of AMB Property II, the operating partnership will issue Series C Preferred Units or Series D Preferred Units to AMB, and the

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partnership agreement will be amended to provide for similar preferred distributions of cash and preferred allocations of income to AMB with respect to the operating partnership's Series C Preferred Units or its Series D Preferred Units. As a consequence, AMB will receive distributions from the operating partnership and attributable to its other assets that AMB would use to pay dividends on shares of Series A Preferred Stock and any shares of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock issued by AMB before any other partner in the operating partnership (other than a holder of Series B Preferred Units, if the units are not then held by AMB) receives a distribution. In addition, if necessary, income will be specially allocated to AMB, and losses will be allocated to the other partners of the operating partnership, in amounts necessary to ensure that the balance in the capital account of AMB will at all times be equal to or in excess of the amount payable by AMB on the Series A Preferred Stock and any Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock then issued by AMB upon liquidation or redemption. As long as AMB does not hold the Series B Preferred Units, similar preferred distributions and allocations will be made for the benefit of the holders of such units. All remaining items of operating income and loss will be allocated to the holders of common units in proportion to the number of units or performance units held by each such unitholder. All remaining items of gain or loss relating to the disposition of the operating partnership's assets upon liquidation will be allocated first to the partners in the amounts necessary, in general, to equalize AMB's and the limited partners' per unit capital accounts, with any special allocation of gain to the holders of performance units being offset by a reduction in the gain allocation to AMB and unitholders which were performance investors. Certain limited partners have agreed to guarantee debt of the operating partnership, either directly or indirectly through an agreement to make capital contributions to the operating partnership under limited circumstances. As a result of these guarantees or contribution agreements, and notwithstanding the foregoing discussion of allocations of income and loss of the operating partnership to holders of common units, such limited partners could under limited circumstances be allocated a disproportionate amount of net loss upon a liquidation of the operating partnership, which net loss would have otherwise been allocable to AMB.

     If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The operating partnership's allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the treasury regulations promulgated under this section of the Internal Revenue Code.

     Tax Allocations with Respect to the Properties. Under Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution and the adjusted tax basis of the property at the time of contribution (a "book-tax difference"). These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The operating partnership was formed by way of contributions of appreciated property. Moreover, subsequent to the formation of the operating partnership, additional

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appreciated property has been contributed to the operating partnership in exchange for interests in the operating partnership. The partnership agreement requires that these allocations be made in a manner consistent with Section 704(c) of the Internal Revenue Code.

     In general, the partners of the operating partnership, including AMB, which contributed assets having an adjusted tax basis less than their fair market value at the time of contribution will be allocated depreciation deductions for tax purposes which are lower than such deductions would have been if determined on a pro rata basis. In addition, in the event of the disposition of any of the contributed assets which have such a book-tax difference, all income attributable to such book-tax difference generally will be allocated to the contributing partners. These allocations will tend to eliminate the book-tax difference over the life of the operating partnership. However, the special allocation rules of Section 704(c) do not always entirely eliminate the book-tax difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of the operating partnership may cause AMB or other partners to be allocated lower depreciation and other deductions, and possibly an amount of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to AMB or other partners as a result of the sale. Such an allocation might cause AMB or other partners to recognize taxable income in excess of cash proceeds, which might adversely affect AMB's ability to comply with the real estate investment trust distribution requirements. See
"-- Taxation of AMB -- Requirements for Qualification" and "-- Annual Distribution Requirements."

     Treasury regulations issued under Section 704(c) of the Internal Revenue Code provide partnerships with a choice of several methods of accounting for book-tax differences, including retention of the "traditional method" or the election of certain methods which would permit any distortions caused by a book-tax difference to be entirely rectified on an annual basis or with respect to a specific taxable transaction such as a sale. AMB and the operating partnership have determined to use the "traditional method" for accounting for book-tax differences for the properties initially contributed to the operating partnership and for certain assets contributed subsequently. AMB and the operating partnership have not yet decided what method will be used to account for book-tax differences for properties acquired by the operating partnership in the future.

     Any property acquired by the operating partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Internal Revenue Code will not apply.

TAXATION OF TAXABLE U.S. STOCKHOLDERS

     When we use the term "U.S. stockholder," we mean a holder of shares of common stock who (for United States federal income tax purposes):

     - is a citizen or resident of the United States;

     - is a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia, unless, in the case of a partnership, treasury regulations provide otherwise;

     - is an estate the income of which is subject to United States federal income taxation regardless of its source; or

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     - is a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

     Notwithstanding the preceding sentence, to the extent provided in the treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to this date that elect to continue to be treated as United States persons, shall also be considered U.S. stockholders.

     Distributions Generally. As long as AMB qualifies as a real estate investment trust, distributions out of its current or accumulated earnings and profits, other than capital gain dividends discussed below, will constitute dividends taxable to AMB's taxable U.S. stockholders as ordinary income. As long as AMB qualifies as a real estate investment trust, these distributions will not be eligible for the dividends-received deduction in the case of U.S. stockholders that are corporations. For purposes of determining whether distributions to holders of common stock are out of current or accumulated earnings and profits, AMB's earnings and profits will be allocated first to the outstanding preferred stock, if any, and then to the common stock.

     To the extent that AMB makes distributions, other than capital gain dividends discussed below, in excess of its current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. stockholder. This treatment will reduce the adjusted tax basis which each U.S. stockholder has in his shares of stock for tax purposes by the amount of the distribution, but not below zero. Distributions in excess of a U.S. stockholder's adjusted tax basis in his shares will be taxable as capital gains, provided that the shares have been held as a capital asset, and will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends AMB declares in October, November, or December of any year and payable to a stockholder of record on a specified date in any of these months shall be treated as both paid by AMB and received by the stockholder on December 31 of that year, provided AMB actually pays the dividend on or before January 31 of the following calendar year. Stockholders may not include in their own income tax returns any of AMB's net operating losses or capital losses.

     Capital Gain Distributions. Distributions that AMB properly designates as capital gain dividends will be taxable to taxable U.S. stockholders as gains from the sale or disposition of a capital asset, to the extent that such gains do not exceed its actual net capital gain for the taxable year. Depending on the characteristics of the assets which produced these gains, and on certain designations, if any, which AMB may make, these gains may be taxable to non-corporate U.S. stockholders at a 20% or 25% rate. U.S. stockholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. For a discussion of the manner in which that portion of any dividends designated as capital gain dividends will be allocated among the holders of our preferred stock, if any, and common stock, see "Description of Capital Stock."

     Passive Activity Losses and Investment Interest Limitations. Distributions AMB makes and gain arising from the sale or exchange by a U.S. stockholder of AMB's shares will not be treated as passive activity income. As a result, U.S. stockholders generally will not be able to apply any "passive losses" against this income or gain. Distributions AMB makes, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. Gain

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arising from the sale or other disposition of AMB's shares, however, will not be treated as investment income under certain circumstances.

     Retention of Net Long-Term Capital Gains. AMB may elect to retain, rather than distribute as a capital gain dividend, its net long-term capital gains. If AMB makes this election, it would pay tax on its retained net long-term capital gains. In addition, to the extent AMB designates, a U.S. stockholder generally would:

     - include its proportionate share of AMB's undistributed long-term capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of AMB's taxable year falls, subject to certain limitations as to the amount that is includable;

     - be deemed to have paid the capital gains tax imposed on AMB on the designated amounts included in the U.S. stockholder's long-term capital gains;

     - receive a credit or refund for the amount of tax deemed paid by it;

     - increase the adjusted basis of its common stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

     - in the case of a U.S. stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with treasury regulations to be prescribed by the Internal Revenue Service.

     Dispositions of Common Stock. If you are a U.S. stockholder and you sell or dispose of your shares of common stock, you will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property you receive on the sale or other disposition and your adjusted basis in the shares for tax purposes. This gain or loss will be capital if you have held the common stock as a capital asset and will be long-term capital gain or loss if you have held the common stock for more than one year. In general, if you are a U.S. stockholder and you recognize loss upon the sale or other disposition of common stock that you have held for six months or less, after applying certain holding period rules, the loss you recognize will be treated as a long-term capital loss, to the extent you received distributions from us which were required to be treated as long-term capital gains.

BACKUP WITHHOLDING

     AMB reports to its U.S. stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide AMB with his correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, AMB may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status. See "-- Taxation of Non-U.S. Stockholders."

TAXATION OF TAX-EXEMPT STOCKHOLDERS

     The Internal Revenue Service has ruled that amounts distributed as dividends by a qualified real estate investment trust do not constitute unrelated business taxable income when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt stockholder, except certain tax-exempt stockholders described below, has not held its shares as "debt financed property" within the meaning of the Internal Revenue Code and the shares are not otherwise used in a trade or business, dividend income from us will not be unrelated business taxable income to a tax-exempt stockholder. Similarly, income from the sale of shares will not constitute unrelated business taxable income unless a tax-exempt stockholder has held its shares as "debt financed property" within the meaning of the Internal Revenue Code or has used the shares in its trade or business. Generally, debt financed property is property, the acquisition or holding of which was financed through a borrowing by the tax exempt stockholder

     For tax-exempt stockholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Internal Revenue Code Sections 501(c)(7), (c)(9), (c)(17) and (c)(20), respectively, income from an investment in our shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their own tax advisors concerning these "set aside" and reserve requirements.

     Notwithstanding the above, however, a portion of the dividends paid by a "pension held REIT" shall be treated as unrelated business taxable income as to certain types of trusts which hold more than 10%, by value, of the interests in the real estate investment trust.

     A real estate investment trust will not be a "pension held REIT" if it is able to satisfy the "not closely held" requirement without relying upon the "look-through" exception with respect to certain trusts. As a result of certain limitations on the transfer and ownership of stock contained in AMB's charter, AMB does not expect to be classified as a "pension-held REIT," and as a result, the tax treatment described above should be inapplicable to AMB's stockholders.

TAXATION OF NON-U.S. STOCKHOLDERS

     The preceding discussion does not address the rules governing United States federal income taxation of the ownership and disposition of common stock by persons that are not U.S. stockholders. In general, non-U.S. stockholders may be subject to special tax withholding requirements on distributions from AMB and with respect to their sale or other disposition of common stock of AMB, except to the extent reduced or eliminated by an income tax treaty between the United States and the non-U.S. stockholder's country. A non-U.S. stockholder who is a stockholder of record and is eligible for reduction or elimination of withholding must file an appropriate form with AMB in order to claim such treatment. non-U.S. stockholders should consult their own tax advisors concerning the federal income tax consequences to them of an acquisition of shares of common stock, including the federal income tax treatment of dispositions of interests in, and the receipt of distributions from, AMB.

OTHER TAX CONSEQUENCES

     AMB may be subject to state or local taxation in various state or local jurisdictions, including those in which AMB transacts business, and AMB's stockholders and the operating partnership's limited partners may be subject to state or local taxation in various state or local jurisdictions, including those in which they reside. AMB's state and local tax treatment may not conform to the federal income tax consequences discussed above. In addition, your state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, you should consult your tax advisors regarding the effect of state and local tax laws on an investment in our shares or a disposition of common units.

                              ERISA CONSIDERATIONS

     The following is a summary of material considerations arising under the Employee Retirement Income Securities Act of 1974 (commonly referred to as "ERISA") and the prohibited transaction provisions of Section 4975 of the Internal Revenue Code that may be relevant to a prospective purchaser (including a prospective purchaser that is not an employee benefit plan which is subject to ERISA, but is a tax-qualified retirement plan or an individual retirement account, individual retirement annuity, medical savings account or education individual retirement account. This discussion does not purport to deal with all aspects of ERISA or Section 4975 of the Internal Revenue Code or, to the extent not preempted, state law that may be relevant to particular employee benefit plan stockholders (including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of
Section 4975 of the Internal Revenue Code, and governmental plans and church plans that are exempt from ERISA and Section 4975 of the Internal Revenue Code but that may be subject to state law requirements) in light of their particular circumstances.

     A FIDUCIARY MAKING THE DECISION TO INVEST IN SHARES OF COMMON STOCK ON BEHALF OF A PROSPECTIVE PURCHASER WHICH IS AN ERISA PLAN, A TAX QUALIFIED RETIREMENT PLAN, AN IRA OR OTHER EMPLOYEE BENEFIT PLAN IS ADVISED TO CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA,
SECTION 4975 OF THE INTERNAL REVENUE CODE, AND (TO THE EXTENT NOT PRE-EMPTED) STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP OR SALE OF SHARES OF COMMON STOCK BY SUCH PLAN OR IRA. Plans should also consider the entire discussion under the heading "Certain Federal Income Tax Considerations," as material contained in that section is relevant to any decision by an employee benefit plan, tax-qualified retirement plan or IRA to purchase AMB's common stock.

EMPLOYEE BENEFIT PLANS, TAX-QUALIFIED RETIREMENT PLANS AND IRAS

     Each fiduciary of an employee benefit plan subject to Title I of ERISA should carefully consider whether an investment in shares of common stock is consistent with its fiduciary responsibilities under ERISA. In particular, the fiduciary requirements of Part 4 of Title I of ERISA require that

     - an ERISA plan make investments that are prudent and in the best interests of the ERISA plan, its participants and beneficiaries;

     - an ERISA plan make investments that are diversified in order to reduce the risk of large losses, unless it is clearly prudent for the ERISA plan not to do so;

     - an ERISA plan's investments are authorized under ERISA and the terms of the governing documents of the ERISA plan; and

     - the fiduciary not cause the ERISA plan to enter into transactions prohibited under Section 406 of ERISA.

     In determining whether an investment in shares of common stock is prudent for purposes of ERISA, the appropriate fiduciary of an ERISA plan should consider all of the facts and circumstances, including whether the investment is reasonably designed, as a part of the ERISA plan's portfolio for which the fiduciary has investment responsibility, to meet the objectives of the ERISA plan, taking into consideration the risk of loss and opportunity for gain (or other return) from the investment, the diversification, cash flow and funding requirements of the ERISA plan, and the liquidity and current return of the ERISA plan's portfolio. A fiduciary should also take into account the nature of our business, the length of our operating history and other matters described under "Risk Factors."

     The fiduciary of an IRA or of an employee benefit plan not subject to Title I of ERISA because it is a governmental or church plan (if no election has been made under Section 410(d) of the Internal Revenue Code) or because it does not cover common law employees should consider that such an IRA or Non-ERISA plan may only make investments that are either authorized or not prohibited by the appropriate governing documents, not prohibited under Section 4975 of the Internal Revenue Code and permitted under applicable state law.

STATUS OF AMB UNDER ERISA

     A prohibited transaction may occur if our assets are deemed to be assets of the investing ERISA plans and disqualified persons deal with such assets. In certain circumstances where an ERISA plan holds an interest in an entity, the assets of the entity are deemed to be ERISA plan assets. This is known as the "look-through rule." Under those circumstances, any person that exercises authority or control with respect to the management or disposition of the assets is an ERISA plan fiduciary. ERISA plan assets are not defined in ERISA or the Internal Revenue Code, but the United States Department of Labor has issued regulations, effective March 13, 1987, that outline the circumstances under which an ERISA plan's interest in an entity will be subject to the look-through rule.

     The Department of Labor regulations apply only to the purchase by an ERISA plan of an "equity interest" in an entity, such as stock of a real estate investment trust. However, the Department of Labor regulations provide an exception to the look-through rule for equity interests that are "publicly-offered securities." The Department of Labor regulations also provide exceptions to the look-through rule for equity interests in certain types of entities, including any entity which qualifies as either a "real estate operating company" or a "venture capital operating company."

     Under the Department of Labor regulations, a "publicly-offered security" is a security that is:

     - freely transferable;

     - part of a class of securities that is widely-held; and

     - either part of a class of securities that is registered under section 12(b) or 12(g) of the Exchange Act or sold to an ERISA plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such longer period allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

     Whether a security is considered "freely transferable" depends on the facts and circumstances of each case. Under the Department of Labor regulations, if the security is part of an offering in which the minimum investment is $10,000 or less, then any restriction on or prohibition against any transfer or assignment of such security for the purposes of preventing a termination or reclassification of the entity for federal or state tax purposes will not ordinarily prevent the security from being considered freely transferable. Additionally, limitations or restrictions on the transfer or assignment of a security which are created or imposed by persons other than the issuer of the security or persons acting for or on behalf of the issuer will ordinarily not prevent the security from being considered freely transferable. A class of securities is considered "widely-held" if it is a class of securities that is owned by 100 or more investors independent of the issuer and of one another.

     Under the Department of Labor regulations, a real estate operating company is defined as an entity which on certain testing dates has at least 50% of its assets (other than short-term investments pending long-term commitment or distribution to investors), valued at cost, invested in real estate which is managed or developed and with respect to which the entity has the right to substantially participate directly in the management or development activities and which, in the ordinary course of its business, is engaged directly in real estate management or development activities. A venture capital operating company is defined as an entity which on certain testing dates has at least 50% of its assets (other than short-term investments pending long-term commitment or distribution to investors), valued at cost, invested in one or more operating companies with respect to which the entity has management rights and which, in the ordinary course of its business, actually exercises its management rights with respect to one or more of the operating companies in which it invests.

     We expect that the shares of common stock offered in this prospectus will meet the criteria of the publicly-offered securities exception to the look-through rule. First, the common stock should be considered to be freely transferable, as the minimum investment will be less than $10,000 and the only restrictions upon its transfer are those required under federal tax laws to maintain AMB's status as a real estate investment trust, resale restrictions under applicable federal securities laws with respect to securities not purchased pursuant to this prospectus and those owned by our officers, directors and other affiliates. Second, we expect the common stock to be held by 100 or more investors and we expect that at least 100 or more of these investors will be independent of us and of one another. Third, the shares of common stock will be part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the common stock is registered under the Exchange Act. In addition, AMB has obtained management rights with respect to the operating partnership and conducts its affairs in such a manner that it will qualify as either a real estate operating company or venture capital operating company under the Department of Labor regulations. Accordingly, AMB believes that if an ERISA plan purchases the common stock, our assets should not be deemed to be

ERISA plan assets and, therefore, that any person who exercises authority or control with respect to our assets should not be an ERISA plan fiduciary.

                              SELLING STOCKHOLDERS

     "Selling stockholders" are those persons who may receive shares of our common stock registered pursuant to this registration statement upon exchange of common limited partnership units. The following table provides the names of the selling stockholders, the maximum number of shares of common stock issuable to each of the selling stockholders in the exchange and the aggregate number of shares of common stock that will be owned by the selling stockholders after the exchange. Since the selling stockholders may sell all, some or none of their shares, we cannot estimate the aggregate number of shares of common stock that the selling stockholders will offer pursuant to this prospectus or that each selling stockholder will own upon completion of the offering to which this prospectus relates.

     The selling stockholders named below may from time to time offer the shares of common stock offered by this prospectus:

                                              MAXIMUM
                                             NUMBER OF        AGGREGATE
                                             SHARES OF        NUMBER OF      PERCENTAGE OF
                          NUMBER SHARES    COMMON STOCK       SHARES OF       OUTSTANDING
                            OF COMMON     ISSUABLE IN THE    COMMON STOCK     COMMON STOCK
                           STOCK OWNED     EXCHANGE AND         OWNED            OWNED
                          PRIOR TO THE     AVAILABLE FOR    FOLLOWING THE    FOLLOWING THE
          NAME             EXCHANGE(1)        RESALE        EXCHANGE(1)(2)   EXCHANGE(1)(2)
          ----            -------------   ---------------   --------------   --------------
Seefried Properties,
  Inc...................       --              2,590             2,590              *
Monique Brouillet
  Seefried..............       --             27,916            27,916              *
Robert S. Rakusin.......       --             13,518            13,518              *
Thomas Ellis............       --              1,554             1,554              *
James E. Hayes, as
  trustee of the James E
  Hayes Living Trust
  under Trust Agreement
  dated August 22,
  1995..................       --             23,801            23,801              *
Lawrence J. Hayes.......       --             23,801            23,801              *
                                              ------            ------            ---
          TOTAL.........                      93,180            93,180              *
                                              ======            ======            ===

-------------------------
 *  Less than 1%.


(1) Based on information available to us as of July 9, 1999.


(2) Assumes the selling stockholders exchange all of their common limited partnership units for shares of common stock. Also assumes that no transactions with respect to common stock or common limited partnership units occur other than the exchange.

     The selling stockholders received the limited partnership units listed above in connection with our purchase of properties from them. Seefried Properties, Inc. and affiliates of it and of Monique Brouillet Seefried, Robert
S. Rakusin and Thomas Ellis manage, lease and develop some of our properties, in connection with which we pay customary compensation.

                              PLAN OF DISTRIBUTION

     This prospectus relates to:

     - the possible issuance by us of up to 93,180 shares of common stock if, and to the extent that, holders of up to 93,180 common limited partnership units tender their limited partnership units for cash redemption and we elect, in our sole and absolute discretion, to exchange the limited partnership units for common stock in lieu of a cash redemption; and

     - the offer and sale from time to time of those 93,180 shares of common stock by the selling stockholders.

     AMB is registering the shares of common stock to provide the selling stockholders with freely tradeable securities, but the registration of these shares does not necessarily mean that we will issue any of these shares to the selling stockholders or that the selling stockholders will offer or sell the shares.

     Pursuant to the terms and conditions of the respective registration rights agreements between AMB, the operating partnership and the selling stockholders, prior to the date upon which the limited partnership units would be eligible for resale under Rule 144(k) under the Securities Act, as such rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the SEC), each of the selling stockholders generally is limited to resales of any shares of common stock issued pursuant to this prospectus to the number of shares which otherwise would be eligible for resale by that limited partner pursuant to Rule 144, assuming the shares were issued on the same date as the respective limited partnership units were issued. See "Risk Factors -- Ownership of Common Stock -- The Large Number of Shares Available for Future Sale Could Adversely Affect the Market Price of Our Common Stock."

     We will not receive any proceeds from the issuance of the shares of common stock to the selling stockholders or from the sale of the shares by the selling stockholders, but we have agreed to pay certain expenses of the registration of the shares. The selling stockholders may from time to time sell the shares directly to purchasers. Alternatively, the selling stockholders may from time to time offer the shares through dealers or agents, who may receive compensation in the form of commissions from the selling stockholders and for the purchasers of the shares for whom they may act as agent. The selling stockholders and any dealers or agents that participate in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of the common stock by them and any commissions received by any such dealers or agents might be deemed to be underwriting commissions under the Securities Act.

     In connection with distribution of the shares of common stock covered by this prospectus, the selling stockholders may enter into hedging transactions with broker-dealers, and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders also may sell the common stock short and deliver the common stock to close out such short positions. The selling stockholders also may enter into option or other transactions with broker-dealers that involve the delivery of the shares to the broker-dealers, who may then resell or otherwise transfer the shares.

     The selling stockholders may transfer the shares to a donee and any donee would become a selling stockholder under this prospectus. The selling stockholders also may loan or pledge the shares. If a selling stockholder defaults on a loan secured by the shares, the pledgee could obtain ownership of the shares and would then become a selling stockholder under this prospectus.

                                 LEGAL MATTERS

     Ballard, Spahr, Andrews & Ingersoll, LLP, Baltimore, Maryland will issue an opinion to us regarding certain matters of Maryland law. Latham & Watkins will issue an opinion to us regarding certain tax matters described under "Certain Federal Income Tax Considerations."

                                    EXPERTS

     The audited financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table itemizes the expenses incurred by the Registrant in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

SEC Registration Fee..................................  $   585
                                                        -------
NYSE Listing Fee......................................  $ 1,500
Printing and Engraving Expenses.......................  $ 5,000
Legal Fees and Expenses...............................  $40,000
Accounting and Fees and Expenses......................  $10,000
Miscellaneous.........................................  $ 2,915
                                                        -------
          Total.......................................  $60,000
                                                        =======

     All of the costs identified above will be paid for by the Registrant.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 2-418 of the Maryland General Corporation Law permits a corporation to indemnify its directors and officers and certain other parties against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer, whether or not involving action in the director's or officer's official capacity, in which the director or officer was adjudged to be liable on the basis that personal benefit was received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

     In addition, Section 2-418 of the Maryland General Corporation Law requires that, unless prohibited by its charter, a corporation indemnify any director or officer who is made a party to any proceeding by reason of service in that capacity against reasonable expenses incurred by the director or officer in connection with the proceeding, in the event that the director or officer is successful, on the merits or otherwise, in the defense of the proceeding.

     The Registrant's charter and bylaws provide in effect for the indemnification by the Registrant of the directors and officers of the Registrant to the fullest extent permitted by applicable law. The Registrant has purchased directors' and officers' liability insurance for the benefit of its directors and officers.

     The Registrant has entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements require, among other matters, that the Registrant indemnify its executive officers and directors to the fullest extent permitted by law and reimburse the executive officers and directors for all related expenses as incurred, subject to return if it is subsequently determined that indemnification is not permitted.

ITEM 16. EXHIBITS

EXHIBIT
NUMBER                           EXHIBIT INDEX
-------                          -------------
   4.1    Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Registration
          Statement on Form S-11 (No. 333-35915)).
   4.2    Articles Supplementary establishing and fixing the rights
          and preferences of the 8 1/2% Series A Cumulative Redeemable
          Preferred Stock (incorporated by reference to Exhibit 3.4(4)
          of the Registrant's Quarterly Report on Form 10-Q for the
          quarterly period ended June 30, 1998).
   4.3    Certificate of Correction of the Registrant's Articles
          Supplementary establishing and fixing the rights and
          preferences of the 8 1/2% Series A Cumulative Redeemable
          Preferred Stock (incorporated by reference to Exhibit 3.2 of the Registrant's Annual Report on Form 10-K for the year
          ended December 31, 1998).
   4.4    Articles Supplementary establishing and fixing the rights
          and preferences of the 8 5/8% Series B Cumulative Redeemable
          Preferred Stock (incorporated by reference to Exhibit 3.1 of the Registrant's current report on Form 8-K filed on January
          7, 1999).
   4.5    Articles Supplementary establishing and fixing the rights
          and preferences of the 8.75% Series C Cumulative Redeemable
          Preferred Stock (incorporated by reference to Exhibit 3.2 of the Registrant's current report on Form 8-K filed on January
          7, 1999).
   4.6    Articles Supplementary establishing and fixing the rights
          and preferences of the 7.75% Series D Cumulative Redeemable
          Preferred Stock (incorporated by reference to Exhibit 3.1 of the Registrant's Quarterly Report on Form 10-Q for the
          quarterly period ended March 31, 1999).
   4.7    First Amended and Restated Bylaws of the Registrant
          (incorporated by reference to Exhibit 3.5 of the
          Registrant's Annual Report for the year ended December 31,
          1998).
   4.8    Specimen common stock certificate (incorporated by reference to Exhibit 3.3 of the Registrant's Registration Statement on
          Form S-11 (No. 333-35915)).
   4.9    Indenture dated as of June 30, 1998 by and among the
          Operating Partnership, the Registrant and State Street Bank
          and Trust Company of California, N.A., as trustee
          (incorporated by reference to Exhibit 4.1 of the
          Registrant's Registration Statement on Form S-11 (No.
          333-49163)).

EXHIBIT
NUMBER                           EXHIBIT INDEX
-------                          -------------
   4.10   First Supplemental Indenture dated as of June 30, 1998 by
          and among the Operating Partnership, the Registrant and
          State Street Bank and Trust Company of California, N.A., as
          trustee (incorporated by reference to Exhibit 4.2 to the
          Registrant's Registration Statement on Form S-11 (No.
          333-49163)).
   4.11   Second Supplemental Indenture dated as of June 30, 1998 by and among the Operating Partnership, the Registrant and
          State Street Bank and Trust Company of California, N.A., as
          trustee (incorporated by reference to Exhibit 4.3 to the
          Registrant's Registration Statement on Form S-11 (No.
          333-49163)).
   4.12   Third Supplemental Indenture dated as of June 30, 1998 by
          and among the Operating Partnership, the Registrant and
          State Street Bank and Trust Company of California, N.A., as
          trustee (incorporated by reference to Exhibit 4.4 to the
          Registrant's Registration Statement on Form S-11 (No.
          333-49163)).
   4.13   Specimen of 7.10% Notes due 2008 (included in the First
          Supplemental Indenture incorporated by reference as Exhibit
          4.2 to the Registrant's Registration Statement on Form S-11
          (No. 333-49163)).
   4.14   Specimen of 7.50% Notes due 2018 (included in the Second
          Supplemental Indenture incorporated by reference as Exhibit
          4.3 to the Registrant's Registration Statement on Form S-11
          (No. 333-49163)).
   4.15   Specimen of 6.90% Reset Put Securities due 2015 (included in the Third Supplemental Indenture incorporated by reference as Exhibit 4.4 to the Registrant's Registration Statement on
          Form S-11 (No. 333-49163)).
  *5.1    Opinion of Ballard, Spahr, Andrews & Ingersoll, LLP
          regarding the validity of the common stock being registered.
  *8.1    Opinion of Latham & Watkins regarding certain federal income tax matters.
 *23.1    Consent of Arthur Andersen, LLP.
 *23.2    Consent of Ballard, Spahr, Andrews & Ingersoll, LLP
          (included in Exhibit 5.1).
 *23.3    Consent of Latham & Watkins (included in Exhibit 8.1).
 *24.1    Power of Attorney.


---------------

* Previously filed.


ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     The undersigned Registrant hereby further undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Exchange Act of 1934, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director. officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act of 1934, and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of San Francisco, State of California, on the 12th day of July, 1999.


                                          AMB PROPERTY CORPORATION


                                          By:       /s/ DAVID S. FRIES

                                             -----------------------------------

                                                       David S. Fries


                                                Chief Administrative Officer,
                                               Managing Director, Secretary and
                                                       General Counsel





                  SIGNATURE                               TITLE                  DATE
                  ---------                               -----                  ----
                      *                         Chairman of the Board and    July 12, 1999
---------------------------------------------            Director
               T. Robert Burke
                      *                         President, Chief Executive   July 12, 1999
---------------------------------------------      Officer and Director
              Hamid R. Moghadam                    (Principal Executive
                                                         Officer)
                      *                           Chairman of Investment     July 12, 1999
---------------------------------------------     Committee and Director
              Douglas D. Abbey
                      *                          Vice President and Chief    July 12, 1999
---------------------------------------------  Financial Officer(Principal
               Michael A. Coke                    Financial Officer and
                                                   Principal Accounting
                                                         Officer)
                      *                                  Director            July 12, 1999
---------------------------------------------
             Daniel H. Case III
                      *                                  Director            July 12, 1999
---------------------------------------------
         Robert H. Edelstein, Ph.D.
                      *                                  Director            July 12, 1999
---------------------------------------------
               Lynn M. Sedway

                                                         Director
---------------------------------------------
          Jeffrey L. Skelton, Ph.D.

                      *                                  Director            July 12, 1999
---------------------------------------------
              Thomas W. Tusher

                                                         Director
---------------------------------------------
              Caryl B. Welborn

           *By: /s/ DAVID S. FRIES
   ---------------------------------------
               David S. Fries
              Attorney-In-Fact

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                           EXHIBIT INDEX
-------                          -------------
   4.1    Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Registration
          Statement on Form S-11 (No. 333-35915)).
   4.2    Articles Supplementary establishing and fixing the rights
          and preferences of the 8  1/2% Series A Cumulative
          Redeemable Preferred Stock (incorporated by reference to
          Exhibit 3.4(4) of the Registrant's Quarterly Report on Form
          10-Q for the quarterly period ended June 30, 1998).
   4.3    Certificate of Correction of the Registrant's Articles
          Supplementary establishing and fixing the rights and
          preferences of the 8  1/2% Series A Cumulative Redeemable
          Preferred Stock (incorporated by reference to Exhibit 3.2 of the Registrant's Annual Report on Form 10-K for the year
          ended December 31, 1998).
   4.4    Articles Supplementary establishing and fixing the rights
          and preferences of the 8 5/8% Series B Cumulative Redeemable
          Preferred Stock (incorporated by reference to Exhibit 3.1 of the Registrant's current report on Form 8-K filed on January
          7, 1999).
   4.5    Articles Supplementary establishing and fixing the rights
          and preferences of the 8.75% Series C Cumulative Redeemable
          Preferred Stock (incorporated by reference to Exhibit 3.2 of the Registrant's current report on Form 8-K filed on January
          7, 1999).
   4.6    Articles Supplementary establishing and fixing the rights
          and preferences of the 7.75% Series D Cumulative Redeemable
          Preferred Stock (incorporated by reference to Exhibit 3.1 of the Registrant's Quarterly Report on Form 10-Q for the
          quarterly period ended March 31, 1999).
   4.7    First Amended and Restated Bylaws of the Registrant
          (incorporated by reference to Exhibit 3.5 the Registrant's
          Annual Report for the year ended December 31, 1998).
   4.8    Specimen common stock certificate (incorporated by reference to Exhibit 3.3 of the Registrant's Registration Statement on
          Form S-11 (No. 333-35915)).
   4.9    Indenture dated as of June 30, 1998 by and among the
          Operating Partnership, the Registrant and State Street Bank
          and Trust Company of California, N.A., as trustee
          (incorporated by reference to Exhibit 4.1 of the
          Registrant's Registration Statement on Form S-11 (No.
          333-49163)).
  4.10    First Supplemental Indenture dated as of June 30, 1998 by
          and among the Operating Partnership, the Registrant and
          State Street Bank and Trust Company of California, N.A., as
          trustee (incorporated by reference to Exhibit 4.2 to the
          Registrant's Registration Statement on Form S-11 (No.
          333-49163)).
  4.11    Second Supplemental Indenture dated as of June 30, 1998 by and among the Operating Partnership, the Registrant and
          State Street Bank and Trust Company of California, N.A., as
          trustee (incorporated by reference to Exhibit 4.3 to the
          Registrant's Registration Statement on Form S-11 (No.
          333-49163)).

EXHIBIT
NUMBER                           EXHIBIT INDEX
-------                          -------------
  4.12    Third Supplemental Indenture dated as of June 30, 1998 by
          and among the Operating Partnership, the Registrant and
          State Street Bank and Trust Company of California, N.A., as
          trustee (incorporated by reference to Exhibit 4.4 to the
          Registrant's Registration Statement on Form S-11 (No.
          333-49163)).
  4.13    Specimen of 7.10% Notes due 2008 (included in the First
          Supplemental Indenture incorporated by reference as Exhibit
          4.2 to the Registrant's Registration Statement on Form S-11
          (No. 333-49163)).
  4.14    Specimen of 7.50% Notes due 2018 (included in the Second
          Supplemental Indenture incorporated by reference as Exhibit
          4.3 to the Registrant's Registration Statement on Form S-11
          (No. 333-49163)).
  4.15    Specimen of 6.90% Reset Put Securities due 2015 (included in the Third Supplemental Indenture incorporated by reference as Exhibit 4.4 to the Registrant's Registration Statement on
          Form S-11 (No. 333-49163)).
  *5.1    Opinion of Ballard, Spahr, Andrews & Ingersoll, LLP
          regarding the validity of the common stock being registered.
  *8.1    Opinion of Latham & Watkins regarding certain federal income tax matters.
 *23.1    Consent of Arthur Andersen, LLP.
 *23.2    Consent of Ballard, Spahr, Andrews & Ingersoll, LLP
          (included in Exhibit 5.1).
 *23.3    Consent of Latham & Watkins (included in Exhibit 8.1).
 *24.1    Power of Attorney (included on signature page).


---------------

* Previously filed.